AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON

February 13, 2007

REGISTRATION NO. 333-___________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

YUKON GOLD CORPORATION, INC.
(name of small business issuer in its charter)

DELAWARE (State of incorporation)	1000 (Primary Standard Industrial Classification Code Number)	52-2243048 (I.R.S. Employer Identification No.)

YUKON GOLD CORPORATION, INC.
55 York Street
Suite 401
Toronto, ON M5J 1R7
Telephone: 416-865-9790
Facsimile: 416-865-1250
(Name, address, including zip code, and
telephone number, including
area code, of agent for service)

Copies of communications to:

Jonathan H. Gardner
Kavinoky Cook LLP
726 Exchange Street; Suite 800
Buffalo, New York 14210

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE:

Title Of Each Class Of Securities To Be Registered*	Amount to be registered	Proposed maximum offering price per share (5)	Proposed maximum aggregate offering price (5)	Amount of registration fee

Common Stock, Par Value $0.0001 per Share, issuable upon exercise of Flow-through Special Warrants of the Company (1)	2,823,049	$0.90	$2,540,744	$272.00

Common Stock Par Value $0.0001 per Share, issuable upon exercise of Unit Special Warrants of the Company (2)	334,218	$0.77	$257,348	$28.00

Common Stock Par Value $0.0001 per Share, issuable upon exercise of Warrants issuable upon exercise of Unit Special Warrants (2)	334,218	$0.90	$300,796	$32.00

Common Stock Par Value $0.0001 per Share issuable upon exercise of Flow-through Compensation Warrants (3)	197,613	$0.90	$177,851	$19.00

Common Stock Par Value $0.0001 per Share issuable upon exercise of Unit Compensation Warrants (4)	56,295	$0.81	$45,599	$5.00

Common Stock Par Value $0.0001 per Share issuable upon exercise of Common Share Purchase Warrants issuable upon exercise of Unit Compensation Warrants (4)	56,295	$0.90	$50,666	$5.00

Total	3,801,688		$3,373,004	$361.00

*This registration statement also includes an indeterminate amount of securities which may be issued in the event of a stock split, stock dividend or other recapitalization of the Company’s capital stock.

(1) Represents shares of common stock issuable by the Company upon exercise of Flow-through Special Warrants. Each Flow-through Special Warrant entitles its holder to acquire for no additional consideration one common share of the Company.

(2) Represents shares of common stock issuable by the Company upon exercise of Unit Special Warrants. Each Unit Special Warrant entitles its holder to acquire for no additional consideration a “unit” consisting of (i) one share of common stock of the Company and (ii) a two-year warrant to purchase a common share at a price of $0.90 (CDN$1.05) per share.

(3) Represents shares of common stock underlying the Flow-through Compensation Warrants issued to two agents for the Company. Each Flow-through Compensation Warrant entitles the agent to acquire one common share of the Company at a price of $0.90 (CDN $1.05) per Flow-through Compensation Warrant until December 28, 2008.

(4) Represents shares of common stock underlying Unit Compensation Warrants. Each Unit Compensation Warrant entitles the holder to acquire a Unit at $0.81 (CDN$.941) per Unit until December 28, 2008. Each Unit consists of one common share and one common share purchase warrant. The underlying common share purchase warrant entitles the holder to acquire one common share at a price of $0.90 (CDN$1.05) per common share purchase warrant until December 28, 2008.

(5) The offering price has been estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the price paid by investors in a private placement by the Company completed on December 28, 2006. In the case of shares to be issued upon exercise of warrants, the offering price is based upon the exercise price of the warrants. U.S. dollar amounts reflected above are based upon the conversion ratio of CDN$1.00 equals US$0.86 as of January 16, 2007.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

(ii)

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

YUKON GOLD CORPORATION, INC.

3,801,688 SHARES
BY SELLING SHAREHOLDERS

The selling shareholders of Yukon Gold Corporation, Inc., a Delaware corporation (“Yukon Gold” or the “Company”) named in this prospectus are offering up to 3,801,688 shares of Yukon Gold’s common stock, par value $0.0001 per share (“Shares”). Our Shares are traded on the National Association of Securities Dealers OTC Bulletin Board under the symbol “YGDC.” In addition, our Shares are traded on the Toronto Stock Exchange (the “TSX”) under the symbol “YK.” The Company will not receive any of the proceeds of the sale of our Shares by the selling shareholders. We will pay all of the costs associated with this registration statement and prospectus. See “PLAN OF DISTRIBUTION.”

On January 16, the closing price of our shares on the OTC Bulletin Board was US$0.65 and the closing price of our shares on the TSX was CDN$0.75.

Before buying the shares of common stock, carefully read this prospectus, especially the section entitled “Risk Factors.” The purchase of our securities involves a high degree of risk.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is February ____, 2007.

Legal Matters	61
Experts	61
Change In Auditors	62
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	62
How To Get More Information	62

Index to Financial Statements	64

Until ______________, 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

History and Business. Our name is Yukon Gold Corporation, Inc. and we sometimes refer to ourselves in this prospectus as “Yukon Gold” or as “we,” “our,” or “us.” We are an exploration stage mining company. Our objective is to exploit our interest in the mineral claims in the Yukon Territory, Canada which we hold directly and through our wholly-owned subsidiary named “Yukon Gold Corp.” Our wholly-owned subsidiary is referred to in this prospectus as “YGC.” We were incorporated in the state of Delaware on May 31, 2000. Our executive offices are at 55 York Street, Suite 401, Toronto, Ontario Canada M5J 1R7. Our telephone number is 416-865-9790 and our fax number is 416-865-1250. We also have a field office in Mayo, Yukon Territory. Our wholly owned subsidiary, YGC, was incorporated on May 16, 2002 in the Province of Ontario, Canada and is licensed to do business in the Yukon Territory. All of our business activities are undertaken through YGC.

Risk Factors. You should read the “RISK FACTORS” section as well as the other cautionary statements throughout this prospectus so that you understand the risks associated with an investment in our securities. Any investment in our securities should be considered a high-risk investment because of the nature of mineral exploration and development. Only investors who can afford to lose their entire investment should invest in these securities.

Currency. References to dollars are to United States dollars (US$) unless otherwise indicated as being Canadian dollars (CDN$). As of January 16, 2007 the currency exchange rate was approximately US$1.00 equals CDN$1.16 based upon www.bankofcanada.ca. As of the Company’s quarter ended October 31, 2006, the currency exchange rate was approximately US$1.00 equals CDN$1.12 based upon www.bankofcanada.ca. As many of our expenses are in Canadian dollars, the amounts at October 31, 2006 have been converted to US dollar equivalents based on the October 31, 2006 conversion rate for amounts to be paid in the future. Where the US dollar amounts for expenses for the quarter ended October 31, 2006 are expressed in the financial statements, the three month average conversion rates were used to convert to US dollar equivalents.

Expenses of Offering. We are paying all of the expenses relating to the registration of the selling shareholders’ shares. We will not pay any commissions or actual expenses of the sale of the shares by the selling shareholders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION and the unaudited CONSOLIDATED FINANCIAL STATEMENTS OF YUKON GOLD for the six months ended October 31, 2006 and October 31, 2005, together with the audited CONSOLIDATED FINANCIAL STATEMENTS OF YUKON GOLD for the years ended April 30, 2006 and April 30, 2005, including the notes thereto contained elsewhere in this Prospectus.

	Three months ended	Three months ended
	October 31, 2006	October 31, 2005

Revenues	Nil	Nil
Net Loss	$1,436,458	$431,240
Loss per share-basic and diluted	$(0.08)	$(0.04)

	Six months ended	Six months ended
	October 31, 2006	October 31, 2005

Revenues	Nil	Nil
Net Loss	$2,865,185	$621,967
Loss per share-basic and diluted	$(0.17)	$(0.06)

	As at	As at
	October 31, 2006	April 30, 2006

Total Assets	$1,969,718	$2,842,553
Total Liabilities	$201,030	$250,688
Cash dividends declared per share	Nil	Nil

The total assets for the six months ended October 31, 2006 includes current assets of $1,893,823, a restricted deposit in the amount of $17,889 and capital assets in the amount of $58,006. For the year ended April 30, 2006, total assets included current assets of $2,643,248, restricted cash in the amount of $118,275, a restricted deposit of $17,889 and capital assets of $63,141. The significant decrease in current assets is due to expenditures for the exploration programs at the Marg Property site and the Mount Hinton Property site and general operating expenses of the Company.

RISK FACTORS

1. WE DO NOT HAVE AN OPERATING BUSINESS

Yukon Gold has rights in certain mineral claims located in the Yukon Territory, Canada. To date we have done limited exploration of the property covered by our mineral claims. We do not have a mine or a mining business of any kind. There is no assurance that we will develop an operating business in the future.

2. WE HAVE NO SOURCE OF OPERATING REVENUE AND EXPECT TO INCUR SIGNIFICANT EXPENSES BEFORE ESTABLISHING AN OPERATING COMPANY, IF WE ARE ABLE TO ESTABLISH AN OPERATING COMPANY AT ALL.

Currently, we have no source of revenue, we do not have sufficient working capital to complete our exploration programs (including feasibility studies) and we do not have any commitments to obtain additional financing. Further, we do not have enough working capital to meet all of our contractual commitments to acquire our mineral properties. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

-	further exploration of the Mount Hinton Property and the results of that exploration;

-	our ability to raise the capital necessary to conduct this exploration and preserve our interest in these mineral claims; and

-	our ability to raise capital to develop the Marg Property, establish a mining operation, and operate this mine in a profitable manner.

Because we have no operating revenue, we expect to incur operating losses in future periods as we continue to expend funds to explore and develop the Mount Hinton and Marg Properties. Failure to raise the necessary capital to continue exploration and development could cause us to go out of business.

3. OUR STOCK PRICE WILL BE HEAVILY INFLUENCED BY THE RESULTS OF DRILLING TESTS.

Ongoing drilling programs are contemplated at the Marg Property and the Mount Hinton Property and will continue during summer months for the foreseeable future. The results of these tests will heavily influence our decisions on further exploration at the Marg Property and the Mount Hinton Property and are likely to affect the trading price of our stock.

4. IF WE DEVELOP OTHER MINERAL RESOURCES, THERE IS NO GUARANTEE THAT PRODUCTION WILL BE PROFITABLE.

Even if we find other commercial mineral resources, there is no assurance that we will be able to mine them or that a mining operation would be profitable on any of our properties. No feasibility studies have been conducted as of the date of this report.

5. WE MUST MAKE REGULAR ONGOING INVESTMENTS IN ORDER TO MAINTAIN OUR MINERAL CLAIMS.

We have an option agreement with a private syndicate, known as the Hinton Syndicate, to acquire an interest in the mineral claims described in this report as the "Mount Hinton Property". Our agreement with the Hinton Syndicate requires us to make regular ongoing investments. If we fail to make these investments, we will not earn an interest in these mineral claims and we may lose all of our rights in the Mount Hinton Property. The Marg Acquisition Agreement also requires the Company to make material deferred payments on December 12 of 2007 and 2008. If we are unable to raise sufficient capital to make these payments we may lose all of our rights in the Marg Property.

6. WEATHER INTERRUPTIONS IN THE YUKON TERRITORY MAY DELAY OUR PROPOSED EXPLORATION OPERATIONS.

Weather factors will significantly affect our exploration efforts. Currently, we can only work above ground at the Mount Hinton and Marg Properties from late May until early October of each year, depending upon how early snowfall occurs.

7. WE COULD ENCOUNTER REGULATORY AND PERMITTING DELAYS.

We could face delays in obtaining permits to operate on the Mount Hinton and Marg Properties. Such delays could jeopardize financing, if any is available, in which case we would have to delay or abandon work on one or both of the properties.

8. GOING CONCERN QUALIFICATION

The Company has included a “going concern” qualification in the audited Consolidated Financial Statements for the year ended April 30, 2006 to the effect that we are an exploration stage company and have no established sources of revenue. In the event that we are unable to raise additional capital and/or locate ore resources, as to which in each case there can be no assurance, we may not be able to continue our operations. In addition, the existence of the “going concern” qualification in our auditor’s report may make it more difficult for us to obtain additional financing. If we are unable to obtain additional financing, you may lose all or part of your investment.

9. THERE ARE PENNY STOCK SECURITIES LAW CONSIDERATIONS THAT COULD LIMIT YOUR ABILITY TO SELL YOUR SHARES.

Our common stock is considered a "penny stock" and the sale of our stock by you will be subject to the "penny stock rules" of the Securities and Exchange Commission. The penny stock rules require broker-dealers to take steps before making any penny stock trades in customer accounts. As a result, our shares could be illiquid and there could be delays in the trading of our stock which would negatively affect your ability to sell your shares and could negatively affect the trading price of your shares.

10. OUR BUSINESS IS AFFECTED BY CHANGES IN COMMODITY PRICES

Our ability to develop our mineral properties and the future profitability of the Company is directly related to the market price of certain minerals. The sharp rise in commodity prices over the past year has resulted in increased investor interest in mineral exploration companies. The Company has benefited from this trend, but like other companies in this sector, the Company would be negatively affected if commodity prices were to fall.

11. OUR BUSINESS IS SUBJECT TO CURRENCY RISKS

The Company conducts the majority of its business activities in Canadian dollars. Consequently, the Company is subject to gains or losses due to fluctuations in Canadian currency relative to the U.S. dollar.

DETERMINATION OF OFFERING PRICE

The offering price has been estimated solely for the purpose of calculating the registration fee payable to the Securities and Exchange Commission in connection with this prospectus.

DILUTION

We will likely be required to issue more common stock from treasury in order to raise additional capital. If common stock is issued to raise additional capital or from the exercise of warrants it will result in the dilution of the existing shareholders.

DESCRIPTION OF BUSINESS

We are an exploration stage company. Our objective is to explore and, if warranted and feasible, to develop our interest in the mineral claims located in the Mayo Mining District of the Yukon Territory, Canada which we refer to herein as (i) the “Mount Hinton Property,” which we hold through our wholly owned subsidiary, YGC and (ii) a group of claims located approximately 20 miles from the Mount Hinton Property which we refer to herein as the “Marg Property”. All of our exploration activities are undertaken through YGC. There is no assurance that commercially viable mineral deposits exist on any of our mineral claims and further exploration will be required before a final evaluation as to economic and legal feasibility is determined.

The Marg Property

The Marg Property consists of 402 contiguous mineral claims covering approximately 20,000 acres. Access to the claim group is possible either by helicopter, based in Mayo, Yukon Territory, Canada, located approximately 80 km to the southwest, or by small aircraft to a small airstrip located near the Marg deposit. A 50 km winter road from Keno City to the property boundary was completed in 1997. The camp site and some equipment remain in tact at the site.

The ore body at the site contains a total of 5,527,000 metric tons of a drill indicated and inferred resource with an average width of 6.0 metres and average grade of 1.76% copper, 2.46% lead, 4.60% zinc, 59.5 grams silver and 1 gram gold per ton. The ore body is contained in four zones with strike lengths from 650 meters to 1,200 meters.

Yukon Gold believes that exploration potential within the Marg Property is good. Our claims are registered in the Mining Recorders Office in the Mayo Mining District of the Yukon Territory and give us the right to explore and mine minerals from the property covered by the claims.

In March of 2005, our wholly owned Canadian subsidiary, YGC, acquired from Medallion Capital Corp. (“Medallion”) all of Medallion’s rights to purchase and develop the Marg Property. The price paid by the Company was Medallion’s cost to acquire the interest. Medallion is owned and controlled by a former director of the Company. The rights acquired by YGC arise under a Property Purchase Agreement between Medallion and Atna Resources Ltd. (“Atna”), hereinafter referred to as the “Marg Acquisition Agreement.” Under the terms of the Marg Acquisition Agreement, Medallion paid $119,189 (CDN$150,000 ) in cash and committed to deliver to Atna 133,333 common shares of Yukon Gold. Pursuant to an assignment by Medallion, YGC assumed all of the rights and obligations of Medallion under the Marg Acquisition Agreement, including the obligation to provide common stock of Yukon Gold. The Company agreed to make subsequent payments under the Marg Acquisition Agreement of: (i) $43,406 (CDN$50,000) cash and an additional 133,333 common shares of Yukon Gold on or before December 12, 2005 (paid and issued); (ii) $89,039 (CDN$100,000) cash and an additional 133,334 common shares of Yukon Gold on or before December 12, 2006 (paid and issued); (iii) $89,039 (CDN$100,000) cash on or before December 12, 2007; and (iv) $178,078 (CDN$200,000) in cash and/or common shares of Yukon Gold (or some combination thereof to be determined) on or before December 12, 2008. Upon the commencement of commercial production at the Marg Property, if any, the Company will pay to Atna $890,392 (CDN$1,000,000) in cash and/or common shares of Yukon Gold, or some combination thereof to be determined.

The Mount Hinton Property

The Mount Hinton Property consists of 273 mineral claims covering approximately 14,000 acres in the Mayo Mining District of the Yukon Territory, Canada. Our claims are registered in the Mining Recorders Office in the Mayo Mining District of the Yukon Territory and give us the right to explore and mine minerals from the property covered by the claims. The claims are located adjacent to the Keno Hill Mining Camp, approximately 6 miles southeast of Keno City and about 37 miles northeast of the village of Mayo in the Yukon Territory of Canada. The Keno Hill Mining Camp was operated by United Keno Hill Mines Ltd. (“UKHM”) continuously from 1913 to 1989. During much of that time, our claims were held by UKHM, which conducted limited exploration work with some success in the mid 1960’s and again in the mid 1980’s. In 2002, we conducted a program to further evaluate a potential resource on the property. In 2003, 2004 and 2005 we employed Archer Cathro & Associates (1981) Ltd., a Vancouver, British Columbia geology firm, to continue the exploration and provide a comprehensive report on the claims. We conducted further exploration of the site during the summer of 2006. Mount Hinton has elevations of approximately 6,500 ft. above sea level. Our ability to conduct surface exploration at this latitude and elevation is limited to the period each year from late May to late October.

Our wholly owned Canadian subsidiary, YGC, also holds an option from the Hinton Syndicate, a private syndicate consisting of four individuals, with whom we have an agreement to acquire a 75% interest in the 273 mineral claims. YGC must make scheduled cash payments and perform certain work commitments to earn up to a 75% interest in the mineral claims, subject to a 2% net smelter return royalty in favor of the Hinton Syndicate. The terms of our agreement with the Hinton Syndicate (the “Hinton Syndicate Agreement”) are outlined below. The Hinton Syndicate Agreement was entered into in July of 2002 and amended as of July 7, 2005.

The schedule of Property Payments and Work Programs and the status of payment are as follows:

PROPERTY PAYMENTS

a. On execution of the July 7, 2002 Agreement	$19,693	CDN$ 25,000 - Paid
b. On July 7, 2003	$59,078	CDN$ 75,000 - Paid
c. On July 7, 2004	$118,157	CDN$ 150,000 - Paid
d. On January 2, 2006	$125,313	CDN$150,000 - Paid
e. On July 7, 2006	$134,512	CDN$150,000 - Paid
f. On July 7, 2007	$133,559	CDN$150,000
g. On July 7, 2008	$133,559	CDN$150,000
TOTAL	$723,871	CDN$850,000

WORK PROGRAM-expenditures to be incurred in the following periods;

a. July 7/02 to July 6/03	$118,157	CDN$150,000 - Incurred
b. July 7/03 to July 6/04	$196,928	CDN$250,000 - Incurred
c. July 7/04 to July 6/05	$256,006	CDN$325,000 - Incurred
d. July 7/05 to Dec 31/06	$667,795	CDN$750,000 - Amended*
e. Jan. 1/07 to Dec 31/07	$890,392	CDN$1,000,000
f. Jan. 1/08 to Dec 31/08	$1,112,990	CDN$1,250,000
g. Jan 1/09 to Dec 31/09	$1,335,589	CDN$1,500,000
TOTAL	$4,577,857	CDN$5,225,000

* By letter agreement dated August 17, 2006, the Hinton Syndicate agreed to allow the Company to defer a portion of the Work Program expenditures scheduled to be incurred by December 31, 2006. The agreement to defer such Work Program expenditures was due to the mechanical break-down of drilling equipment and the unavailability of replacement drilling equipment at the Mount Hinton Site in the summer of 2006. As a result, the Company is now allowed to defer the expenditure of approximately $245,000 to $267,000 (CDN$275,000 to CDN$300,000) until December 31, 2007. The company has withdrawn funds in its dedicated Mount Hinton bank account and will replace such funds to meet such deferred expenditures by December 31, 2007. All other Property Payments and Work Program expenditures due through the date of this prospectus have been made and incurred.

Provided that all Property Payments and Work Program expenditures are made as scheduled, Yukon Gold will have earned the interest shown below at the following levels of investment:

25% interest upon Work Program expenditures of $1,335,589 (CDN$1,500,000);
50% interest upon Work Program expenditures of $2,225,981 (CDN$2,500,000); and
75% interest upon Work Program expenditures of $4,577,857 (CDN$5,225,000)

In some cases, payments made to service providers include amounts advanced to cover the cost of future work. These advances are not loans but are considered "incurred" exploration expenses under the terms of the Hinton Syndicate Agreement. Section 2.2(a) of the Hinton Syndicate Agreement provides that costs shall be deemed to have been “incurred” when YGC has contractually obligated itself to pay for such costs or such costs have been paid, whichever should first occur.

The Hinton Syndicate Agreement contemplates that upon the earlier of: (i) a production decision or (ii) investment of $4,577,857 (CDN$5,225,000) or (iii) YGC having a minority interest and decides not to spend any more money on the project, YGC’s relationship with the Hinton Syndicate will become a joint venture for the further development of the property. Under the terms of the Hinton Syndicate Agreement, the party with the majority interest would control the joint venture. Once a 75% interest is earned by YGC, as described above, YGC has a further option to acquire the remaining 25% interest in the mineral claims for a payment of $4,451,963 (CDN$5,000,000).

The Hinton Syndicate Agreement provides that the Hinton Syndicate receive a 2% “net smelter returns royalty.” In the event that we exercise our option to buy the entire interest of the Hinton Syndicate (which is only possible if we have reached a 75% interest, as described above) then the "net smelter return royalty" would become 3% and the Hinton Syndicate would retain this royalty interest only. The “net smelter returns royalty” is a percentage of the gross revenue received from the sale of the ore produced from our mine, less certain permitted expenses.

The Hinton Syndicate Agreement entitles the Hinton Syndicate to recommend for appointment (but not nominate) one member to the board of directors of the Yukon Gold.

The Hinton Syndicate members each have the option to receive their share of property payments in stock of Yukon Gold at a 10% discount to the market. YGC and Yukon Gold also have the option to pay 40% of any property payment due after the payment on January 2, 2006 with common stock of Yukon Gold. As of July 7, 2006, Yukon Gold issued to the Hinton Syndicate 43,166 shares of its common stock, based upon a valuation adopted by the Board of Yukon Gold of $1.25 (CDN$1.39) per share, as partial payment of the July 7, 2006 Property Payment and the balance of the payment was made in cash.

The Hinton Syndicate Agreement pertains to an “area of interest” which includes the area within ten kilometers of the outermost boundaries of the 273 mineral claims, which constitute our mineral properties. Either party to the Hinton Syndicate Agreement may stake claims outside the 273 mineral claims, but each must notify the other party if such new claims are within the “area of interest.” The non-staking party may then elect to have the new claims included within the Hinton Syndicate Agreement. As of December 11, 2006, we staked 24 additional claims, known as the “Gram Claims” which became subject to the Hinton Syndicate Agreement.

The Hinton Syndicate Agreement provides both parties (YGC and the Hinton Syndicate) with rights of first refusal in the event that either party desires to sell or transfer its interest.

Under the Hinton Syndicate Agreement, the Hinton Syndicate is responsible for any environmental liability claims arising from the status of the property prior to the effective date of the Hinton Syndicate Agreement.

Under the terms of the Hinton Syndicate Agreement three of the syndicate members are entitled to bid on work we propose to carry out and if their price is competitive they are entitled to do the work. There is no requirement in the Hinton Syndicate Agreement that these parties perform development work.

REGULATIONS GOVERNING MINING IN CANADA

GOVERNING LAW

The mining industry in Canada operates under both federal and provincial or territorial legislation governing the exploration, development, production and decommissioning of mines. Such legislation relates to such matters as the method of acquisition and ownership of mining rights, labor, health and safety standards, royalties, mining and income taxes, exports, reclamation and rehabilitation of mines, and other matters. The mining industry in Canada is also subject to legislation at both the federal and provincial or territorial levels concerning the protection of the environment. Legislation imposes high standards on the mining industry to reduce or eliminate the effects of waste generated by extraction and processing operations and subsequently deposited on the ground or emitted into the air or water. The design of mines and mills, and the conduct of extraction and processing operations, are subject to regulatory restrictions. The exploration, construction, development and operation of a mine, mill or refinery require compliance with environmental legislation and regulatory reviews, and the obtaining of land use and other permits, water licenses and similar authorizations from various governmental agencies. Legislation is in place for lands under federal jurisdiction or located in certain provinces and territories that provides for the preparation of costly environmental impact assessment reports prior to the commencement of any mining operations. These reports require a detailed technical and scientific assessment as well as a prediction of the impact on the environment of proposed mine exploration and development.

Failure to comply with the requirements of environmental legislation may result in regulatory or court orders being issued that could result in the cessation, curtailment or modification of operations or that could require the installation of additional facilities or equipment to protect the environment. Violators may be required to compensate those suffering loss or damage by reason of mining activities and the violators, including our officers and directors, may be fined or, in some cases, imprisoned if convicted of an offense under such legislation. Provincial and territorial mining legislation establishes requirements for the decommissioning, reclamation and rehabilitation of mining properties that are closed. Closure requirements relate to the protection and restoration of the environment and the protection of public safety. Some former mining properties must be managed for a long time following closure in order to fulfill regulatory closure requirements. The cost of closure of existing and former mining properties and, in particular, the cost of long-term management of open or closed mining properties can be substantial.

Mineral exploration is subject to the Canadian Mineral Tenure Act Regulation. This act sets forth rules for: locating claims, posting claims, working claims and reporting work performed. We will be required to obtain permits from the Yukon Territory Ministry of the Environment before we commence mining operations at the Mount Hinton Property or the Marg Property.

With respect to the legislation, rules and regulations referred to above, we believe that we, and the Mount Hinton Property and the Marg Property, are currently in compliance in all material respects with applicable legislation, rules and regulations.

The Company does not foresee having to expend material amounts in order to comply with environmental laws during the exploration phase of its operations. The Company is obligated to restore surface disturbances created by exploration. These restoration efforts typically involve the back filing of trenches, pits, or other excavations created for purposes of exploration.

Underground exploration, which the Company contemplates in the future, will require additional cost related to the storage of excavated material. Until the Company knows the amount of material it will have to store, it cannot estimate this cost. There will be material costs of environmental compliance if the Company develops a mine in the future. However, the Company cannot reasonably estimate that environmental compliance cost at this time.

We have carried out all reclamation work, required by applicable regulations, where our exploration disturbed the surface of the ground and to the best of our knowledge we are in full compliance with all rules and regulations.

It is not possible to estimate the cost of meeting the rules and regulations for a mining operation at this time. Those costs will only be determined when a mine plan and the required studies are completed to apply for a mining permit.

GOVERNMENT PERMITTING

The Company is committed to complying and, to its knowledge, is in compliance with all governmental and environmental regulations. Permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation. Our exploration work is subject to the Mining Land Use Regulations of the Yukon Quartz Mining Act. This Act requires us to obtain permits prior to performing significant exploration programs. We are currently conducting exploration under a Class III Permit LQ00106, which is valid until August 7, 2008. No other permits are required at this time or for the exploration work contemplated in the foreseeable future. Further permitting will be required if we propose to commence a mining operation, but cannot be applied for until ore reserves calculations and a mine plan are prepared.

The Company cannot predict the extent to which future legislation and regulation could cause additional expense, capital expenditures, restrictions, and delays in the development of the Company's Canadian properties, including those with respect to mining claims. The Company's activities are not only subject to extensive federal and territorial regulations controlling the mining of and exploration for mineral properties, but also the possible effects of such activities upon the environment. Streams draining the property make their way to the Mayo River which contains wildlife. We will be obligated to take steps to ensure that such streams draining the property do not become contaminated as a result of our activities on the property. We are not aware of any environmental problems on the property as of the date of this prospectus. We have commenced the required baseline studies of drainage courses originating on our property in anticipation of underground development.

GOLD PRICE VOLATILITY

The volatility of the market price of gold is illustrated by the following table which sets forth for the periods indicated the high and low of the London PM (afternoon) fix of the price of gold in U.S. dollars per ounce (rounded to the nearest dollar), as published by Kitco Precious Metals Company of Canada at www.Kitco.com, Gold Prices per Ounce (US$)

Year	High	Low

1998	$313	$273
1999	$325	$252
2000	$312	$263
2001	$293	$255
2002	$349	$277
2003	$416	$319
2004	$454	$375
2005	$536	$411
2006*	$725	$525

*Up to December 31, 2006.

On January 16, 2007, the London PM gold price fix was US$627.05 per ounce.

FISCAL YEAR

Our fiscal year end is April 30.

TRANSFER AGENT

Our transfer agent is Equity Transfer and Trust Services, Inc. with offices at 200 University Avenue; Suite 400, Toronto, Ontario M5H 4H1, phone number 416-361-0152, as transfer agent for our shares of common stock. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares of stock.

EMPLOYEES

We have one full-time employee who is our Corporate Secretary. We rely primarily upon consultants for certain services. Our Chief Executive Officer and Chief Financial Officer are employed as consultants. Our Chief Executive Officer provides services on full-time basis. Our Chief Financial Officer provides serves on an “as needed” basis. We are not subject to a union labor contract or collective bargaining agreement. We have no employment agreements with any of our employees and we carry no key-man life insurance.

STOCK OPTION PLAN

On October 28, 2003, we adopted the 2003 Stock Option Plan (the "2003 Plan") under which our officers, directors, consultants, advisors and employees may receive stock options. The aggregate number of shares of common stock that may be issued under the 2003 Plan is 5,000,000. Options granted under the 2003 Plan will were either "incentive stock options", intended to qualify as such under the provisions of section 422 of the Internal Revenue Code of 1986, as from time to time amended (the "Code") or "unqualified stock options". The 2003 Plan is administered by the Board of Directors.

On May 23, 2005, Yukon Gold filed a registration statement on Form S-8 with the SEC pursuant to which it registered 3,300,000 shares of common stock reserved for issuance upon exercise of options granted pursuant to the 2003 Plan. On February 10, 2006 the board of directors adopted a policy of not accepting promissory notes from option holders as payment for the exercise of options.

The Company adopted a new Stock Option Plan at its shareholders meeting on January 19, 2007 (the “2006 Stock Option Plan”). The Company does not expect to issue any further options under the 2003 Plan. The purpose of the 2006 Stock Option Plan is to develop and increase the interest of certain Eligible Participants (as defined below) in the growth and development of the Company by providing them with the opportunity to acquire a proprietary interest in the Company through the grant of options ("Stock Options") to acquire Shares.

Under the 2006 Stock Option Plan, Stock Options shall be granted to Eligible Participants or to any registered savings plan established for the sole benefit of an Eligible Participant or any company which, during the currency of an option, is wholly-owned by an Eligible Participant. The term “Eligible Participant” includes directors, senior officers and employees of the Company or an Affiliated Entity (as defined below) and any person engaged to provide services under a written contract for an initial, renewable or extended period of twelve months or more (a “Consultant”), other than services provided in relation to a distribution of securities, who spends or will spend a significant amount of time on the business and affairs of the Company and who is knowledgeable about the business and affairs of the Company. An “Affiliated Entity” means a person or company that is controlled by the Company.

The 2006 Stock Option Plan will be administered by the board of directors of the Company or, in the board of directors’ discretion, by a committee appointed by the board of directors for that purpose.

Subject to the provisions of the 2006 Stock Option Plan, the aggregate number of Shares which may be issued under the 2006 Stock Option Plan shall not exceed 2,000,000 Shares ("Total Shares") representing approximately 10.63% of the currently issued and outstanding Shares. Any Stock Option granted under the 2006 Stock Option Plan which has been exercised shall again be available for subsequent grant under the 2006 Stock Option Plan, effectively resulting in a re-loading of the number of Shares available for grant under the 2006 Stock Option Plan. Any Shares subject to an option granted under the 2006 Stock Option Plan which for any reason is surrendered, cancelled or terminated or expires without having been exercised shall again be available for subsequent grant under the 2006 Stock Option Plan.

Under the 2006 Stock Option Plan, at no time shall: (i) the number of Shares reserved for issuance pursuant to Stock Options granted to any one optionee exceed 10% of the Total Shares; (ii) the number of Shares, together with all security based compensation arrangements of the Company in effect, reserved for issuance pursuant to Stock Options granted to any "insiders" (as that term is defined under the Securities Act (Ontario)) exceed 10% of the total number of issued and outstanding Shares. In addition, the number of Shares issued to insiders pursuant to the exercise of Stock Options, within any one year period, together with all security based compensation arrangements of the Company in effect, shall not exceed 10% of the total number of issued and outstanding Shares.

The purchase price (the “Price”) per Share under each Stock Option shall be determined by the board of directors or a committee, as applicable. The Price shall not be lower than the closing market price on the TSX, or another stock exchange where the majority of the trading volume and value of the Shares occurs, on the trading day immediately preceding the date of grant, or if not so traded, the average between the closing bid and asked prices thereof as reported for the trading day immediately preceding the date of the grant; provided that if the Shares have not traded on the TSX or another stock exchange for an extended period of time, the “market price” will be the fair market value of the shares at the time of grant, as determined by the board of directors or committee. The board of directors or committee may determine that the Price may escalate at a specified rate dependent upon the date on which an option may be exercised by the Eligible Participant.

Options shall not be granted for a term exceeding ten years (or such shorter or longer period as is permitted by the TSX) (the “Option Period”). Options may be exercised by an Eligible Participant in whole at any time, or in part from time to time, during the Option Period, subject to the provisions of the 2006 Stock Option Plan. Options granted under the 2006 Stock Option Plan may be assigned or otherwise transferred by a participant pursuant to a will, or by the laws of descent and distribution, or as otherwise permitted under the 2006 Stock Option Plan. Options granted under the 2006 Stock Option Plan may vest at the discretion of the board of directors of the Company or committee, as applicable.

The directors of the Company or committee, as applicable, may from time to time amend the 2006 Stock Option Plan, without further approval of the shareholders of the Company, subject to pre-clearance with the TSX and compliance with the rules of the TSX and any other regulatory authority having jurisdiction over the securities of the Company, to the extent that such amendments relate to:

(a)	altering, extending or accelerating the terms of vesting applicable to any Stock Options;

(b)	altering the terms and conditions of vesting applicable to any Stock Options;

(c)
extending the term of Stock Options held by a person other than a person who, at the time of the extension, is an insider of the Company, provided that the term does not extend beyond ten years from the date of grant;

(d)
reducing the exercise price of Stock Options held by a person other than a person who, at the time of the reduction, is an insider of the Company, provided that the exercise price is not less than the market price at the time of the reduction;

(e)	accelerating the expiry date in respect of Stock Options;

(f)	determining the adjustment provisions in accordance with the Stock Option Plan;

(g)	amending the definitions contained within the Plan;

(h)	amending or modifying the mechanics of exercise of the Stock Options; or

(i)	amendments of a "housekeeping" nature.

The directors of the Company or committee, as applicable, may terminate the 2006 Stock Option Plan subject to pre-clearance with the TSX and compliance with the rules of the TSX and any other regulatory authority having jurisdiction over the securities of the Company.

In the event of the death of a participant prior to an option’s expiry date, the option may be exercised by the legal representatives of such participant at any time up to and including the date which is the first anniversary of the date of death of such participant or the expiry date of such option, whichever is the earlier, after which the option shall in all respects cease and terminate. In the event a participant is discharged as an employee or senior officer of the Company or an Affiliated Entity by reason of a wilful and substantial breach of such participant's employment duties, all options granted to such participant under the 2006 Stock Option Plan which are then outstanding (whether vested or unvested) shall cease and terminate in accordance with the provisions of the 2006 Stock Option Plan. In the event of a termination of employment or engagement of a participant (including the expiry of an agreement or engagement between the Company and a Consultant) other than in the event of death, such participant may exercise each option then held by such participant under the 2006 Stock Option Plan at any time up to and including the 90th day (or such later date as the board of directors or committee in its sole discretion may determine) following the effective date upon which the participant ceases to be an Eligible Participant or the expiry date of such option, whichever is earlier, after which the option shall in all respects cease and terminate.

No Stock Options have been issued under the 2006 Stock Option Plan as of the date of this prospectus.

The following summarizes options outstanding as at April 30, 2006:

	Option price	Number of shares
Expiry date	per share	2006	2005
December 15, 2006	0.75	1,100,000	1,750,000
January 5, 2007	0.75	84,000	84,000
June 28, 2007	0.55	490,000	-
April 15, 2008	0.58	20,000	-
December 13, 2007	1.19	1,026,000	-
December 13, 2007	1.19	88,000	-
January 20, 2008	0.85	150,000	-

		2,958,000	1,834,000

Weighted average exercise price at end of year		0.89	0.75

	Number of shares
	2006	2005

Outstanding, beginning of year	1,834,000	-
Granted	1,784,000	1,834,000
Expired	-	-
Exercised	(10,000)	-
Forfeited	-	-
Cancelled	(650,000)	-
Outstanding, end of year	2,958,000	1,834,000
Exercisable, end of year	1,269,450	302,176

Stock options granted to the named executive officers during the fiscal year ended April 30, 2006 are provided in the table below:

Name	Securities Under Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal year (1)	Exercise or Base Price ($/Security)	Market Value of Securities Underlying Options/SARs on the Date of Grant ($/Security)	Expiration Date

Paul A. Gorman CEO (2)	200,000	11.2%	$1.19	$1.19	December 13, 2007

Kenneth Hill Former CEO and Former Vice President - Mining Operations (3)	150,000	8.4%	$0.85	$0.85	January 20, 2008

Rakesh Malhotra CFO	250,000	14%	$1.19	$1.19	December 13, 2007

Lisa Rose Corporate Secretary	76,000	4.3%	$1.19	$1.19	December 13, 2007

(1) Based on total number of options granted to directors/officers/consultants of the Company pursuant to the 2003 Stock Option plan during the fiscal year ended April 30, 2006.

(2) Mr. Gorman became CEO as of October 24, 2006.

(3) Mr. Hill resigned as Vice President - Mining Operations effective as of December 18, 2006. Mr. Hill remains on the Board of Directors of the Company.

During the fiscal year ended April 30, 2006 there has been no re-pricing of stock options held by any Named Executive Officer.

The following table provides detailed information regarding options exercised by the named executive officers during the fiscal year ended April 30, 2006 and options held by the named executive officers as at April 30, 2006.

Name and	Shares	Value	# of shares under-
Principal	acquired on	Realized	lying options
Position	Exercise (#)	($)	at year end

Paul A. Gorman
CEO	0	N/A	248,000

Kenneth Hill*
Vice President, Mining
Operations	0	N/A	400,000

Rakesh Malhotra
CFO	0	N/A	250,000

Lisa Rose
Corporate Secretary	0	N/A	100,000

* Subsequent to the year ended April 30, 2006, Mr. Kenneth Hill resigned as President and CEO of the Company. He was replaced by Mr. Howard Barth as President and CEO. Mr. Hill remained with the Company as a director and in an officer’s capacity by accepting the position of Vice President -Mining Operations. Mr. Hill resigned as Vice President - Mining Operations effective as of December 18, 2006, but remained on the Board of Directors. Mr. Barth resigned as President and CEO as of October 24, 2006. Paul A. Gorman became CEO of the Company as of October 24, 2006.

On January 19, 2007, the shareholders of the Company, at an Annual and Special Meeting, approved the extension of the expiry dates of an aggregate of 2,064,000 options granted to the following option holders to the expiry dates noted below and may also extend any or all of the other options identified in the following table one or more times for such periods as the board of directors of the Company deems appropriate, provided that the latest expiry date shall not extend beyond 10 years from the original date of grant as set out in the following table.

Name of Option Holder	Number of Outstanding Options Held	Date of Grant	Exercise Price of Options (US$)	Previous Expiry Date	New Expiry Date
Ken Hill	250,000	12/15/2004	$0.75	12/15/2006	12/15/2009
	150,000	1/20/2006	$0.85	1/20/2008	1/20/2011
Howard Barth	240,000	6/28/2005	$0.55	6/28/2007	6/28/2010
Robert Van Tassell	250,000	6/28/2005	$0.55	6/28/2007	6/28/2010
Chet Idziszek	250,000	12/13/2005	$1.19	12/13/2007	12/13/2010
JL Guerra, Jr.	250,000	12/13/2005	$1.19	12/13/2007	12/13/2010
Rakesh Malhotra	250,000	12/13/2005	$1.19	12/13/2007	12/13/2010
Paul Gorman	48,000	1/05/2005	$0.75	1/05/2007	1/05/2010
	200,000	12/13/2005	$1.19	12/13/2007	12/13/2010
Lisa Rose	76,000	12/13/2005	$1.19	12/13/2007	12/13/2010
Kathy Chapman	88,000	12/13/2005	$1.19	12/13/2007	12/13/2010
	12,000	1/05/2005	$0.75	1/05/2007	1/5/2010

COMPETITION

There is aggressive competition within the industry to discover and acquire properties considered to have commercial potential. We compete with other companies for exploration resources including equipment and drilling teams available to work in the Yukon Territory. In addition, we compete with others in efforts to obtain financing to explore and develop mineral properties.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Discussion of Operations & Financial Condition
Three and six months ended October 31, 2006

Yukon Gold has no source of revenue and we continue to operate at a loss. We expect our operating losses to continue for so long as we remain in an exploration stage and perhaps thereafter. As at October 31, 2006, we had accumulated losses of $6,096,977. Our ability to emerge from the exploration stage and conduct mining operations is dependent, in large part, upon our raising additional equity financing.

As described in greater detail below, the Company’s major endeavor over the quarter ended October 31, 2006 has been its exploration activities at the Marg Property and the Mount Hinton Property. As described below, the summer 2006 exploration program at the Mount Hinton Property had to be terminated prematurely due to the break down of drilling equipment at the site.

The drilling results of the nine holes drilled at the Marg Property in the summer of 2006 are generally consistent with the previous results from prior drilling programs reflected in the Company’s mineral report. We continue to hit mineralization to the west of known resources. The drill results are as follows.

Hole #	Copper (%)	Lead (%)	Zinc (%)	Gold (g/t)	Silver (g/t)
88	1.40	1.71	2.98	0.76	39.9

89	1.77	2.53	4.66	0.21	43.4

90	1.22	3.15	6.30	0.75	66.1

91	1.72	3.77	6.21	2.73	113.7
	1.62	2.15	4.39	0.46	57.5

92	1.31	1.20	2.15	0.39	36.4

93	3.45	4.54	11.29	1.41	102.1

94	2.85	3.94	9.21	0.74	98.0
	2.02	3.08	6.19	0.73	97.9

95	0.63	1.03	2.54	0.19	20.6

96	1.45	1.36	3.80	0.27	31.3

The cost of the drilling program was approximately US$1,551,724 (CDN$1.8 million).

SELECTED INFORMATION

	Three months ended	Three months ended
	October 31, 2006	October 31, 2005

Revenues	Nil	Nil
Net Loss	$1,436,458	$431,240
Loss per share-basic and diluted	$(0.08)	$(0.04)

	Six months ended	Six months ended
	October 31, 2006	October 31, 2005

Revenues	Nil	Nil
Net Loss	$2,865,185	$621,967
Loss per share-basic and diluted	$(0.17)	$(0.06)

	As at	As at
	October 31, 2006	April 30, 2006

Total Assets	$1,969,718	$2,842,553
Total Liabilities	$201,030	$250,688
Cash dividends declared per share	Nil	Nil

The total assets for the six month ended October 31, 2006 includes current assets of $1,893,823, a restricted deposit in the amount of $17,889 and capital assets in the amount of $58,006. For the year ended April 30, 2006, total assets included current assets of $2,643,248, restricted cash in the amount of $118,275, a restricted deposit of $17,889 and capital assets of $63,141. The significant decrease in current assets is due to expenditures for the exploration programs at the Marg Property site and the Mount Hinton Property site and general operating expenses of the Company.

Revenues

No revenue was generated by the Company’s operations during the quarter and six month periods ended October 31, 2006 and October 31, 2005.

Net Loss

The Company’s expenses are reflected in the Consolidated Statements of Operations under the category of Operating Expenses. To meet the criteria of United States generally accepted accounting principles (“GAAP”), all exploration and general and administrative costs related to projects are charged to operations in the year incurred.

The significant components of expense that have contributed to the total operating expense are discussed as follows:

(a) Stock-based Compensation

Included in the operating expenses for the quarter ended October 31, 2006 is stock option compensation expense of $85,323 as compared to $4,260 in the quarter ended October 31, 2005. During the six month period ended October 31, 2006, the stock option compensation expense was $170,646 as compared to $100,100 for the six month period ended October 31, 2005. Stock-based compensation expense represents approximately 6 % of the total operating expense for the quarter and six month period ended October 31, 2006. The Stock based compensation expense has been calculated in accordance with generally accepted accounting principles in the United States, whereby the fair value of the stock options was determined at the time of grant of stock options to the Company’s directors, officers and consultants, and expensed over the vesting term, in terms of the Black-Scholes option pricing model.

(b) General and Administrative Expense

Included in operating expenses for the quarter ended October 31, 2006 is general and administrative expense of $524,019, as compared with $178,800 for the quarter ended October 31, 2005. During the six month period ended October 31, 2006, the general and administrative expense was $992,378 as compared to $270,850 for the six month period ended October 31, 2005. General and administrative expense represents approximately 36% of the total operating expense for the quarter ended October 31, 2006 and approximately 41% of the total operating expense for the quarter ended October 31, 2005. General and administrative expense represents approximately 35% of the total operating expense for the six month period ended October 31, 2006 and approximately 44% of the total operating expense for the six month period ended October 31, 2005. General and administrative expense increased by $345,219 in the current quarter, compared to the same quarter last year. The increase in this expense is mainly due to vesting in a total of 178,200 common shares to three consultants during the quarter and expensing this issue to general and administration amounting to $228,096. All these three consulting contracts were executed in the prior quarter. These consultants were issued stock for assisting management with business promotion and development. The Company also accrued additional general and administration expense of $49,200 relating to its commitment to issue 60,000 common shares to another consultant for providing market and financial advice and expertise relating to the manner of offering and pricing of securities. Other increase relates to additional legal and other costs of compliance with the regulatory requirements of the Toronto Stock Exchange, the Ontario Securities Commission and the SEC. There was also small increase in consulting fees.

(c) Project Expense

Included in operating expenses for the quarter ended October 31, 2006 is project expenses of $823,967 as compared with $247,927 for the quarter ended October 31, 2005. During the six month period ended October 1, 2006, the project expense was $1,695,854 as compared to $250,521 for the six month period ended October 31, 2005. Project expense is the most significant expense and it represents approximately 57% of the total operating expense for the quarter ended October 31, 2006. Project expense increased by $576,040 in the current quarter, as compared to the same quarter of last year. The increase in this expense is mainly due to the fact that drilling programs in the Yukon Territory of Canada for both the Mount Hinton and the Marg Properties can only be conducted during the summer months and the Company had cash available to undertake more extensive exploration programs.

Exploration at Mount Hinton

While high grade gold-silver veins were discovered and sampled by United Keno Hill Mines (UKHM) mainly during the period between 1965 and 1968, the Mount Hinton Property has received very little modern exploration and the full economic potential remains largely untested. Past efforts to fully evaluate the vein structures were frustrated by the steep terrain and difficult overburden conditions.

During the summer of 2006, we undertook an exploration program to delineate the vertical and lateral extent of some of the known vein structures at the site utilizing a new and improved reverse circulation drill and to carry out the geochemical surveys, prospecting and trenching that would help identify additional mineralized targets for future drilling and exploration programs. A second objective of the summer 2006 exploration program was to determine whether it would be more effective and feasible to evaluate the deposits by diamond drilling from an underground adit/ramp and where best to locate this underground development if feasible.

The 2006 summer program commenced on July 5, 2006 and was terminated on August 20, 2006 due to mechanical problems with the drilling equipment and difficulties in drilling through thick overburden. Prior to termination of the program, over 3000 soil samples were taken to identify potentially mineralized targets in unexplored areas of the property but generally in the headwaters of successful placer mining operations. In addition, at least six new veins were exposed or partially exposed by road construction during this year’s program. New road construction totaling 3.2 km creates direct access to new surface drill sites and to a potential portal site from which underground development and diamond drilling is being considered for next year.

Following termination of the summer 2006 exploration program, by letter agreement dated August 17, 2006, the Hinton Syndicate agreed to allow the Company to defer a portion of the Work Program expenditures scheduled to be incurred by December 31, 2006. As a result, the Company was allowed to defer the expenditure of approximately $245,000 to $267,000 (CDN$275,000 to CDN$300,000) until December 31, 2007. With respect to the Option agreement between Yukon Gold and the Hinton Syndicate, Yukon Gold will earn a 75% interest in the property by making property payments of $723,871(CDN$850,000) and spending $4,577,857 (CDN$5,225,000) on the property. Having received permission from the Hinton Syndicate to move the unused portion of the summer 2006 work program commitment to the 2007 summer work program the Company is up to date with its financial commitments with respect to the Mount Hinton Property.

The Company plans to resume its drilling program in the summer of 2007. Depending on the results and success of the 2007 program and Yukon Gold’s ability to raise sufficient funds, a decision will be made in late 2007, as to which of the following programs are warranted. The options are as follows:

1.	Continue drilling to further evaluate the known vein systems as well as other targets that may have resulted from the 2006 geochemical surveys and prospecting program, or

2.	Develop an underground ramp from which diamond drilling and underground testing of some of the vein systems can be carried out, or

3.
Convert to a Joint Venture arrangement with the Hinton Syndicate as provided in the Hinton Syndicate Agreement whereby Yukon Gold would retain a 25% interest in the property having met the expenditure of $1,335,589 (CDN$1,500,000) in work programs on the Mount Hinton Property. Yukon Gold must spend $890,393 (CDN$1,000,000) in 2007 plus the deferred expenditures of approximately $245,000 to $267,000 (CDN $275,000 to CDN $300,000) as referred to above, in order to meet its work obligation under the Mount Hinton Agreement, unless it elects to convert to the joint venture arrangement.

Exploration at Marg Property

During the summer of 2006, we undertook an exploration program at the Marg Property to extend the currently known resources toward a target of 9 to 10 million tons, which we believe to be the required threshold to proceed with the next stage of development which includes a definitive feasibility study.

The drilling results of the nine holes drilled in the summer of 2006 are generally consistent with the previous results from prior drilling programs reflected in the Company’s mineral report. We continue to hit mineralization to the west of known resources. The drill results are as follows.

Hole #	Copper (%)	Lead (%)	Zinc (%)	Gold (g/t)	Silver (g/t)
88	1.40	1.71	2.98	0.76	39.9

89	1.77	2.53	4.66	0.21	43.4

90	1.22	3.15	6.30	0.75	66.1

91	1.72 1.62	3.77 2.15	6.21 4.39	2.73 0.46	113.7 57.5

92	1.31	1.20	2.15	0.39	36.4

93	3.45	4.54	11.29	1.41	102.1

94	2.85	3.94	9.21	0.74	98.0
	2.02	3.08	6.19	0.73	97.9

95	0.63	1.03	2.54	0.19	20.6

96	1.45	1.36	3.80	0.27	31.3

The cost of the drilling program was approximately US$1,551,724 (CDN$1.8 million).

Liquidity and Capital Resources

The following table summarizes the Company’s cash flows and cash in hand for the six month period:

	October 31, 2006	October 31, 2005

Cash and cash equivalent	$963,382	$130,725
Working capital (deficiency)	$1,703,188	$(242,243)
Cash used in operating activities	$2,711,711	$371,866
Cash used in investing activities	$1,437	$549
Cash provided in financing activities	$1,304,986	$426,751

Off-Balance Sheet Arrangement

The Company has a term deposit of $17,889 (CDN$20,000) with a Canadian financial institution which earns interest at 2.5% per annum and matures on April 26, 2007. This deposit has been assigned to the financial institution to enable the financial institution to issue an Irrevocable Letter of Credit to The First Nation of Na Cho Nyak Dun (“NND”) which exercises certain powers over land use and environment protection within the Yukon Territory of Canada. The Company required access to move heavy equipment over the land controlled by NND and therefore posted this security bond so that if the Company fails to comply with reclamation requirements, then the security bond will be available to NND to complete the work or may form part of the compensation package.

Contractual Obligations and Commercial Commitments

In addition to the contractual obligations and commitments of the Company to acquire its mineral properties as described in Note 11 to our Financial Statements included with this report, the Company has additional commitments for its office lease and to pay minimum lease payments under its capital lease. Refer to our annual financial statements for April 30, 2006 for future obligation payments.

Flow-Through Share Subscription

The Company completed a private placement of 2,823,049 Flow-Through Special Warrants on December 28, 2006 for consideration of $2,540,744 (CDN$2,964,201). The Flow-Through Special Warrants are convertible into “flow-through shares” for no additional consideration. In connection with this private placement, we committed to incur on or before December 31, 2007 a total of $2,540,744 (CDN$2,964,201) of qualifying Canadian exploration expenses as described in the Income Tax Act of Canada. The Company has assigned to the holders of the “flow-through” shares tax credits for such exploration expenses. As of the date of this prospectus, none of these exploration expenditures have been incurred.

The Company entered into “flow-through” share subscription agreements during the year ended April 30, 2006 pursuant to which we committed to incur on or before December 31, 2006, a total of $198,750 (CDN$227,014) of qualifying Canadian exploration expenses as described in the Income Tax Act of Canada. The Company has assigned to the holders of the “flow-through” shares tax credits for such exploration expenses. As of October 31, 2006 the Company had incurred this expenditure.

Recent Accounting Pronouncements

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108 (Topic 1N), “Quantifying Misstatements in Current Year Financial Statements” (“SAB No. 108”). SAB No. 108 addresses how the effect of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires SEC registrants (i) to quantify misstatements using a combined approach which considers both the balance sheet and income statement approaches; (ii) to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors; and (iii) to adjust their financial statements if the new combined approach results in a conclusion that an error is material. SAB No. 108 addresses the mechanics of correcting misstatements that include effects from prior years. It indicates that the current year correction of a material error that includes prior year effects may result in the need to correct prior year financial statements even if the misstatement in the prior year or years is considered immaterial. Any prior year financial statements found to be materially misstated in years subsequent to the issuance of SAB No. 108 would be restated in accordance with SFAS No. 154, “Accounting Changes and Error Corrections.” Because the combined approach represents a change in practice, the SEC staff will not require registrants that followed an acceptable approach in the past to restate prior years’ historical financial statements. Rather, these registrants can report the cumulative effect of adopting the new approach as an adjustment to the current year’s beginning balance of retained earnings. If the new approach is adopted in a quarter other than the first quarter, financial statements for prior interim periods within the year of adoption may need to be restated. SAB No. 108 is effective for fiscal years ending after November 15, 2006, which for the Company would be its fiscal year beginning May 1, 2007. The implementation of SAB No. 108 is not expected to have a material impact on the Company’s results of operations and financial condition.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations

In December 2004, FASB issued Statement of Financial Accounting Standards No. 123R, "Share-Based Payment" ("FAS 123R"), which revised FAS 123 "Accounting for Stock-Based Compensation". FAS 123R requires measurement and recognition of the costs of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award, recognized over the period during which an employee is required to provide service in exchange for such award. Implementation is required as of the first interim or annual reporting period that begins after December 15, 2005 for public entities that file as small business issuers. Management has complied with this statement at the scheduled effective date commencing May 1, 2006.

In March 2006, the FASB issued Statement No. 156, "Accounting for Servicing of Financial Assets", an amendment of FASB Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This Statement amends Statement No. 140 with respect to the accounting for separately recognized servicing assets and servicing liabilities. Management does not anticipate this Statement will impact the Company's consolidated financial position or consolidated results of operations and cash flows.

In February 2006, the FASB issued Statement No. 155, "Accounting for Certain Hybrid Financial Instruments", an amendment of FASB Statement No.133, "Accounting for Derivative Instruments and Hedging Activities" and FASB Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This Statement permits fair value re measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. Management does not anticipate this Statement will impact the Company's consolidated financial position or consolidated results of operations and cash flows.

FASB Statement No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal periods that begin after December 15, 2005. Management does not anticipate this statement will impact the Company's consolidated financial position or consolidated results of operations and cash flows.

The Company believes that the above standards would not have a material impact on its financial position, results of operations or cash flows.

Critical Accounting Policies

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, requires us to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements, the reported amount of revenues and expenses during the reporting period and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates and judgments, particularly those related to the determination of the estimated Canadian exploration tax credit receivable. To the extent actual results differ from those estimates, our future results of operations may be affected. Besides this critical accounting policy on use of estimates, we believe the following critical accounting policy affects the preparation of our consolidated financial statements.

Acquisition, Exploration and Evaluation Expenditures

The Company is an exploration stage mining company and has not yet realized any revenue from its operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. For the purpose of preparing financial information, all costs associated with a property that has the potential to add to the Company’s proven and probable reserves are expensed until a final feasibility study demonstrating the existence of proven and probable reserves is completed. No costs have been capitalized in the periods covered by these financial statements. Once capitalized, such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

CONTROLS AND PROCEDURES

(a) Disclosure Controls and Procedures. The Company's management, with the participation of the principal executive officer and principal financial officer, respectively, has evaluated the effectiveness of the Company's disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as of the end of the June 30, 2006. Based on such evaluation, the principal executive officer and principal financial officer of the Company, respectively, have concluded that, as of the year end, the Company's disclosure controls and procedures are effective.

(b) Internal Control Over Financial Reporting. There have not been any changes in the Company's internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the year ended April 30, 2006 that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting.

Limitations on the Effectiveness of Controls. We believe that a control system, no matter how well designed and operated, cannot provide absolute assurance that the objectives of the control system are met, and no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within a company have been detected.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of January 31, 2007, there are 19,766,538 shares of common stock outstanding, held by 759 shareholders of record.

On December 28, 2006, the Company completed a private placement of 2,823,049 flow-through special warrants (which qualify as flow-through shares for the purposes of the Canadian Income Tax Act) at a price of $0.90 (CDN$1.05) per warrant and 334,218 unit special warrants at a price of $0.77 (CDN$0.90) per warrant for aggregate gross proceeds to the Company of $2,814,652 (CDN$3,264,996). Each flow-through special warrant entitles the holder to acquire, for no additional consideration, one common share of the Company. Each unit special warrant entitles the holder to acquire, for no additional consideration, one common share and one common share purchase warrant of the Company. Each common share purchase warrant entitles the holder to acquire one common share of the Company at a price of $0.90 (CDN$1.05) for a period of 24 months from the closing date. In connection with this private placement, the Company agreed to file a prospectus in Canada qualifying the issuance of the common shares and warrants issuable upon the exercise of the special warrants as well as those common shares issuable on exercise of the common share purchase warrants. In addition, the Company agreed to file a registration statement in the United States covering the re-sale of common shares underlying the units and warrants by the respective shareholders. In the event the Company fails to obtain effectiveness for the final prospectus and the registration statement by February 26, 2007 (60 days from the closing date), each flow-through special warrant will entitle the holder to acquire 1.1 common shares on exercise thereof and each unit special warrant will entitle the holder to acquire 1.1 common shares and 1.1 common share purchase warrants on exercise thereof. The flow-through and unit special warrants will be automatically exercised on the earlier of (i) the third business day after the issuance of a receipt for the final prospectus and the effectiveness of the registration statement, or (ii) the four month anniversary of the closing date of the private placement. On closing, Northern Securities Inc., the lead agent received a cash commission of $171,164 (CDN$198,550) as well as 169,042 flow-through compensation options and 23,395 unit compensation options. In addition, as part of the private placement, Limited Market Dealer Inc. received a cash commission of $25,862 (CDN$30,000) as well as 28,571 flow-through compensation options and Novadan Capital Ltd. received a cash payment of $28,362 (CDN $32,900) as well as 32,900 unit compensation options. Each flow-through compensation option entitles the holder to acquire, for no additional consideration, one flow-through compensation warrant, each exercisable into one common share of the Company at a price of $0.90 (CDN$1.05) for a period of 24 months from the closing date of December 28, 2006. Each unit compensation option entitles the holder to acquire, for no additional consideration, one unit compensation warrant, each exercisable at US$0.81 (CDN$0.941) into one common share and one common share purchase warrant of the Company at a price of US$0.90 (CDN$1.05) for a period of 24 months from the closing date of December 28, 2006. In the event the Company fails to obtain receipts for the final prospectus or effectiveness the registration statement by February 26, 2007 (60 days from the closing date), each flow-through compensation option granted to Northern Securities, Inc. will entitle the holder to acquire 1.1 flow-through compensation warrants on exercise thereof and each unit compensation option will entitle the holder to acquire 1.1 unit compensation warrants on exercise thereof. The Company will use the gross proceeds from the sale of flow-through special warrants for the exploration and development of its properties, located in the Mayo Mining District of the Yukon Territory. The Company will use the net proceeds from the sale of unit special warrants for general working capital purposes. The private placement was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to an exemption afforded by Regulation S promulgated under the Securities Act (“Regulation S”).

On December 12, 2006, a former officer of the Company exercised 50,000 stock options at a price of $0.75 per share.

On December 6, 2006, the Company issued to Atna Resources Ltd 133,334 as part of a property payment for the Marg Property as provided in the Marg Acquisition Agreement. The property payment also included a cash payment in the amount of $43,406 (CDN$50,000). The issuance of these shares was undertaken pursuant to a negotiated asset acquisition agreement with Atna and was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.

In October of 2006 the Company completed a private placement of 550,000 units for consideration of $550,000. The units each consisted of: (a) one common share of the Company and (b) one 2-year warrant to purchase a common share at a price of $1.50 per share for the first twelve (12) months from the date of closing and thereafter $2.00 per share for the remainder of the two-year term of the warrant. The purchasers of the units were non-U.S persons and the offering was conducted entirely in Canada. The private placement was undertaken pursuant to an exemption from registration under Regulation S promulgated pursuant to the Securities Act. Each of the purchasers executed a subscription agreement in which they agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States. A finder’s fee of 6% and reimbursement of all expenses (subject to a cap) was paid to Novadan Capital Ltd., a Toronto, Ontario limited market dealer (“Novadan”) in connection with this private placement.

On September 7, 2006, an officer of the Company exercised 24,000 stock options at a price of $0.75 per share.

On August 22, 2006, the Company completed a private placement of 400,000 units where each unit consisted of a common share and a share purchase warrant.  The units were priced at $1.00 per unit for a total of $400,000. The Company paid a finders fee equal to 6% of the gross proceeds. The warrants have a two-year term and are exercisable at $1.50 per share in the first twelve months of the term and $2.00 per share in the remaining twelve months of the term.  Closing of this placement requires Toronto Stock Exchange approval.  Conditional approval was given by the Toronto Stock Exchange on August 29, 2006. The purchaser of the units was a single accredited investor. The private placement was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On August 11, 2006 the Company issued a total of 817,980 restricted shares to three consultants for services relating to business promotion and development. Except for 342,780 common shares which were earned by these consultants as of October 31, 2006, the balance of 475,200 common shares are held in escrow to be released to each consultant in eight monthly installments of 19,800 common shares commencing November 1, 2006. The Company has suspended this agreement and the further release of shares to the consultants. The three consultants are accredited investors. The private placement was exempt from registration under the Securities Act pursuant to Regulation D.

On July 17, 2006 the Company issued 61,171 common shares for the exercise of 61,171 warrants at $0.88 (CDN$1.00) from a warrant holder in consideration of $53,824 (CDN$61,171). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On July 7, 2006 the Company issued 43,166 common shares and paid $80,501 (CDN$90,000) in cash in settlement of a property payment for the Mount Hinton Property. The shares were valued at $53,845 (CDN $60,000) $1.25 (CDN$1.39) each. The issuance of these shares was undertaken pursuant to a negotiated asset acquisition agreement with the Hinton Syndicate and was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.

On July 7, 2006 the Company issued 64,120 common shares for the exercise of 64,120 warrants at $0.90 (CDN$1.00) from a warrant holder in consideration of $57,869 (CDN$64,120). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On June 29, 2006 the Company issued 158,090 common shares for the exercise of 158,090 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $141,632 (CDN$158,090). The securities were issued to a Canadian investor pursuant to an exemption under Regulation S.

On June 28, 2006 the Company issued 17,971 common shares for the exercise of 17,971 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $15,939 (CDN$17,971). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On June 28, 2006 the Company issued 43,667 common shares for the exercise of 43,667 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $38,895 (CDN$43,667). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On June 28, 2006 the Company issued 16,000 common shares for the exercise of 16,000 warrants at $0.89 (CDN$1.00) from a warrant holder (and former officer of the Company) in consideration of $14,253 (CDN$16,000). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Regulation D.

On June 22, 2006 the Company issued 43,667 common shares for the exercise of 43,667 warrants at $0.90 (CDN$1.00) from a warrant holder in consideration of $39,368 (CDN$43,667). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On May 30, 2006 the Company issued 141,599 common shares for the settlement of an accrued liability to an ex officer and director. The accrued severance amount of $113,130 (CDN$128,855) was converted to 141,599 common shares at $0.80 (CDN$0.91). The former officer is an accredited investor and a Canadian citizen. The issuance was undertaken pursuant to an exemption from registration under Regulation D. The former officer was an accredited investor pursuant to Rule 501 of Regulation D (both in terms of net worth and as an executive of the Company).

On May 29, 2006 the Company issued 10,000 common shares for the exercise of 10,000 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $8,987 (CDN$10,000). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On May 29, 2006 the Company issued 45,045 common shares for the exercise of 45,045 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $40,450 (CDN$45,045). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On May 29, 2006 the Company issued 16,000 common shares for the exercise of 16,000 warrants at $0.89 (CDN$1.00) from a warrant holder (a former Canadian director of the Company) in consideration of $14,280 (CDN$16,000). The issuance of these shares was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation D. The holder of the warrant was an accredited investor pursuant to Rule 501 Regulation D (both in terms of net worth and as an executive of the Company).

On April 11, 2006, a Canadian director of the Company exercised his option to purchase 10,000 common shares at the option price of $0.55 per share. The Company received payment and issued 10,000 common shares. The issuance of these shares was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.

On March 28, 2006 the Company completed a brokered private placement through the issuance of 5,331,327 common share units at a price of $0.60 per unit for gross proceeds of $3,198,799. The Company also completed a private placement through the issuance of 25,000 so-called “flow-through” shares at a price of $0.75 per share for gross proceeds of $ 18,750. “Flow-through” shares carry certain tax benefits to shareholders who are Canadian tax payers. The Company must use the proceeds from the placement of “flow-through” securities for exploration and development programs in order to enable the holders of “flow-through” shares to derive the tax benefits in Canada. Each common share unit consists of one share and one-half of one common share purchase warrant. Each whole common share purchase warrant entitles the holder to purchase one common share at $0.90 per share for a period expiring on March 28, 2008. Novadan (or its permitted assignees) received a commission in connection with this private placement consisting of cash equal to 9% of the proceeds of the private placement in Canada ($289,579.00) and 533,133 broker’s warrants equaling 10% of the number of common share units sold. Each broker warrant entitles Novadan or its permitted assigns to purchase common shares and one-half share purchase warrant for $0.60 until March 28, 2008. Each full warrant is then exercisable for $0.90. In addition, Yukon Gold paid all of Novadan’s expenses related to the private placement, subject to a cap of $20,000. The purchasers of 3,873,993 of these units were non-U.S persons pursuant to a private placement in Canada. The private placement was undertaken pursuant to an exemption from registration under Regulation S promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Each purchaser in the Canadian private placement executed a subscription agreement in which they agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States. The Purchasers of 1,482,334 of these units were United States citizens, all of whom were accredited investors as that term is used in Regulation D. The U.S. private placement was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D promulgated pursuant to the Securities Act (“Regulation D”). As part of the agreement with Novadan in connection with this offering, the Company granted to Novadan a right-of-first refusal to act as underwriter or best-efforts placement agent in connection with any subsequent public or private offering by the Company within eighteen months of the closing. In addition, Yukon Gold entered into a Consulting Agreement with Novadan for ongoing financial and strategic advice. As compensation under the Consulting Agreement, Yukon Gold agreed to issue to Novadan 240,000 shares of its common stock, such shares to be issued in equal installments over the twelve-month period of the Consulting Agreement. This Consulting Agreement was terminated as of October 23, 2006. On December 19, 2006, Yukon Gold issued 160,000 shares to Novadan.

On January 11, 2006 a holder converted promissory notes of the Company on their due dates and the Company issued 101,150 common shares and 50,000 warrants covering the principal amounts of $75,000 and interest in the amount of $1,533 in accordance with the conversion provisions of the notes. The expiry date of the warrants was extended to 15 months after the conversion date. The holder of the promissory note was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On December 30, 2005, Yukon Gold completed a private placement of 200,000 flow-through special warrants to a single investor in Canada for consideration of $180,000. Each such flow-through special warrant entitles the holder to acquire one “flow-through” common share of the Company for no additional consideration. So-called “flow-through” shares carry certain tax benefit to Canadian holders. On December 19, 2006 the Company issued 200,000 common shares. The purchaser of the flow-through special warrants was a non-U.S person pursuant to a private placement in Canada. The private placement was undertaken pursuant to an exemption from registration under Regulation S. The purchaser executed a subscription agreement in which it agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States.

On December 15, 2005, the Company completed the sale of 400,000 special warrants to a single investor in Canada at a purchase price of $1.01 per special warrant for total consideration of $404,000. Each special warrant entitles the holder to purchase one common share of the Company and one additional common share purchase warrant at no additional cost. On January 12, 2007 the warrants were exercised and the Company issued 404,000 common shares (which included penalty shares). The purchaser of the special warrants was a non-U.S person pursuant to a private placement in Canada. The private placement was undertaken pursuant to an exemption from registration under Regulation S promulgated pursuant to the Securities Act. The purchaser executed a subscription agreement in which it agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States.

On December 7, 2005 an accredited investor converted promissory notes of the Company on their due dates and the Company issued 34,306 common shares and 17,001 warrants covering the principal amounts of $25,500 and interest in the amount of $409 in accordance with the conversion provisions of the notes. The expiry date of the warrants was extended to 15 months after the conversion date. The holder of the promissory note was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On December 7, 2005 the board of directors authorized the issuance of 10,000 common shares to a shareholder upon the exercise of 10,000 warrants in consideration of $8,772 (CDN$10,000). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On December 6, 2005 the board of directors authorized the issuance of 133,333 common shares valued at $100,000 for property payment to Atna Resources Ltd., along with a cash payment of $43,406 (CDN$50,000) as per terms of the Marg Acquisition Agreement. The common shares along with the cash payment were delivered to Atna Resources Ltd. on December 12, 2005. The issuance of these shares was undertaken pursuant to a negotiated asset acquisition agreement with Atna and was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.

On December 5, 2005, the Company completed a private placement of 150,000 common shares and 150,000 warrants to a single accredited investor for consideration of $151,500. Each common share was priced at $1.00 and each warrant at $0.01. Each warrant entitles the holder to purchase one common share of the Company at an exercise price of $1.00 for a period of one year from the date of issuance. This private placement was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On November 9, 2005, an accredited investor converted a promissory note on its due date and the Company issued 76,525 common shares and 37,500 warrants covering the principal amount of $56,250 and interest in the amount of $1,143 in accordance with the conversion provisions of the notes. The expiry date of the warrants was extended to 15 months after the conversion date. The holder of the promissory note was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On October 18 and 24, 2005 the Company issued a total of 59,547 common shares and 29,167 warrants covering the principal amount of $43,750, plus interest of $910, on conversion of a convertible promissory note issued on October 6, 2004. The holder of the promissory note was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On October 18, 2005 the Company authorized the issuance of 14,000 common shares for the exercise of 14,000 warrants from a warrant holder in consideration of $12,000. The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On August 31, 2005, the Company accepted subscriptions from four accredited investors and one accredited corporation, all residents of Canada, for a total of 200,000 units priced at $0.55 per unit for a total of $110,000. Each unit consists of one common share and one-half share purchase warrant. Each common share was priced at $0.545 and each full warrant at $0.01. Each full-share purchase warrant entitles the holder to purchase one common share at $1.00 per share for a period expiring August 31, 2007. This private placement was undertaken pursuant to an exemption from registration under Regulation S. The purchaser executed a subscription agreement in which it agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States.

On August 29, 2005, the Company completed the sale of 149,867 units at $0.55 per unit to a Canadian director of the Company for $82,427 (CDN$100,000). Each unit consists of one common share and one-half share purchase warrant. Each common share was priced at $0.545 and each full warrant at $0.01. Each full-share purchase warrant entitles the holder to purchase one common share at $1.00 per share for a period expiring on August 5, 2007. This private placement was undertaken pursuant to an exemption from registration under Regulation S promulgated pursuant to the Securities Act.

On August 26, 2005 the board of directors approved the issuance of 490,909 units at $0.55 per unit to J.L. Guerra, Jr., then an arms length accredited shareholder for a total of $270,000. Each unit consists of one common share and one-half share purchase warrant. Each common share was priced at $0.545 and each full warrant at $0.01. Each full share purchase warrant entitles the holder to purchase one common share at $1.00 per share, after one year and seven days following closing, for a period of two (2) years following such date. The Company received $20,000 of the subscription price on August 12, 2005 as a loan to be applied to the subscription price and $100,000 on September 15, 2005 and a promissory note for $150,000, due on or before October 1, 2005, for the balance of the subscription price. The promissory note was paid in full by the due date. Mr. Guerra subsequently became a director of the Company on November 2, 2005 and then became chairman of the board on July 11, 2006. Mr. Guerra is an accredited investor. This private placement was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On August 25, 2005 the Company entered into a Consulting Agreement with Endeavor Holdings, Inc. (“Endeavor”), based in New York, New York to assist the Company in raising capital. Under the terms of this agreement the Company agreed to pay Endeavor 150,000 common shares at the rate of 25,000 shares per month. Either party could cancel the agreement upon 30 days notice. The Company issued 150,000 common shares valued at $130,500 to Endeavor. Endeavor is an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On August 23, 2005 the board of directors approved the issuance of 24,336 units to an arms length investor and 12,168 units to an officer of the Company at $0.55 per unit, in settlement of an accounts payable for services, for a total of $20,077 (CDN$24,398). Each unit consists of one common share and one-half share purchase warrant. Each common share was priced at $0.545 and each full warrant at $0.01. Each full share purchase warrant entitles the holder to purchase one common share at $1.00 per share for a period expiring on August 15, 2007. The issuance of these securities was undertaken pursuant to negotiated agreements and was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.

On August 5, 2005 the board of directors authorized the issuance of 369,215 common shares and 184,608 share purchase warrants in settlement of a demand promissory note in the amount of $200,000 plus interest of $3,068.25. Each common share was priced at $0.545 and each full warrant at $0.01. Each share purchase warrant entitles the holder to purchase one common share for $1.00 per share on or before August 5, 2007. This private placement was undertaken pursuant to an exemption from registration under Regulation S promulgated pursuant to the Securities Act. The purchaser executed a subscription agreement in which it agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States.

On March 2, 2005 the Company issued 76,204 common shares on conversion of a convertible promissory note. The holder of the promissory note was an accredited investor. The issuance of shares was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On March 1, 2005 the Company issued 133,333 common shares to Atna as a property payment in the amount of $100,000 for the Marg Property. The issuance of these shares was undertaken pursuant to a negotiated asset acquisition agreement with Atna and was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.

Purchase Warrants

The following table summarizes the warrants outstanding as of the year ended April 30, 2006.

	Number of Warrants Granted	Exercise Prices	Expiry Date
Outstanding at April 30, 2004 and average exercise price	499,731	$0.79
Granted in year 2004-2005	37,500	$1.25	June 30, 2006
Outstanding at April 30, 2005 and average exercise price	537,231	$0.82
Granted in year 2005-2006	150,000	$1.00	December 5, 2006
Granted in year 2005-2006	32,320	$1.00	December 15, 2006
Granted in year 2005-2006	259,542	$1.00	August 5, 2007
Granted in year 2005-2006	18,252	$1.00	August 15, 2007
Granted in year 2005-2006	245,455	$1.00	August 22, 2007
Granted in year 2005-2006	100,000	$1.00	August 31, 2007
Granted in year 2005-2006	12,500	$1.25	January 14, 2007
Granted in year 2005-2006	16,667	$1.25	January 25, 2007
Granted in year 2005-2006	37,500	$1.25	February 9, 2007
Granted in year 2005-2006	17,001	$1.25	March 7, 2007
Granted in year 2005-2006	50,000	$1.25	April 11, 2007
Granted in year 2005-2006	2,665,669	$0.90	March 28, 2008
Granted in year 2005-2006	533,133	$0.60	March 28, 2008
Exercised	(24,000)	($0.82)
Expired	-
Cancelled	-	-
Outstanding at April 30, 2006 and average exercise price	4,651,270	$0.88

Outstanding Share Data

As at October 30, 2006, the Company had 18,819,204 common shares outstanding.

As of April 30, 2006 16,366,728 Common shares of the Company were outstanding. Of the options to purchase common shares issued to the Company’s directors, officers and consultants under the Company’s stock option plan, 2,958,000 remained outstanding as of April 30, 2006 with exercise prices ranging from $0.55 to $1.19 and expiry dates ranging from December 15, 2006 to January 20, 2008. If exercised, 2,958,000 common shares of the Company would be issued, generating proceeds of $2,632,620.

On April 30, 2006, 4,651,270 share purchase warrants were outstanding with exercise prices ranging from $0.60 to $1.25 and expiring between December 5, 2006 and March 28, 2008. If exercised, 4,651,270 common shares would be issued, generating proceeds of $4,093,118.

As of April 30, 2006:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	7,609,270	$0.88	2,042,000*
Equity compensation plans not approved by securities holders	N/A	N/A	N/A
Total	7,609,270	$0.88	2,042,000

*On May 23, 2005, the Company filed a registration statement on Form S-8 in order to register the issuance of 3.3 million shares pursuant to the 2003 Stock Option Plan.

To date the Company has not paid any dividends on our common stock and the Company does not expect to declare or pay any dividends on our common stock in the foreseeable future. Payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by the board of directors.

The Company’s common stock is traded on the Over the Counter Bulletin Board sponsored by the National Association of Securities Dealers, Inc. under the symbol “YGDC.” The Over the Counter Bulletin Board does not have any quantitative or qualitative standards such as those required for companies listed on the Nasdaq Small Cap Market or National Market System. Our high and low sales prices of our common stock are as follows. The following quotations represent inter-dealer prices, without mark-up, mark-down or commission and may not represent actual transactions.

FISCAL YEAR 2005	HIGH	LOW
First Quarter	N/A	N/A
Second Quarter	N/A	N/A
Third Quarter	$0.80	$0.10
Fourth Quarter	$1.28	$0.60

FISCAL YEAR 2006	HIGH	LOW
First Quarter	$1.05	$0.42
Second Quarter	$1.12	$0.52
Third Quarter	$1.45	$0.60
Fourth Quarter	$2.25	$0.67

FISCAL YEAR 2007

First Quarter	$1.70	$1.05
Second Quarter	$1.36	$0.81
Third Quarter	$1.10	$0.58

As of April 19, 2006, our stock began trading on the Toronto Stock Exchange under the symbol “YK.” The high and low trading prices for our common stock for the fiscal year periods indicated below are as follows:

FISCAL YEAR 2006	HIGH	LOW
Fourth Quarter	$ US2.25 (CDN$2.40)	$ US0.67 (CDN$0.75)

FISCAL YEAR 2007

First Quarter	$1.70 (CDN$1.97)	$1.05 (CDN$1.29)
Second Quarter	$1.55 (CDN$1.80)	$0.82 (CDN$1.00)
Third Quarter	$1.20 (CDN$1.39)	$0.74 (CDN$0.86)

Our Transfer Agent

Our transfer agent is Equity Transfer and Trust Services, Inc. with offices at 200 University Avenue, Suite 400, Toronto, Ontario M5H 4H1. Their phone number is 416-361-0152. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares of stock.

Dividends

The Company has not declared any cash dividends on our common stock. The Company plans to retain any future earnings, if any, for exploration programs, administrative expenses and development of the Company and its assets.

Securities Authorized for Issuance Under Equity Compensation Plans.

On October 28, 2003 Yukon Gold adopted the 2003 Stock Option Plan (the "Plan") under which our officers, directors, consultants, advisors and employees may receive stock options. The aggregate number of shares that may be issued under the Plan is 5,000,000 shares. The purpose of the Plan is to assist Yukon Gold and its subsidiaries and affiliates in attracting and retaining qualified individuals to serve as directors, officers, consultants, advisors, and employees of our Company who will contribute to our Company's success and to achieve long-term objectives that will inure to the benefit of all shareholders of Yukon Gold. Options granted under the Plan will be either "incentive stock options," intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or "nonqualified stock options." For purposes of the Plan, the term "subsidiary" shall mean "subsidiary corporation," as such term is defined in section 424(f) of the Code, and "affiliate" shall have the meaning set forth in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Plan is administered by a Committee of the board of directors who will establish the terms under which options are granted.

On May 23, 2005, Yukon Gold filed a registration statement on Form S-8 with the SEC pursuant to which it registered 3,300,000 shares of common stock reserved for issuance upon exercise of options granted pursuant to the Plan. On February 10, 2006 the board of directors amended the 2003 Stock Option Plan to cease accepting promissory notes of option holders as payment for the exercise of options. No other changes were made.

The following summarizes options outstanding as at April 30, 2006:

	Option price	Number of shares
Expiry date	per share	2006	2005
December 15, 2006	0.75	1,100,000	1,750,000
January 5, 2007	0.75	84,000	84,000
June 28, 2007	0.55	490,000	-
April 15, 2008	0.58	20,000	-
December 13, 2007	1.19	1,026,000	-
December 13, 2007	1.19	88,000	-
January 20, 2008	0.85	150,000	-
		2,958,000	1,834,000
Weighted average exercise price at end of year		0.89	0.75

	Number of shares
	2006	2005
Outstanding, beginning of year	1,834,000	-
Granted	1,784,000	1,834,000
Expired	-	-
Exercised	(10,000)	-
Forfeited	-	-
Cancelled	(650,000)	-
Outstanding, end of year	2,958,000	1,834,000
Exercisable, end of year	1,269,450	302,176

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS

Board of Directors

The following individuals have agreed to sit on the Board of Directors of Yukon Gold. Each director will serve until the next meeting of shareholders or until replaced. Each individual's background is of material importance to Yukon Gold and is described below.

Name	Position	Date of Appointment to The Board of Directors
J.L. Guerra, Jr.	Director, Chairman of the Board	November 2, 2005

Paul A. Gorman	Director, CEO	October 24, 2006

Howard Barth	Director	May 11, 2005

Kenneth Hill	Director	December 15, 2004

Chet Idziszek	Director	November 17, 2005

Robert E. Van Tassell	Director	May 30, 2005

Management

Paul A. Gorman	CEO

Rakesh Malhotra	Chief Financial Officer

Lisa Rose (formerly Lisa Lacroix)	Corporate Secretary

Reorganization of Officers and Directors

As of October 24, 2006, Paul Gorman became the Chief Executive Officer of the Company following the resignation of Howard Barth as Chief Executive Officer and President. Mr. Barth continues as a Director of the Company. Prior to becoming the Company’s Chief Executive Officer, Mr. Gorman was the Company’s Vice President - Corporate Development. As of October 24, 2006, Mr. Gorman also become a Director of the Company. There were no disagreements between the Company and Mr. Barth with respect to the Company’s operations, policies or practices.

As of June 29, 2006, Ken Hill resigned as President and CEO of the Company and was replaced by Howard Barth as President and CEO. Mr. Barth is also a director of the Company. Mr. Hill became Vice President - Mining Operations of the Company. Subsequently, Mr. Hill resigned as Vice President - Mining Operations as of December 18, 2006, but remained on the Board of Directors. There were no disagreements between the Company and Mr. Hill with respect to the Company’s operations, policies or practices. Mr. Hill, who was a Director as of December of 2004, was appointed to the position of President and CEO as of January 17, 2005 following the resignation of W. Warren Holmes as CEO and the resignation of Brian Robertson as President.

Yukon Gold accepted the resignation of W. Warren Holmes as a director and Chairman of the board of directors and his resignation as a director and officer of the Company’s wholly owned subsidiary, Yukon Gold Corp., an Ontario corporation, in each case effective as of July 11, 2006. As of that date, J.L. Guerra, Jr. became Chairman of the Board of Directors of the Company. There were no disagreements between the Company and Mr. Holmes with respect to the Company’s operations, policies or practices.

As of January 17, 2006, Brian Robertson resigned as a director and President of the Company. There were no disagreements between the Company and Mr. Robertson with respect to the Company’s operations, policies or practices.

On January 17, 2006, Warren Holmes resigned as Chief Executive Officer of the Company. There were no disagreements between the Company and Mr. Holmes with respect to the Company’s operations, policies or practices.

As of November 17, 2005, Rene Galipeau resigned as a director and as the chief financial officer of the Company. He was appointed to that position as of May 11, 2005. His position as chief financial officer was filled by Rakesh Malhotra. The vacancy on the board was filled by the appointment of Chet Idziszek. There were no disagreements between the Company and Mr. Galipeau with respect to the Company’s operations, policies or practices.

As of November 7, 2005, Paul Gorman was appointed to the position of Vice President - Corporate Development and subsequently on October 24, 2006, was appointed as the Chief Executive Officer and as a director..

As of November 2, 2005, J.L. Guerra, Jr. was appointed to fill a vacancy on the board of directors of the Company.

As of September 7, 2005, Lisa Rose was appointed to the position of Corporate Secretary.

As of May 11, 2005, Stafford Kelley resigned as a director and as Secretary-Treasurer of the Company. There were no disagreements between the Company and Mr. Kelley with respect to the Company’s operations, policies or practices.

As of May 30, 2005, Richard Ewing resigned as a director of the Company. There were no disagreements between the Company and Mr. Ewing with respect to the Company’s operations, policies or practices. Robert (“Dutch”) Van Tassell was appointed to fill the vacancy on the board of directors left by Mr. Ewing as of May 30, 2005.

Of our six directors, three directors are independent directors. The Company believes its new board members add strength to the management team.

The following is a description of each member of our Board of Directors and our management.

J.L. Guerra, Jr., Director, Chairman of the Board

Mr. Guerra has over twenty years of experience operating his own businesses in the real estate brokerage, acquisition and development business in San Antonio, Texas. Mr. Guerra has acquired and sold industrial buildings, warehouses, office buildings and raw land for investors and investment entities. His current projects include acquisition, planning and development of residential, golf and resort properties, specifically Canyon Springs in San Antonio, Texas. Mr. Guerra also has experience with venture capital projects and has raised substantial capital for numerous projects in mining, hi-tech and other areas. Mr. Guerra lives in San Antonio, Texas. Mr. Guerra is 50 years old.

Paul Gorman, CEO

Mr. Gorman became the Company’s CEO as of October 24, 2006. Mr. Gorman is principally involved in securing financing for the Company’s operations and exploration. Mr. Gorman also handles investor relations. Prior to joining Yukon Gold, Mr. Gorman was the President and managing partner of Vantage Point Capital, a Merchant Bank and Corporate Relations Firm. For the last four years, Mr. Gorman has been working with companies to assist them in developing well-defined marketing programs. Mr. Gorman’s responsibilities also included raising capital, as well as promoting the companies to the investment community and writing strategic plans for business growth. Mr. Gorman is 37 years old.

Howard Barth, Director

Howard Barth became President and CEO of the Company on June 29, 2006 and resigned as such as of October 24, 2006. Mr. Barth continues with the Company as a Director. Mr. Barth graduated with a B.A. in Geography at York University, in Toronto, Ontario. He continued his studies at York University through the Schulich School of Business and graduated with a Masters degree in Business Administration in 1976. Upon graduation Mr. Barth worked for William Eisenburg & Company (now PricewaterhouseCoopers), a large Toronto accounting firm and attained his C.A. designation. After spending the next few years working with different firms in the Greater Toronto area, Mr. Barth started his own accounting practice in 1984 and subsequently expanded his firm by adding two partners. In his 25 years of public practice Mr. Barth has had direct involvement in a number of industries and is familiar with all aspects of accounting for small to medium sized businesses. His diverse clientele includes businesses in the construction, retail, manufacturing, and restaurant sectors. Since 1979 Mr. Barth has been a member of the Canadian Institute of Chartered Accountants and the Ontario Institute of Chartered Accountants. Mr. Barth is 54 years old.

Robert E. “Dutch” Van Tassell, Director

Robert E. “Dutch” Van Tassell was born in 1935 in Digby, Nova Scotia and graduated with a degree in Geology from Mount Allison University in 1958. Mr. Van Tassell began his mining career in 1956 as a summer student with Giant Yellowknife Mines, in the North West Territories of Canada. Mr. Van Tassell remained with Giant Yellowknife Mines from 1956 to 1962 where he was involved with mining and exploration geology. In 1962, Mr. Van Tassell was employed with Denison Mines located in Elliot Lake, Ontario for a short period of time as an underground geologist. In 1963 he joined United Keno Hill Mines in the Yukon Territory and was a key participant in the discovery of the Husky Mine in 1967, which produced over 17 million ounces of silver. In 1969 Mr. Van Tassell set up a Yukon regional exploration office in Whitehorse which in 1972 discovered the Minto Copper Deposit, employing helicopter supported two man prospecting crews in tree covered areas. While in Whitehorse Mr. Van Tassell served as a director for the Yukon Chamber of Mines for eleven years, two as its president. He also served four terms on the Northern Resources Conference which is held every three years and sponsored by the Yukon Chamber of Mines and Whitehorse Chamber of Commerce, two of these as Chairman. He also served as Chairman of the Whitehorse branch of the Canadian Institute of Mining and Metallurgy (the “CIM”). He also gave introductory and advanced prospecting courses for the Chamber of Mines. In 1982 Mr. Van Tassell joined Dickenson Mines in Toronto, Ontario as Vice President of Exploration. In 1984 he was involved with the discovery of additional reserves at the then active silver, lead, zinc Silvana Mine at Sandon, B.C. In 1988 he also played a part in Dickenson's acquisition of the Wharf Mine in South Dakota. While in Toronto Mr. Van Tassell also served as a Board member of the Prospector's and Developers Association of Canada (PDAC) from 1984 to 1993 serving as Chairman on the Program and Environmental Committees. Mr. Van Tassell is a Life member of the CIM and a member of The Geological Association of Canada. In March, 2000 he was presented with a lifetime Achievement Award by the PDAC for his contribution to the Mining Industry. Mr. Van Tassell retired in 1998 to assist with family maters. Mr. Van Tassell is 71 years old. Mr. Van Tassell is also a director of Colombia Goldfields Ltd., Lexam Explorations Inc., Plato Gold Corp., Red Lake Resources and Rupert Resources Ltd.

Chet Idziszek, Director

Mr. Idziszek has been active in the mining industry since 1971. He holds a Masters of Applied Science degree from McGill University. He has worked as a manager and senior geologist for several international mining companies since 1971. In 1990, he received the “Mining Man of the Year” award in recognition of his vital role in the discovery and development of the Eskay Creek Deposits in Northwestern British Columbia. He also received the prestigious “Prospector of the Year Award for 1994", again, in recognition of the major role he played in the discovery and development of the Eskay Creek Deposits, as well as for his leadership of Adrian Resources Ltd. during its exploration and development of the Petaquilla copper-gold deposits in Panama. Mr. Idziszek was President of Adrian Resource Ltd. until April of 2004. As a Director of Arequipa Resources Ltd. he helped during the negotiations with Barrick Gold Corp. to maximize the value received by Arequipa shareholders during the successful take-over bid by Barrick in 1996. Mr. Idziszek is a member of Society of Economic Geologists, I.A.G.O.D. the Geological Association of Canada and a Fellow of the Geological Society, London. Mr. Idziszek is 59 years old.

Ken Hill, Director

Mr. Hill came to Yukon Gold with over forty years of experience in the mining industry. Mr. Hill is a registered professional engineer and graduated with a degree in Geological Engineering from the Michigan Technological University. He also holds a degree in Mining Technology from the Haileybury School of Mines.

Mr. Hill is the founder of ProMin Consulting Associates Inc., a Canadian company that provides independent consulting and project management services to the global minerals industry. Prior to his involvement with ProMin Consulting Associates Inc., Mr. Hill held senior positions involving mine design, mine development and mine operations with Inmet Mining Corp., Northgate Exploration Ltd., Dome Mines Ltd. (now Placer Dome Inc.) and J.S. Redpath Ltd. Mr. Hill is 67 years old.

Officers

Rakesh Malhotra, Chief Financial Officer

Mr. Malhotra is a United States certified public accountant and a Canadian chartered accountant with considerable finance and accounting experience. Mr. Malhotra graduated with a Bachelor of Commerce (Honours) from the University of Delhi (India) and worked for a large accounting firm A.F Ferguson & Co. (Indian correspondent for KPMG) and obtained his CA designation in India. Having practiced as an accountant for over 10 years in New Delhi, he moved to the Middle East and worked for 5 years with the highly successful International Bahwan Group of Companies in a senior finance position. Mr. Malhotra is a CPA (Illinois) and also holds a Canadian CA designation. He worked as a Chartered Accountant with a mid-sized Chartered Accounting firm in Toronto doing audits of Public Companies and has worked for over four years as vice president of finance for a private group of service companies in Toronto. Mr. Malhotra has more than 20 years of experience in accounting and finance. He has substantial experience with consolidations, treasury management and financial statement audit. He is also a certified Masters by Oracle for Oracle Financials (ERP). Mr. Malhotra is 50 years old.

Lisa Rose, Corporate Secretary

Mrs. Rose (formerly Lisa Lacroix) has spent fourteen years working in a variety of fields ranging from retail to merchant banking. She attended Etobicoke Collegiate Institute and her studies focused on Business Administration and Law. Upon graduating in 1992 she began her career working for an accounting firm that specialized in Off-shore Investing and assisted in conducting seminars on the benefits of such investments.

In 1997 she began working for the Harten Group, a conglomerate of 11 companies owned by one family. The companies included a telecommunications firm, a natural gas provider, a private funding corporation (loans and mortgages), commercial/residential property management, an art gallery and professional race horses.

In 1999 Mrs. Rose joined Medallion Capital Corp. Beginning in January of 2005 Yukon Gold employed Lisa as a full time employee. She was appointed Corporate Secretary on September 7, 2005. Mrs. Rose is 33 years old.

EXECUTIVE COMPENSATION

The following table shows the compensation paid during the last three fiscal years ended April 30, 2006, 2005 and 2004 for the Chief Executive Officer, the Chief Financial Officer and the next four most highly compensated officers of the Company.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
					Awards		Payout
Name and Principal Position	Year April 30,	Salary ($)	Bonus($)	Other Annual Compensation ($)	Restricted Stock Award (s) ($)	Securities Underlying Options/SAR Granted (#)	LTIP Payouts ($)	All Other Compensation ($)

Paul A. Gorman CEO (1)	2006 2005 2004	Nil Nil Nil	Nil Nil Nil	34,440 Nil Nil	Nil Nil Nil	200,000 Nil Nil	Nil Nil Nil	Nil Nil Nil

Kenneth Hill Former President and CEO and Former Vice President - Mining Operations (2)	2006 2005 2004	Nil Nil Nil	Nil Nil Nil	14,755 Nil Nil	Nil Nil Nil	150,000 250,000 Nil	Nil Nil Nil	Nil Nil Nil

Rakesh Malhotra CFO (3)	2006 2005 2004	Nil Nil Nil	Nil Nil Nil	15,107 Nil Nil	Nil Nil Nil	250,000 Nil Nil	Nil Nil Nil	Nil Nil Nil

Lisa Rose Corporate Secretary (4)	2006 2005 2004	25,858 Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	76,000 Nil Nil	Nil Nil Nil	Nil Nil Nil

1 Mr. Gorman became an officer of the Company on November 7, 2005. He became the Company’s Chief Executive Officer as of October 24, 2006. Prior to becoming the Company’s Chief Executive Officer and a Director of the Company, Mr. Gorman was the Company’s Vice President - Corporate Development. The compensation shown above was paid during the period that Mr. Gorman was the Company’s Vice President - Corporate Development effective November 7, 2005

2 Mr. Hill became President and CEO of the Company following the resignation of both, W. Warren Holmes as CEO and Brian Robertson as President, on January 17, 2005. He resigned as President and CEO as of June 29, 2006 and became Vice President, Mining Operations of the Company. He resigned as Vice President, Mining Operations as of December 18, 2006, but remains on the Board of Directors.

3  Mr. Malhotra became the Chief Financial Officer of the Company following the resignation of Rene Galipeau on November 17, 2005.

4 Mrs. Rose (formerly Lisa Lacroix) became Corporate Secretary of the Company on September 7, 2005.

The Company does not have a long term incentive plan, pursuant to which cash or non-cash compensation intended to serve as an incentive for performance (whereby performance is measured by reference to financial performance or the price of the Company’s securities), was paid or distributed to any executive officers during the three most recent completed years.

Stock options granted to the named executive officers during the fiscal year ended April 30, 2006 are provided in the table below:

Name	Securities Under Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal year (1)	Exercise or Base Price ($/Security)	Market Value of Securities Underlying Options/SARs on the Date of Grant ($/Security)	Expiration Date

Paul Gorman CEO	200,000	11.2%	$1.19	$1.19	December 13, 2010

Kenneth Hill,. Former CEO and Former Vice President, Mining Operations	150,000	8.4%	$0.85	$0.85	January 20, 2011

W. Warren Holmes, Former CEO.	Nil	N/A	N/A	N/A	N/A

Rakesh Malhotra CFO	250,000	14%	$1.19	$1.19	December 13, 2010

Rene Galipeau Former CFO (2)	Nil	N/A	N/A	N/A	N/A

Lisa Rose Corporate Secretary	76,000	4.3%	$1.19	$1.19	December 13, 2010

(1)	Based on total number of options granted to directors/officers/consultants of the Company pursuant to the 2003 Stock Option plan during the fiscal year ended April 30, 2006.

(2)	Due to the resignation of Mr. Galipeau, the Company cancelled 200,000 of his 250,000 options that had been granted on December 15, 2004.

There has been no re-pricing of stock options held by any Named Executive Officer

The following table provides detailed information regarding options exercised by the named executive officers during the fiscal year ended April 30, 2006 and options held by the named executive officers as at April 30, 2006.

Name and Principal Position	Shares acquired on Exercise (#)	Value Realized ($)	# of shares under-lying options at year end

Paul Gorman CEO	0	N/A	248,000

Kenneth Hill Former Vice President Mining Operations	0	N/A	400,000

W. Warren Holmes Former CEO	0	N/A	250,000

Rakesh Malhotra CFO	0	N/A	250,000

Rene Galipeau Former CFO	0	N/A	50,000

Lisa Rose Corporate Secretary	0	N/A	100,000

On May 23, 2005, Yukon Gold filed a registration statement on Form S-8 with the SEC pursuant to which it registered 3,300,000 shares of common stock reserved for issuance upon exercise of options granted pursuant to the Plan.

d) Compensation of Directors

Directors are not paid any fees in their capacity as directors of the Company. The directors are entitled to participate in the Corporation’s stock option plan. During the year ended April 30, 2006 certain directors were granted options as per details as follows:

Mr. Barth was granted 250,000 stock options at an exercise price of $0.55. These options remain in effect until June 28, 2010.

Mr. Van Tassell was granted 250,000 stock options at an exercise price of $0.55 and valid until June 28, 2010.

Mr. Guerra, Jr. was granted 250,000 stock options at an exercise price of $1.19 and valid until December 13, 2010.

Mr. Idziszek was granted 250,000 stock options at an exercise price of $1.19 and valid until December 13, 2010.

Other Arrangements

None of the directors of the Company were compensated in their capacity as a director by the Company and its subsidiary during the fiscal year ended April 30, 2006 pursuant to any other arrangement.

Indebtedness of Directors and Executive Officers

None of the directors or executive officers of the Company was indebted to the Company or its subsidiary during the fiscal year ended April 30, 2006, including under any securities purchase or other program.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company has 19,766,538 shares of common stock issued and outstanding. Consequently, for purposes of describing shareholder voting rights, we have included in the table below the number of common shares of Yukon Gold Corporation, Inc. (Yukon Gold) held by the officers and directors of Yukon Gold. The last column of the table below reflects the voting rights of each officer and/or director as a percentage of the total voting shares (common shares of Yukon Gold) as of January 31, 2007.

Name and Address Of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class Held
Paul Gorman 1308 Roundwood Cres. Oakville, ON L6M 4A2	114,900	0.58% of Yukon Gold Common Shares

Kenneth Hill 2579 Jarvis Street Mississauga, ON L5C 2P9	0	0% of Yukon Gold Common Shares

Rakesh Malhotra 4580 Beaufort Terrace Mississauga, Ontario L5M 3H7	0	0% of Yukon Gold Common Shares

Howard Barth 16 Sycamore Drive Thornhill, ON L3T 5V4	5,500	0.03% of Yukon Gold Common Shares

Robert E. Van Tassell 421 Riverside Drive N.W. High River Alberta, Canada T1V 1T5	0	0% of Yukon Gold Common Shares

Lisa Rose 4-6780 Formentera Ave. Mississauga, ON L5N 2L1	0	0.% of Yukon Gold Common Shares

Chester (Chet) Idziszek C-4, 8211 Old Mine Road, RR #2 Powell River, BC V8A 4Z3	0	0% of Yukon Gold Common Shares

Jose L. Guerra, Jr. 1611 Greystone Ridge San Antonio, TX USA 78258	1,763,354,	8.9% of Yukon Gold Common Shares

TOTAL	1,883,754	9.53%

As a group Management and the Directors own 9.53 % of the issued and outstanding shares of Yukon Gold.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Year ended April 30, 2006

The Company and its subsidiary expensed a total of $14,755 in consulting fees to a corporation controlled by Kenneth Hill, a director of the Company. Mr. Hill was Vice President - Mining Operations prior to his resignation on December 18, 2006. Mr. Hill remains as a Director of the Company. In addition the Company paid $34,440 to a corporation controlled by Paul Gorman, then the Company’s Vice President, Corporate Development and currently the Company’s CEO, and $15,107 to Rakesh Malhotra, the Company’s Chief Financial Officer. The Company issued 12,168 common share units at $0.55 per unit in settlement of a prior year accounts payable for the services rendered by Brian Robertson, a former president of the Company.

The directors participated in private placements during the year as follows:

J.L. Guerra, Jr., a director of the Company, subscribed for 490,909 common share units at $0.55 per unit; and

W. Warren Holmes, a former director of the Company, subscribed for 149,867 common share units at $0.55 per unit.

Year ended April 30, 2005

The Company and its subsidiary expensed a total of $88,526 (CDN$111,875) for fees which include office rental, equipment rental, bookkeeping services, secretarial services, out of pocket expenses and consulting services for the preparation documents and other administrative matters from Medallion Capital Corp. The Company also expensed $5,702 (CDN$7,050) for interest on the note for CDN$250,000 to Medallion Capital Corp. The Company expensed $26,332 (CDN$32,500) for the time devoted by a related individual to the administration of the Company to S.K. Kelley & Associates Inc. Medallion Capital Corp. and S.K. Kelley & Associates Inc. are owned by Stafford Kelley, a former officer and director of the Company. This individual has subsequent to the year end resigned as an officer and director.

For services rendered by an individual as president of the Company, the Company expensed the invoice from a related company for $18,382 (CDN$23,326) plus travel expenses for this individual and another director in the amount of $2,405 (CDN$3,053).

ORGANIZATION WITHIN THE LAST FIVE YEARS

History

The Company was incorporated in the State of Delaware on May 31, 2000 under the name, "RealDarts International, Inc." The Company was formed to affect a plan of merger with a Florida corporation which was, at the time, negotiating to acquire marketing rights to an electronic scoreboard system for the game of darts. On August 3, 2000, the Company changed its name to “Optima 2000, Inc.” On August 8, 2000 it changed its name to “Optima International, Inc.” On August 8, 2000 the Company again changed its name to “Optima Global Corporation.” On February 5, 2001, the Company merged with the Florida Corporation that was pursuing the rights to the electronic scoreboard and the Company was the surviving corporation.  In connection with that merger, the Company issued common stock to the shareholders of the Florida Corporation on a one-for-one basis. The Company terminated the plan to acquire the rights to the electronic scoreboard system after determining that there was an insufficient market for this product and that financing could not be obtained. On November 20, 2002, the Company changed its name to “Take 4, Inc.” with no specific business plan.

On October 29, 2003 the Company changed its name to "Yukon Gold Corporation, Inc.". On November 17, 2003, the Company concluded a series of transactions whereby it acquired 3,000,000 (100%) common shares of Yukon Gold Corp (herein referred to as “YGC”), a private Ontario Canada Corporation. registered to carry on business in the Yukon Territory. In consideration of this acquisition, the Company issued 4,027,932 common shares to the former shareholders of YGC, which represented 59.5% of the outstanding common shares of the company on that date.

On December of 2004 the Company became a reporting issuer with the United States Securities and Exchange Commission (the “SEC”). The Company’s shares began to trade on the NASDAQ OTC Bulletin Board on
January 9, 2005. The Company commenced trading on the Toronto Stock Exchange effective April 19, 2006.

Related Party Transactions

The Company and its subsidiary expensed a total of $14,755 (CDN$17,500) in consulting fees to a corporation controlled by Kenneth Hill, a director of the Company. Mr. Hill was Vice President - Mining Operations prior to his resignation on December 18, 2006. Mr. Hill remains as a Director of the Company. In addition the Company paid in total $49,547 (CDN$57,170) to a corporation controlled by Paul Gorman, the Company’s Chief Executive Officer and to Rakesh Malhotra, the Company’s Chief Financial Officer. The Company issued 12,168 common share units at $0.55 per unit in settlement of a prior year accounts payable for the services rendered by Brian Robertson, a former president of the Company.

The directors participated in private placements during the year as follows:

J.L. Guerra, Jr., a director of the Company, subscribed for 490,909 common share units at $0.55 per unit; and

W. Warren Holmes, a former director of the Company, subscribed for 149,867 common share units at $0.55 per unit.

2004-2005

The Company and its subsidiary expensed a total of $88,526 (CDN$111,875) for fees which include office rental, equipment rental, bookkeeping services, secretarial services, out of pocket expenses and consulting services for the preparation documents and other administrative matters from Medallion Capital Corp. The Company also expensed $5,702 (CDN$7,050) for interest on the note for CDN$250,000 to Medallion Capital Corp. The Company expensed $26,332 (CDN$32,500) for the time devoted by a related individual to the administration of the Company to S.K. Kelley & Associates Inc. Medallion Capital Corp. and S.K. Kelley & Associates Inc. are owned by Stafford Kelley, a former officer and director of the Company. This individual has subsequent to the year end resigned as an officer and director.

For services rendered by an individual as president of the Company, the Company expensed the invoice from a related company for $18,382 (CDN$23,326) plus travel expenses for this individual and another director in the amount of $2,405 (CDN$3,053).

DESCRIPTION OF SECURITIES

The following description is a summary of the material terms of our common stock. This summary is subject to and qualified in its entirety by our Articles of Incorporation as amended, our Bylaws and by the applicable provisions of the State of Delaware law. Our authorized capital stock consists of 50,000,000 shares of Common Stock having a par value of $0.0001 per share. There is no cumulative voting for the election of directors. There are no preemptive rights to purchase shares. The holders of shares of common stock are entitled to dividends, out of funds legally available therefore, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and do not anticipate declaring a dividend in the future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters presented to the shareholders for a vote. In the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, our net assets available to shareholders after payment of all creditors. All of our issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that our unissued shares of common stock are subsequently issued, the relative interests of existing shareholders will be diluted.

On December 28, 2006, the Company completed a private placement of 2,823,049 flow-through special warrants (which qualify as flow-through shares for the purposes of the Canadian Income Tax Act) at a price of $0.90 (CDN$1.05) per warrant and 334,218 unit special warrants at a price of $0.77 (CDN$0.90) per warrant for aggregate gross proceeds to the Company of $2,814,652 (CDN$3,264,996). Each flow-through special warrant entitles the holder to acquire, for no additional consideration, one common share of the Company. Each unit special warrant entitles the holder to acquire, for no additional consideration, one common share and one common share purchase warrant of the Company. Each common share purchase warrant entitles the holder to acquire one common share of the Company at a price of $0.90 (CDN$1.05) for a period of 24 months from the closing date. In connection with this private placement, the Company agreed to file a prospectus in Canada qualifying the issuance of the common shares and warrants issuable upon the exercise of the special warrants as well as those common shares issuable on exercise of the common share purchase warrants. In addition, the Company agreed to file a registration statement in the United States covering the re-sale of common shares underlying the units and warrants by the respective shareholders. In the event the Company fails to obtain effectiveness for the final prospectus and the registration statement by February 26, 2007 (60 days from the closing date), each flow-through special warrant will entitle the holder to acquire 1.1 common shares on exercise thereof and each unit special warrant will entitle the holder to acquire 1.1 common shares and 1.1 common share purchase warrants on exercise thereof. The flow-through and unit special warrants will be automatically exercised on the earlier of (i) the third business day after the issuance of a receipt for the final prospectus and the effectiveness of the registration statement, or (ii) the four month anniversary of the closing date of the private placement. On closing, Northern Securities Inc., the lead agent received a cash commission of $171,164 (CDN$198,550) as well as 169,042 flow-through compensation options and 23,395 unit compensation options. In addition, as part of the private placement, Limited Market Dealer Inc. received a cash commission of CDN$30,000 as well as 28,571 flow-through compensation options and Novadan Capital Ltd. received a cash payment of CDN$32,900 as well as 32,900 unit compensation options. Each flow-through compensation option entitles the holder to acquire, for no additional consideration, one flow-through compensation warrant, each exercisable into one common share of the Company at a price of $0.90 (CDN$1.05) for a period of 24 months from the closing date of December 28, 2006. Each unit compensation option entitles the holder to acquire, for no additional consideration, one unit compensation warrant, each exercisable at US$0.81 (CDN$0.941) into one common share and one common share purchase warrant of the Company at a price of US$0.90 (CDN$1.05) for a period of 24 months from the closing date of December 28, 2006. In the event the Company fails to obtain receipts for the final prospectus or effectiveness the registration statement by February 26, 2007 (60 days from the closing date), each flow-through compensation option granted to Northern Securities, Inc. will entitle the holder to acquire 1.1 flow-through compensation warrants on exercise thereof and each unit compensation option granted to Northern Securities, Inc. will entitle the holder to acquire 1.1 unit compensation warrants on exercise thereof. The Company will use the gross proceeds from the sale of flow-through special warrants for the exploration and development of its properties, located in the Mayo Mining District of the Yukon Territory. The Company will use the net proceeds from the sale of unit special warrants for general working capital purposes. The private placement was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to an exemption afforded by Regulation S promulgated under the Securities Act (“Regulation S”).

USE OF PROCEEDS

We will not receive any of the proceeds of the sale of shares by the Selling Shareholders. We will pay the cost of registering under the Securities Exchange Act of 1933 the shares offered by this prospectus.

SELLING SHAREHOLDER S AND PLAN OF DISTRIBUTION

The registration statement, of which this prospectus forms a part, relates to our registration of an aggregate of 3,801,688 shares of common stock offered by the selling shareholders named below.

Shareholder	No. of Shares Owned	Relationship With Issuer	Shares owned After Offering

Vic Alboini 95 Glengowan Rd. Toronto, ON M4N 1G5	222,222	None	0

Kyjormac Inc. 205 King St., Suite 203 St. Catharines On L2R 3J5	224,000	None	0

William Grant 3 Faircroft Blvd. Toronto, ON M1M 2W9	60,000	None	0

Doug Harris 204 Dinnick Cr. Toronto, ON M4N 1M3	33,400	None	0

Michelle McClinton 204 Dinnick Cr. Toronto, ON M4N 1M3	11,200	None	0

Neil Chapman RR#4, PO Box 23, Stn. Main Brandon, MB	66,000	None	0

Northern Securities Inc. 150 York Street, Suite 1800 Toronto, ON M5H 3S5	11,614	None	0

Gary Bishop 55 Trunk Road P.O. Box 130 Spanish, Ontario P0P 2A0	40,000	None	0

Max Marechaux 42 Lynngrove Ave. Etobicoke, ON M8X 1M6	14,500	None	0

Robert E. Cohen 2337 Eskasoni Rd. Northside East Bay, NS B1J 1H9	137,000	None	0

John Powell 1 Petch Cres Aurora, ON L4G 5N7	35,000	None	0

John Turner 11 Harper Ave. Toronto, ON M4T 2L1	19,000	None	0

Anton (Tony) Nussbaumer 4103-5 Mariner Terrace Toronto, ON M5V 3V6	71,000	None	0

Robert Carbonaro 3601-81 Navy Wharf Court Toronto, ON M5V 3S2	23,500	None	0

Ilana Ruby 93 Woodlawn Dr. DDQ, PQ H9A 1Z4	30,000	None	0

Daniel W. Stickle 156 St. Catherine St., Unit A Smithville, ON L0R 2A0	10,000	None	0

Northern Precious Metals 2006 Limited Partnership 600 de La Gauchetiere St. W., #2400 Montreal, PQ, H3B 4L8	285,700	None	0

Stone Asset Management Limited Stone 2006-11 Flow-through L.P. 36 Toronto St., Suite 710 Toronto, ON, M5C 2C5	285,714	None	0

Rhone 2006 Flow-Through Limited Partnership 1050-1075 W. Georgia St. Vancouver, BC, V6E 3C9	190,400	None	0

Campbell & Lee Investment Management Inc. 1336 Deerwood Trail Oakville, ON, L6M 2H4	30,000	None	0

Mavrix A/C 216 36 Lombard St., Suite 400 Toronto, ON M5C 2X3	400,000	None	0

Vic Alboini 95 Glengowan Rd. Toronto, ON M4N 1G5	476,190	None	0

Cynthia Borkowsky 163 Munro Blvd. Toronto, On M2P 1C9	25,000	None	0

Blake Cassidy 687 Carlaw Avenue Toronto, ON M4K 3K7	15,000	None	0

Sheldon Esbin 1 Chadwick Ave. Toronto, ON M5P 1Z7	25,000	None	0

Marlene Carol Esbin 1 Chadwick Ave. Toronto, On M5P 1Z7	25,000	None	0

Arthur Resnick 162 Cumberland St. Suite 300 Toronto, ON M5R 3N5	25,000	None	0

Kyjormac Inc. 205 King St., Suite 203 St. Catharines, Ontario L2R 2J5	25,000	None	0

Wes Roitman 141 Heath St E Toronto, ON M4T 1S6	50,000	None	0

David Whiting 1882 Sherwood Forrest Cir Mississauga, ON L5K 2E7	10,000	None	0

Harry Roitman 162 Cumberland St., Suite 300 Toronto, ON M5R 3N5	25,000	None	0

Cameron Copland 212D Frederick Tisdale Cir North York, ON M3K 1X1	6,200	None	0

Ahmed Hassan 2444 Marisa Crt Mississauga, ON L5K 2P3	60,000	None	0

Bob Kiez 17 Woodsley Bay Brandon, MB R7B 4E3	4,800	None	0

James Barnett 40 Thimbleberry Brampton, Ontario L7A 3L4	23,809	None	0

MineralFields 2006 VII Super Flow-Through Limited Partnership 1110 Finch Avenue West, Suite 210 Toronto, Ontario M3J 2T2	328,571	None	0

Joe Dwek 850 Steeles Avenue West Suite 211 Thornhill, Ontario L4J 8E7	23,809	None	0

David Balardo 18 Cedar Grove Crt. Ancaster, ON L9G 4W5	9,524	None	0

William Watters 7 Ernest St. Dundas, ON L9H 5M4	9,524	None	0

Aleksandra Bukacheva 65 Harbour Sq., #2409 Toronto, ON M5J 2L4	23,809	None	0

MineralFields Quebec 2006 Super Flow-Through Limited Partnership 1110 Finch Avenue West Suite 210 Toronto, Ontario M3J 2T2	4,761	None	0

MineralFields 2006-IV Super Flow-Through Limited Partnership 1110 Finch Avenue West Suite 210 Toronto, Ontario M3J 2T2	95,238	None	0

Penson Financial Services Canada Inc. 330 Bay Street Suite 711 Toronto, Ontario M5H 2S8 FBO - Northern Securities Inc.	46,790*	None	0

Penson Financial Services Canada Inc. 330 Bay Street Suite 711 Toronto, Ontario M5H 2S8 FBO - Northern Securities Inc.	169,042**	None	0

Novadan Capital Ltd. 90 Adelaide Street West; Suite 800 Totonto, Ontario MSH 3U9	65,800	None	0

Limited Market Dealer 1110 Finch Avenue West Suite 210 Toronto, Ontario M3J 2T2	28,571**	None	0

* Unit Compensation Option
** Flow-Through Compensation Options

The sale of the Selling Shareholders' shares by the Selling Shareholders may be effected from time to time in transactions, which may include block transactions by or for the account of the Selling Shareholders, in the over-the-counter market or in negotiated transactions, or through the writing of options on the selling shareholders' shares, a combination of these methods of sale, or otherwise. Sales may be made at market prices prevailing at the time of sale, or at negotiated prices. We are not aware of any underwriting arrangements that have been entered into by the Selling Shareholders. We will file a post-effective amendment to our registration statement with the SEC if any Selling Shareholder enters into an agreement to sell shares through broker-dealers acting as principals after the date of this prospectus.

The Selling Shareholders, during the time each is engaged in distributing shares covered by this prospectus, must comply with the requirements of Regulation M under the Exchange Act. Generally, under those rules and regulations they may not: (i) engage in any stabilization activity in connection with our securities, and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Selling Shareholders and broker-dealers, if any, acting in connection with these sales might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commission they receive and any profit upon the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "a penny stock". A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Our shares may be quoted on the OTC Bulletin Board or the Toronto Stock Exchange, and the price of our shares may fall within a range which would cause our shares to be considered a “penny stock.” The additional sales practice and disclosure requirements imposed upon broker-dealers handling “penny stocks” may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the market.

Under the “penny stock” regulations, a broker-dealer selling “penny stocks” to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to purchase, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the “penny stock” regulations require the broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared by the Commission relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the “penny stock” held in a customer's account and information with respect to the limited market in “penny stocks.”

All of the foregoing may affect the marketability of the securities.

Sales of any shares of common stock by the selling shareholders may depress the price of the common stock in any market that may develop for the common stock.

Under the Securities Exchange Act of 1934, as amended, and its regulations, any person engaged in the distribution of shares of common stock offered by this prospectus may not simultaneously engage in market-making activities with respect to the common stock during the applicable "cooling off" period prior to the commencement of this distribution. In addition, and without limiting the foregoing, the selling shareholders will be subject to applicable provisions of the Exchange Act and its rules and regulations, including without limitation Regulation M promulgated under the Exchange Act, in connection with transactions in the shares, which provisions may limit the timing of purchases and sales of shares of common stock by the selling shareholders.

The above table sets forth information known to us regarding ownership of our common stock by each of the Selling Shareholders as of the date hereof and as adjusted to reflect the sale of shares offered by this prospectus. None of the Selling Shareholders has had any position with, held any office of, or had any other material relationship with us during the past three years except J. Malcolm Slack and Richard Ewing, both of whom were directors of the Company.

We believe, based on information supplied by the Selling Shareholders and our own records, that the persons named in the above table have sole voting and investment power with respect to all shares of common stock which they beneficially own. The last two columns in this table assume the sale of all of our shares offered in this prospectus. However, we do not know whether the Selling Shareholders will sell all or less than all of their shares.

Blue Sky Restrictions on Resale

The selling shareholders named in this prospectus may offer and sell the Shares covered by this prospectus only in States in the United States where exemptions from registration under State securities laws are available. The Company has obtained an exemption, known as the “manual exemption,” in approximately 38 States where such exemption is available. Generally, the manual exemption is available to issuers that maintain an up-to-date listing that includes certain information about the issuer in a recognized securities manual. The Company has a listing in “Standard & Poor’s Corporation Records,” a recognized securities manual. The States that provide the manual exemption include: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, the District of Columbia, Florida, Guam, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Puerto Rico, Rhode Island, South Carolina, South Dakota, Texas, U.S. Virgin Islands, Utah, Washington, West Virginia, and Wyoming. Each State’s law is different. Some of the States provide a general exemption for issuers’ securities that are listed in a “recognized securities manual” (or similar language) while other States have provisions that name the recognized securities manuals that qualify an issuer for the exemption in that State. Investors and securities professionals are advised to check each State’s securities laws and regulations (known as “Blue Sky” laws) or to check with Yukon Gold to ascertain whether an exemption exists for the Company’s shares in a particular State.

Expenses of the Offering

Yukon Gold will pay the entire expenses of the offering which are estimated to be $11,361.

We intend to keep this prospectus effective until all of the Warrants of the Company, Flow-Through Special Warrants of the Company, Unit Special Warrants of the Company, Flow-Through Compensation Warrants of the Company and Unit Compensation Warrants of the Company have been exercised or they have expired.

LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding or litigation and none of our property is the subject of a pending legal proceeding.

LEGAL MATTERS

The validity of the issuance of the common stock offered in this prospectus has been passed upon by Kavinoky Cook LLP, Buffalo, New York.

EXPERTS

The consolidated financial statements of Yukon Gold Corporation, Inc. for the years ended April 30, 2006 and April 30, 2005 were audited by Schwartz Levitsky Feldman LLP, independent auditors, as set forth in their report thereon appearing in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. Reports regarding the mineral properties at the Mount Hinton site have been prepared for us by Junior Mine Services, Inc. and by Archer, Cathro & Associates (1981) Limited and much of the information about the Mount Hinton Property contained in this prospectus has been obtained from those reports with their consent. Reports regarding the mineral properties at the Marg Property site were prepared by Peter Holbek, M.Sc., P.Geo. of Viking GeoScience and much of the information about the Marg Property contained in this prospectus has been obtained from those reports with their consent.

CHANGE IN AUDITORS

As of November 20, 2003, the board of Yukon Gold unanimously approved the replacement of Rotenberg & Co., LLP with Schwartz Levitsky Feldman LLP. Yukon Gold’s principal independent auditors are Schwartz Levitsky Feldman LLP.

Prior to the consummation of the Share Purchase Agreement, when our company was known as “TAKE-4, Inc.” Rotenberg & Co., LLP acted as our independent auditors. Following the consummation of the Share Purchase Agreement with YGC, Yukon Gold chose to replace Rotenberg & Co., LLP with Schwartz Levitsky Feldman LLP because Schwartz Levitsky Feldman LLP had experience with respect to the Canadian mining industry, the requirements of U.S. GAAP relating to the mining industry and in addition, Schwartz Levitsky Feldman LLP had audited the financial statements of our subsidiary, YGC.

Yukon Gold neither had nor has any disagreements with Rotenberg & Co. LLP on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedures till the date of this prospectus, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion of the subject matter of the disagreement.

The audit reports of Rotenberg & Co., LLP for all years and periods of audit,did not contain any adverse opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principles except for a “going concern” qualification.

During Yukon Gold’s two most recent fiscal years ended April 30, 2006, Yukon Gold has not consulted with Schwartz Levitsky Feldman LLP regarding any of the matters specified in Item 304(a)(2) of Reg. S-B.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Delaware Business Corporation Act and our by-laws, provide that we shall indemnify our officers and directors and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was our director or officer, against losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding. However, the statutory indemnity does not apply to: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the forgoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable

HOW TO GET MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. The material terms of all exhibits have been expressed in this prospectus. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and you can reach us at info@yukongoldcorp.com. Paul Gorman acts as the Information Officer for the Company and can be reached at 416-865-9790.

Upon effectiveness of the registration statement, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our stockholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

INDEX TO FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2006 AND APRIL 30, 2005

Together With Report of Independent Registered Public Accounting Firm

(Amounts expressed in US Dollars)

Page No.
INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Interim Consolidated Balance Sheets as of October 31, 2006 and April 30, 2006	F-3-4

Interim Consolidated Statements of Operations for the six months ended October 31, 2006
and October 31, 2005	F-5

Interim Consolidated Statements of Cash Flows for the six months ended October 31, 2006
and October 31, 2005	F-6

Interim Consolidated Statements of Changes in Stockholders’ Equity for the six
months ended October 31, 2006 and the year ended October 30, 2006	F-7

Condensed Notes to Interim Consolidated Financial Statements	F-10-16

YEAR-END CONSOLIDATED FINANCIAL STATEMENTS (Audited)

Report of Independent Registered Public Accounting Firm	F-19

Consolidated Balance Sheets as at April 30, 2006 and April 30, 2005	F-20-21

Consolidated Statements of Operations for the years ended April 30, 2006
and April 30, 2005	F-22

Consolidated Statements of Cash Flows for the years ended April 30, 2006
and April 30, 2005	F-23

Consolidated Statements of Changes in Stockholders’ Equity for the years ended
April 30, 2006 and April 30, 2005	F-24

Notes to Year-End Consolidated Financial Statements	F-27-47

YUKON GOLD CORPORATION, INC.

(AN EXPLORATION STAGE COMPANY)

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2006

(Amounts expressed in US Dollars)
(Unaudited)

YUKON GOLD CORPORATION, INC.

(AN EXPLORATION STAGE COMPANY)

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2006

(Amounts expressed in US Dollars)
(Unaudited)

Page No
Interim Consolidated Balance Sheets as of October 31, 2006 and April 30, 2006	F-3

Interim Consolidated Statements of Operations for the six months and three months
ended October 31, 2006 and October 31, 2005	F-5

Interim Consolidated Statements of Cash Flows for the six months ended October 31, 2006
and October 31, 2005	F-6

Interim Consolidated Statements of Changes in Stockholders’ Equity
for the six months ended October 31, 2006 and the year ended April 30, 2006	F-7

Condensed Notes to Interim Consolidated Financial Statements	F-10

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Interim Consolidated Balance Sheets
As at October 31, 2006 and April 30, 2006
(Amounts expressed in US Dollars)
(Unaudited)

ASSETS

	October 31, 2006	April 30, 2006
	$	$

CURRENT ASSETS
Cash and cash equivalents	963,382	2,412,126
Prepaid expenses and other	777,296	77,977
Exploration Tax Credit Receivable	153,145	153,145
	1,893,823	2,643,248
RESTRICTED CASH (Note 6)	-	118,275
RESTRICTED DEPOSIT (Note 7)	17,889	17,889
PROPERTY, PLANT AND EQUIPMENT	58,006	63,141
	1,969,718	2,842,553

See condensed notes to the interim consolidated financial statements.

APPROVED ON BEHALF OF THE BOARD

/s/ Paul A. Gorman
Paul A. Gorman, Director

/s/ J.L. Guerra, Jr.
J.L. Guerra, Jr., Director

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Interim Consolidated Balance Sheets
As at October 31, 2006 and April 30, 2006
(Amounts expressed in US Dollars)
(Unaudited)

LIABILITIES

	October 31, 2006	April 30, 2006
	$	$
CURRENT LIABILITIES
Accounts payable and accrued liabilities	184,113	232,282
Other Liability	3,750	3,750
Current Portion of:
Obligation under Capital Leases	2,772	2,792

Total Current Liabilities	190,635	238,824

Long -Term Portion of:
Obligation under Capital Lease	10,395	11,864
TOTAL LIABILITIES	201,030	250,688

SHAREHOLDERS’ EQUITY

CAPITAL STOCK	1,834	1,637

ADDITIONAL PAID-IN CAPITAL	7,384,160	5,301,502

SUBSCRIPTION FOR WARRANTS (Note 5)	525,680	525,680

ACCUMULATED OTHER COMPREHENSIVE LOSS	(46,009)	(5,162)

DEFICIT, ACCUMULATED DURING THE EXPLORATION STAGE	(6,096,977)	(3,231,792)

	1,768,688	2,591,865

	1,969,718	2,842,553

See condensed notes to the interim consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Interim Consolidated Statements of Operations
For the six months and three months ended October 31, 2006 and October 31, 2005
(Amounts expressed in US Dollars)
(Unaudited)

	Cumulative since inception	For the six months ended October 31, 2006	For the six months ended October 31, 2005	For the three months ended October 31, 2006	For the three months ended October 31, 2005
	$	$	$	$	$

REVENUE	-	-	-	-	-

OPERATING EXPENSES

Stock-based compensation	395,892	170,646	100,100	85,323	4,260
General and administration	2,389,056	992,378	270,850	524,019	178,800
Project expenses	3,605,318	1,695,854	250,521	823,967	247,927
Exploration Tax Credit	(284,703)	-	-	-	-
Amortization	11,510	6,307	496	3,149	253
Loss on sale/disposal of capital assets	5,904	-	-	-	-

TOTAL OPERATING EXPENSES	6,122,977	2,865,185	621,967	1,436,458	431,240

LOSS BEFORE INCOME TAXES	(6,122,977)	(2,865,185)	(621,967)	(1,436,458)	(431,240)

Income taxes	26,000	-	-	-	-

NET LOSS	(6,096,977)	(2,865,185)	(621,967)	(1,436,458)	(431,240)

Loss per share - basic and diluted		(0.17)	(0.06)	(0.08)	(0.04)

Weighted average common shares outstanding		17,151,588	9,511,868	17,646,550	9,998,691

See condensed notes to the interim consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Interim Consolidated Statements of Cash Flows
For the six months ended October 31, 2006 and October 31, 2005
(Amounts expressed in US Dollars)
(Unaudited)

	Cumulative since inception	For the six months ended October 31, 2006	For the six months ended October 31, 2005
	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the year	(6,096,977)	(2,865,185)	(621,967)
Items not requiring an outlay of cash:
Amortization	11,510	6,307	496
Loss on sale/disposal of capital assets	5,904	-	-
Shares issued for property payment	368,087	53,845	-
Common shares issued for
Settlement of severance liability to ex-officer	113,130	113,130	-
Stock-based compensation	395,892	170,646	100,100
Issue of shares for professional services	569,259	438,759	65,250
Issue of units against settlement of debts	20,077	-	20,077
Decrease (Increase) in prepaid expenses and deposits	(776,139)	(699,319)	(153,324)
Increase in exploration tax credit receivable	(153,145)	-	72,203
Increase (Decrease) in accounts payable and accrued liabilities	183,623	(48,169)	145,299
Decrease in restricted cash	-	118,275	-
Increase in restricted deposit	(17,889)	-	-
Increase in other liabilities	3,750	-	-

NET CASH USED IN OPERATING ACTIVITIES	(5,372,918)	(2,711,711)	(371,866)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(76,034)	(1,437)	(549)

NET CASH USED IN INVESTING ACTIVITIES	(76,034)	(1,437)	(549)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments from a shareholder	1,180	-	-
Proceeds from exercise of warrants	20,772	-	12,000
Proceeds (Repayments) from demand promissory notes	200,000	-	(47,676)
Proceeds from Convertible promissory notes converted	200,500	-	-
Proceeds from exercise of stock options	23,500	18,000	-
Proceeds from subscription of warrants	951,177	425,497	-
Proceeds from issuance of units /shares-net	5,042,217	862,978	462,427
Proceeds (Repayments) from capital lease obligation	13,167	(1,489)	-

NET CASH PROVIDED/ (USED) BY FINANCING ACTIVITIES	6,452,513	1,304,986	426,751

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES	(40,179)	(40,582)	(2,867)

NET INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS FOR THE YEAR	963,382	(1,448,744)	51,469

Cash and cash equivalents, beginning of year	-	2,412,126	79,256

CASH AND CASH EQUIVALENTS, END OF PERIOD	963,382	963,382	130,725

INCOME TAXES PAID		-	-

INTEREST PAID		-	-

See condensed notes to the interim consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Interim Consolidated Financial Statements of Changes in Stockholders’ Equity
From Inception to October 31, 2006
(Amounts expressed in US Dollars)
(Unaudited)

	Number of Common Shares	Common Shares amount	Additional Paid-in Capital	Subscription for warrants	Deficit, accumulated during the exploration stage	Comprehensive Income (loss)	Accumulated Other Comprehensive Income (loss)
		$	$	$	$	$	$
Issuance of Common shares	2,833,377	154,063	-	-	-	-	-
Issuance of warrants	-	-	1,142	-	-	-	-
Foreign currency translation	-	-	-	-		604	604
Net loss for the year	-	-	-	(124,783)	(124,783)	-	-

Balance as of April 30, 2003	2,833,377	154,063	1,142		(124,783)	(124,179)	604

Issuance of Common shares	1,435,410	256,657	-	-	-	-
Issuance of warrants	-	-	2,855	-	-	-
Shares repurchased	(240,855)	(5,778)	-	-	-	-
Recapitalization pursuant to
reverse acquisition	2,737,576	(404,265)	404,265	-	-	-
Issuance of Common shares	1,750,000	175	174,825	-	-	-
Issuance of Common shares
for property payment	300,000	30	114,212	-	-	-
Foreign currency translation	-	-	-	-		(12,796)	(12,796)
Net loss for the year	-	-	-		(442,906)	(442,906)	-

Balance as of April 30, 2004	8,815,508	882	697,299		(567,689)	(455,702)	(12,192)

Issuance of Common shares
for property payment	133,333	13	99,987		-	-
Issuance of common shares on
Conversion of Convertible Promissory note	76,204	8	57,144		-	-
Foreign currency translation	-	-	-		-	9,717	9,717
Net loss for the year	-	-	-		(808,146)	(808,146)	-

Balance as of April 30, 2005	9,025,045	903	854,430	-	(1,375,835)	(798,429)	(2,475)

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Interim Consolidated Financial Statements of Changes in Stockholders’ Equity
From Inception to October 31, 2006
(Amounts expressed in US Dollars)
(Unaudited)

	Number of Common Shares	Common Shares amount	Additional Paid-in Capital	Subscription for warrants	Deficit, accumulated during the exploration stage	Comprehensive Income (loss)	Accumulated Other Comprehensive Income (loss)
		$	$	$	$	$	$
Stock based compensation-
Directors and officers			216,416
Stock based compensation-consultants			8,830
Issue of common shares and
Warrants on retirement of
Demand Promissory note	369,215	37	203,031
Units issued to an outside company
for professional services settlement	24,336	2	13,384
Units issued to an officer
for professional services settlement	12,168	1	6,690
Issuance of common shares
for professional services	150,000	15	130,485
Units issued to shareholder	490,909	49	269,951
Units issued to a director	149,867	15	82,412
Units issued to outside subscribers	200,000	20	109,980
Issuance of common shares on
Conversion of Convertible
Promissory notes	59,547	6	44,654
Issuance of common shares on
Exercise of warrants	14,000	2	11,998
Issuance of common shares on
Conversion of Convertible
Promissory notes	76,525	8	57,386
Private placement of shares	150,000	15	151,485
Issuance of Common shares
for property payment	133,333	13	99,987
Issuance of common shares on
Conversion of Convertible
Promissory notes	34,306	4	25,905
Issuance of common shares on
Exercise of warrants	10,000	1	8,771

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Consolidated Statements of Changes in Stockholders’ Equity
From Inception to October 31, 2006
(Amounts expressed in US Dollars)

	Number of Common Shares	Common Shares amount	Additional Paid-in Capital	Subscription for warrants	Deficit, accumulated during the exploration stage	Comprehensive Income (loss)	Accumulated Other Comprehensive Income (loss)
		$	$	$	$	$	$
Issuance of common shares on
Conversion of Convertible
Promissory notes	101,150	10	76,523
Issue of 400,000 Special Warrants net				371,680
Issue of 200,000 flow through warrants				154,000
Brokered private placement of shares- net	5,331,327	533	2,910,375
Brokered Private placement of flow through
Shares- net	25,000	2	13,310
Exercise of stock options	10,000	1	5,499
Foreign currency translation	-	-	-			(2,687)	(2,687)
Net loss for the year	-	-			(1,855,957)	(1,855,957)	-

Balance as of April 30, 2006	16,366,728	1,637	5,301,502	525,680	(3,231,792)	(1,858,644)	(5,162)

Exercise of warrants	10,000	1	8,986
Exercise of warrants	45,045	5	40,445
Exercise of warrants	16,000	2	14,278
Common shares issued for
Settlement of severance liability to ex-officer	141,599	14	113,116
Exercise of warrants	43,667	4	39,364
Exercise of warrants	17,971	2	15,937
Exercise of warrants	43,667	4	38,891
Exercise of warrants	16,000	2	14,251
Exercise of warrants	158,090	16	141,616
Issuance of Common shares
for property payment	43,166	4	53,841
Exercise of warrants	64,120	6	57,863
Exercise of warrants	61,171	6	53,818
Exercise of stock options	24,000	2	17,998
Issuance of common shares
for professional services	342,780	34	438,725
Brokered private placement of units- net	400,000	40	363,960
Brokered private placement of units- net	550,000	55	498,923
Stock based compensation-
Directors and officers			170,646
Foreign currency translation						(40,847)	(40,847)
Net loss for the period					(2,865,185)	(2,865,185)
Balance as of October 31, 2006 (see note 10)	18,344,004	1,834	7,384,160	525,680	(6,096,977)	(2,906,032)	(46,009)

See condensed notes to the interim consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
October 31, 2006
(Amounts expressed in US Dollars)
(Unaudited)

1.	BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of all recurring accruals) considered necessary for fair presentation have been included. Operating results for the interim period are not necessarily indicative of the results that may be expected for the year ended April 30, 2007. Interim financial statements should be read in conjunction with the Company’s annual audited financial statements.

The interim consolidated financial statements include the accounts of Yukon Gold Corporation, Inc. (the “Company”) and its wholly owned subsidiary Yukon Gold Corp. (“YGC”). All material inter-company accounts and transactions have been eliminated.

2.	GOING CONCERN

The Company has no source for operating revenue and expects to incur significant expenses before establishing operating revenue. The Company has a need for equity capital and financing for working capital and exploration and development of its properties. Because of continuing operating losses, the Company’s continuance as a going concern is dependent upon its ability to obtain adequate financing and to reach profitable levels of operation. The Company’s future success is dependent upon its continued ability to raise sufficient capital, not only to maintain its operating expenses, but to explore for ore reserves and develop those it has on its mining claims. There is no guarantee that such capital will continue to be available on acceptable terms, if at all or if the Company will attain profitable levels of operation.

Management has initiated plans to raise equity funding through the issuance of common shares including flow-through shares. The Company was successful in raising funds (net) of approximately $4 million during the year ended April 30, 2006 which is expected to help the Company meet its commitments and current requirements for project expenses and general and administrative expenses. The Company has also raised (net) approximately $1.3 million during the six months ended October 31, 2006. The Company’s common shares are listed on the Toronto Stock exchange and included on the Over-The-Counter Bulletin Board maintained by NASDAQ in the United States. The trading of the Company’s stock in both United States and Canada has expanded its investor base, as the Company continues to explore sources of funding from both United States and Canada.

3.	NATURE OF OPERATIONS

The Company is an exploration stage mining company and has not yet realized any revenue from its operations. It is primarily engaged in acquisition, exploration and development of its two mining properties, both located in the Yukon Territory in Canada. The Company has not yet determined whether these properties contain mineral reserves that are economically recoverable. The business of mining and exploring for minerals involves a high degree of risk and there can be no assurances that current exploration programs will result in profitable mining operations.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
October 31, 2006
(Amounts expressed in US Dollars)
(Unaudited)

4.	EXPLORATION TAX CREDIT RECEIVABLE

The Company has a claim to the Yukon exploration tax credit, since it maintains a permanent establishment in the Yukon Territory and has incurred eligible mineral exploration expenses as defined by the federal income tax regulations of Canada. The Company’s expectation of receiving this credit of $153,145 (CDN$171,216) is based on the history of receiving past credits. The Company is filing tax returns to claim this credit.

5.	SUBSCRIPTION FOR WARRANTS

a)
On December 15, 2005 the Company completed the sale of 400,000 Special Warrants using the services of an agent at a subscription price of $1.01 per Warrant to an accredited investor for $404,000. Each Special Warrant entitles its holder to acquire one common share of the Company and one common share purchase warrant at no additional cost. Each share purchase warrant entitles the holder to purchase one common share in the capital of the Company at a price of $1.00 per warrant share for a period of one year following the closing date.

Special Warrants may not be exercised until the earlier of: (i) the Qualification Time (as defined below), or (ii) the date which is 181 days from the Closing Date of the sale of the Special Warrants (the “Expiry Time”). All special warrants will be automatically exercised without any further action on the part of the holder at 4:30 p.m. (Toronto Time) on the earlier of: (i) the fifth business day after the date upon which a registration statement to be filed by the Corporation under the Securities Act of 1933 as amended has been declared effective with respect to the distribution of the Common Shares and Warrants issuable upon exercise of the Special Warrants (the “Qualification Time”) or (ii) the Expiry Time. If by 4:30 p.m. (Toronto time) on the date which is 180 days from the closing date such registration statement has not been declared effective, the holders of the Special Warrants shall thereafter be entitled to receive, upon the exercise or deemed exercise of the Special Warrants, 1.1 common shares and 1.1 warrants for each Special Warrant then held by such holder (in lieu of one common share and one warrant otherwise receivable) at no additional cost. (See also note 11c)

The agent received $32,320 in commission as well as 32,320 warrants. Each warrant is exercisable for one common share at $ 1.00 until December 15, 2006 with a fair value of $9,995.

b)
On December 30, 2005 the Company completed the sale of 200,000 Flow-Through Special Warrants (“Special Warrants”) to National Bank Trust Inc. for the account of a Canadian accredited investor, for $180,000 (CDN$205,020). Each Special Warrant entitles the Holder to acquire one flow-through common share of the Company (“Flow-Through Shares”) at no additional cost.

The term “Flow-Through Shares” is significant for tax purposes in Canada because it enables the issuer to allocate certain exploration tax credit to the holders of such shares. As all Canadian Exploration expenses are incurred by the Company’s 100% owned Canadian subsidiary, which conducts mining explorations in the Yukon Territory of Canada, for Canadian tax purposes, a similar Flow-Through subscription agreement was executed between the Company and its 100% Canadian subsidiary. The effective date of renunciation for Canadian Exploration expenses is December 31, 2005, which as per Canadian tax regulations requires the Canadian subsidiary to incur eligible Canadian exploration expenses for the entire subscription amount of $180,000 (CDN $205,020) on or before December 31, 2006. The Company must renounce such eligible expenses to the Canadian accredited investors. The Company renounced such eligible expenses to the investors in March of 2006. These Special Warrants may be exercised at any time but will automatically be exercised on the earlier of: (i) the Qualification Time (as defined below), or (ii) the date which is 181 days from the date of the Special Warrant Certificate (December 30, 2005), or such later date as may be agreed upon between the Company and holder of the Special Warrants (the “Expiry Time”). All Special Warrants will be automatically exercised without any further action by the holder at 4:30 p.m. (Toronto time) on the earlier of: (i) the fifth business day after the date upon which a registration statement to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), has been declared effective by the Securities and Exchange Commission (the “SEC”) with respect to the distribution of the Flow-Through Shares issuable upon exercise of the Special Warrants (the “Qualification Time”) or (ii) the Expiry Time.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
October 31, 2006
(Amounts expressed in US Dollars)
(Unaudited)

6.	RESTRICTED CASH

Under Canadian income tax regulations, a company is permitted to issue flow-through shares whereby the company agrees to incur qualifying expenditures and renounce the related income tax deductions to the investors. Notwithstanding that, there is no specific requirement to segregate the funds. The flow-through funds which are unexpended at the consolidated balance sheet date are considered to be restricted and are not considered to be cash or cash equivalents. As of October 31, 2006 and April 30, 2006, unexpended flow-through funds were $ Nil and $ 118,275 (CDN $132,230) respectively.

7.	RESTRICTED DEPOSITS

The Company has a term deposit of $17,889 (CDN$20,000) with a Canadian financial institution which earns interest at 2.5% per annum and matures on April 26, 2007. This deposit has been assigned to the financial institution to enable the financial institution to issue an Irrevocable Letter of Credit to The First Nation of Na Cho Nyak Dun (“NND”) which exercises certain powers over land use and environment protection within the Yukon Territory of Canada. The Company required access to move heavy equipment over the land controlled by NND and therefore posted this security bond so that if the Company fails to comply with reclamation requirements, then the security bond will be available to NND to complete the work or may form part of the compensation package.

8.	OTHER LIABILITY

On March 28, 2006 the Company completed a brokered private placement through the issuance of 25,000 flow-through shares at a price of $0.75 per share for gross proceeds of $18,750. The proceeds raised were allocated between the offering of shares and the sale of tax benefits. A liability of $3,750 is recognized for the sale of taxable benefits which will be reversed and credited to income when the Company renounces resource expenditure deduction to the investor.

9.	STOCK BASED COMPENSATION

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” (SFAS 123 (R)). SFAS 123 (R) requires companies to recognize compensation cost for employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The Company adopted the provisions of SFAS 123 (R) on May 1, 2006 using the “modified prospective” application method of adoption which requires the Company to record compensation cost related to unvested stock awards as of April 30, 2006 by recognizing the unamortized grant date fair value of these awards over the remaining service periods of those awards with no change in historical reported earnings. As a result of using this method, the consolidated financial statements for the year ended April 30, 2006 were not restated for the impact of stock-based compensation expense. Awards granted after April 30, 2006 are valued at fair value in accordance with the provisions of SFAS 123 (R) and recognized on a straight line basis over the service periods of each award. Had expense for the Company’s stock- based compensation plans been determined based on the grant-date fair value for 2005, consistent with the provisions of SFAS 123 (R), the Company’s reported and proforma net loss and net loss per share for the three and six months ended October 31, 2005 would be as follows:

	Three Months Ended	Six Months Ended
	October 31, 2005	October 31, 2005
	$	$
Net Loss-as reported	(431,240)	(621,967)
Add: Stock-based compensation as expensed	4,260	100,100
Proforma stock-based compensation expense-as
If grant date fair value had been applied to all
Stock -based payment awards	(4,260)	(100,100)
Net loss-pro forma for stock based compensation expense	(431,240)	(621,967)
Net loss per share-basic, as reported	(0.04)	(0.06)
Net loss per share-basic, proforma for stock- based
Compensation expense	(0.04)	(0.06)

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
October 31, 2006
(Amounts expressed in US Dollars)
(Unaudited)

9.	STOCK BASED COMPENSATION-Cont’d

As of October 31, 2006 there was $386,799 of unrecognized expense related to non-vested stock-based compensation arrangements granted. The financial statements for the six months ended October 31, 2006 recognize compensation cost for the portion of outstanding awards which have vested during the period. The stock-based compensation expense for the six month period ended October 31, 2006 was $ 170,646.

No options were granted during the six months ended October 31, 2006 under the Company’s stock-option plan.

10.	ISSUANCE OF COMMON SHARES AND WARRANTS

Three months ended July 31, 2006

On May 29, 2006 the Company issued 10,000 common shares for the exercise of 10,000 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $8,987 (CDN$10,000).

On May 29, 2006 the Company issued 45,045 common shares for the exercise of 45,045 warrants at $0.89 (CDN$1.00) from a  warrant holder in consideration of $40,450 (CDN$45,045).

On May 29,2006 the Company issued 16,000 common shares for the exercise of 16,000 warrants at $0.89 (CDN$1.00) from a  warrant holder in consideration of $14,280 (CDN$16,000).

On May 30, 2006 the Company issued 141,599 common shares for the settlement of an accrued liability to an ex officer and director. The accrued severance amount of $113,130 (CDN$128,855) was converted to 141,599 common shares at $0.80 (CDN$0.91).

On June 22, 2006 the Company issued 43,667 common shares for the exercise of 43,667 warrants at $0.90 (CDN$1.00) from a warrant holder in consideration of $39,368 (CDN$43,667).

On June 28, 2006 the Company issued 17,971 common shares for the exercise of 17,971 warrants at $0.89 (CDN$1.00) from a  warrant holder in consideration of $15,939 (CDN$17,971).

On June 28, 2006 the Company issued 43,667 common shares for the exercise of 43,667 warrants at $0.89 (CDN$1.00) from a  warrant holder in consideration of $38,895 (CDN$43,667).

On June 28, 2006 the Company issued 16,000 common shares for the exercise of 16,000 warrants at $0.89 (CDN$1.00) from a  warrant holder in consideration of $14,253 (CDN$16,000).

On June 29, 2006 the Company issued 158,090 common shares for the exercise of 158,090 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $141,632 (CDN$158,090).

On July 7, 2006 the Company issued 43,166 common shares in settlement of a property  payment on the Mount Hinton property. The shares represent $53,845 (CDN$60,000) payment and were valued $1.25 (CDN$1.39) each.

On July 7, 2006 the Company issued 64,120 common shares for the exercise of 64,120 warrants at $0.90 (CDN$1.00) from a  warrant holder in consideration of $57,869 (CDN$64,120).

On July 17, 2006 the Company issued 61,171 common shares for the exercise of 61,171 warrants at $0.88 (CDN$1.00) from a  warrant holder in consideration of $53,824 (CDN$61,171).

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
October 31, 2006
(Amounts expressed in US Dollars)
(Unaudited)

10.	ISSUANCE OF COMMON SHARES AND WARRANTS-Cont’d

Three months ended October 31, 2006

On August 11, 2006 the Company issued 817,980 restrictive shares in total to three consultants for services relating to business promotion and development. These consultants will assist management in the preparation of financial offerings and assist in arranging meetings and making presentations to the brokerage community and institutional investors in both the United States of America and Canada. Except 342,780 common shares which were in total earned by these consultants as of October 31, 2006, the balance of 475,200 common shares are held in escrow to be released to each consultant in 8 monthly installments of 19,800 common shares commencing November 1, 2006.

On September 7, 2006 the Company issued 24,000 shares to an officer upon exercising 24,000 vested stock options at US$.075 for a total of US$18,000.

On October 3, 2006, the Company completed a brokered private placement and issued 400,000 units, where each unit consisted of a common share and a share purchase warrant. The units were priced at $1.00 per unit for a total of $400,000. The Company paid a finders fee of 6% and reimbursed expenses for 3% of the total consideration. The warrants have a two-year term and are exercisable at $1.50 per share in the first twelve months of the term and $2.00 per share in the remaining twelve months of the term.

On October 3, 2006, the Company completed another brokered private placement and issued 550,000 units, where each unit consisted of a common share and a share purchase warrant. The units were priced at $1.00 per unit for a total of $550,000. The Company paid a finders fee of $33,000 and reimbursed expenses for $18,022 (CDN $20,000). The warrants have a two- year term and are exercisable at $1.50 per share in the first twelve months of the term and $2.00 per share in the remaining twelve months of the term.

11.	COMMITMENTS AND CONTINGENCIES

(a)	Mount Hinton Property Mining Claims

On July 7, 2002 Yukon Gold Corp. (“YGC”) entered into an option agreement with the Hinton Syndicate to acquire a 75% interest in the 273 unpatented mineral claims covering approximately 14,000 acres in the Mayo Mining District of the Yukon Territory, Canada. This agreement was replaced with a revised and amended agreement (the “Hinton Option Agreement”) dated July 7, 2005 which superseded the original agreement and amendments thereto. The new agreement is between the Company, its wholly owned subsidiary YGC and the Hinton Syndicate.

YGC must make scheduled cash payments and perform certain work commitments to earn up to a 75% interest in the mineral claims, subject to a 2% net smelter return royalty in favor of the Hinton Syndicate, as further described below.

The schedule of Property Payments and Work Programs are as follows:

PROPERTY PAYMENTS

On execution of the July 7, 2002 Agreement	$19,693	(CDN$ 25,000) Paid
On July 7, 2003	$59,078	(CDN$ 75,000) Paid
On July 7, 2004	$118,157	(CDN$ 150,000) Paid
On January 2, 2006	$125,313	(CDN$ 150,000) Paid
On July 7, 2006	$134,512	(CDN$ 150,000) Paid
On July 7, 2007	$133,559	(CDN$ 150,000)
On July 7, 2008	$133,559	(CDN$ 150,000)

TOTAL	$723,871	(CDN$850,000)

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
October 31, 2006
(Amounts expressed in US Dollars)
(Unaudited)

11.	COMMITMENTS AND CONTINGENCIES - Cont’d.

WORK PROGRAM-expenditures to be incurred in the following periods;

July 7/02 to July 6/03	$118,157	(CDN$ 150,000) Incurred
July 7/03 to July 6/04	$196,928	(CDN$ 250,000) Incurred
July 7/04 to July 6/05	$256,006	(CDN$ 325,000) Incurred
July 7/05 to Dec. 31/06	$667,795	(CDN$ 750,000) *Amended
Jan. 1/07 to Dec. 31/07	$890,392	(CDN$ 1,000,000)
Jan. 1/08 to Dec. 31/08	$1,112,990	(CDN$ 1,250,000)
Jan. 1/09 to Dec. 31/09	$1,335,589	(CDN$ 1,500,000)

TOTAL	$4,577,857	(CDN$5,225,000)

* By letter agreement dated August 17, 2006, the Hinton Syndicate agreed to allow the Company to defer a portion of the Work Program expenditure scheduled to be incurred by December 31, 2006. The agreement to defer such Work program expenditures was due to the mechanical break-down of drilling equipment and the unavailability of replacement drilling equipment at the Mount Hinton site. As a result, the Company is now allowed to defer the expenditure of approximately $245,000 to $267,000(CDN $ 275,000 to CDN $300,000) until December 31, 2007. All other Property Payments and Work Program expenditures due have been made and incurred.

Provided all Property Payments have been made that are due prior to the Work Program expenditure levels being attained, YGC shall have earned a:

25% interest upon Work Program expenditures of $1,335,589 (CDN$1,500,000)
50% interest upon Work Program expenditures of $2,225,981 (CDN$2,500,000)
75% interest upon Work Program expenditures of $4,577,857 (CDN$5,225,000)

In some cases, payments made to service providers include amounts advanced to cover the cost of future work. These advances are not loans but are considered "incurred" exploration expenses under the terms of the Hinton Option Agreement. Section 2.2(a) of the Hinton Option Agreement defines the term, “incurred” as follows: “Costs shall be deemed to have been “incurred” when YGC has contractually obligated itself to pay for such costs or such costs have been paid, whichever should first occur.” Consequently, the term, “incurred” includes amounts actually paid and amounts that YGC has obligated itself to pay. Under the Hinton Option Agreement there is also a provision that YGC must have raised and have available the Work Program funds for the period from July 7, 2005 to December 31, 2006, by May 15 of 2006. This provision was met on May 15, 2006.

The Hinton Option Agreement contemplates that upon the earlier of: (i) a production decision or (ii) investment of $4,577,857 (CDN$5,225,000) or (iii) YGC has a minority interest and decides not to spend any more money on the project, YGC’s relationship with the Hinton Syndicate will become a joint venture for the further development of the property. Under the terms of the Hinton Option Agreement, the party with the majority interest would control the joint venture. Once the 75% interest is earned, as described above, YGC has a further option to acquire the remaining 25% interest in the mineral claims for a further payment of $4,451,963 (CDN$5,000,000).

The Hinton Option Agreement provides that the Hinton Syndicate receive a 2% “net smelter return royalty.” In the event that the Company exercises its option to buy-out the remaining 25% interest of the Hinton Syndicate (which is only possible if the Company has reached a 75% interest, as described above) then the "net smelter return royalty" would become 3% and the Hinton Syndicate would retain this royalty interest only. The “net smelter return royalty” is a percentage of the gross revenue received from the sale of the ore produced from the mine less certain permitted expenses.

The Hinton Option Agreement entitles the Hinton Syndicate to recommend for appointment one member to the board of directors of the Company.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Condensed Notes to Interim Consolidated Financial Statements
October 31, 2006
(Amounts expressed in US Dollars)
(Unaudited)

11.	COMMITMENTS AND CONTINGENCIES-Cont’d

The Hinton Option Agreement provides both parties (YGC and Hinton Syndicate) with rights of first refusal in the event that either party desires to sell or transfer its interest.

The Hinton Syndicate members each have the option to receive their share of property payments in stock of the Company at a 10% discount to the market, once the Company has obtained a listing on a Canadian stock exchange. YGC and the Company have a further option to pay 40% of any property payment due after the payment on January 2, 2006 with common stock of the Company. The payment due on July 7, 2006 was made in accordance with this provision.

b)	The Marg Property

In March 2005, the Company acquired rights to purchase 100% of the Marg Property which consists of 402 contiguous mineral claims covering approximately 20,000 acres located in the Mayo Mining District of the Yukon Territory of Canada. Title to the claims is registered in the name of YGC.

The Company assumed the rights to acquire the Marg Property under a Property Purchase Agreement (“Agreement”) with Atna Resources Ltd. (“Atna”). Under the terms of the Agreement the Company paid $119,189 (CDN$150,000) cash and 133,333 common shares as a down payment. The Company made payments under the Agreement for $43,406 (CDN$50,000) cash and an additional 133,333 common shares of the Company on December 12, 2005;

The Company has agreed to make subsequent payments under the Agreement of: (i) $89,039 (CDN$100,000) cash and an additional 133,334 common shares of the Company on or before December 12, 2006; (ii) $89,039 (CDN$100,000) cash on or before December 12, 2007; and (iii) $178,078 (CDN$200,000) in cash and/or common shares of the Company (or some combination thereof to be determined) on or before December 12, 2008. Upon the commencement of commercial production at the Marg Property, the Company will pay to Atna $890,392 (CDN$1,000,000) in cash and/or common shares of the Company, or some combination thereof to be determined.

c)
The Company completed the sale of 400,000 Special Warrants on December 15, 2005 as described in note 5a). In the absence of a registration statement being declared effective within 181 days of the closing, the Company, effective June 15, 2006 was obligated to issue 4,000 common shares and 4,000 warrants to the accredited investor at no extra cost as a penalty. The Company has not yet issued any shares or warrants as of October 31, 2006.

d)
On March 21, 2006 the Company entered into a consulting agreement with a consultant (the “Consultant”). As per terms of the agreement, the Consultant will provide to the Company market and financial advice and expertise as may be necessary relating to the manner of offering and pricing of securities. The agreement is for a period of twelve months commencing the day of trading of the Company’s stock on the Toronto Stock Exchange (April 19, 2006). The Consultant will be compensated a fee equal to 240,000 restricted common shares of the Company with a fair value of $196,800 and will receive these shares on a monthly basis. Each party can cancel the agreement on 30 days notice. The Company has not issued any common shares as yet, but is accruing the expense on a monthly basis. The Company has cancelled the agreement as of November 30, 2006.

12.	CHANGES IN DIRECTORS AND MANAGEMENT

As of October 24, 2006, Mr.Paul Gorman became the Chief Executive Officer of the Company following the resignation of Mr. Howard Barth as Chief Executive Officer and President. Mr. Barth continues as a Director of the Company. Prior to becoming the Company’s Chief Executive Officer, Mr. Gorman was the Company’s Vice President -Corporate Development.

13.	SUBSEQUENT EVENTS

Subsequent to the quarter, the Board adopted, subject to the shareholders and regulatory approval, the 2006 Stock Option Plan. The Board also approved, subject to the shareholders and regulatory approval, the extension of 2,064,000 options held by all current officers, directors, consultants and employees and the adding of an additional 2,000,000 common shares of stock to the 2006 Stock Option Plan.

The Company entered into an agreement with Northern Securities Inc. to act as agent in a best efforts private placement offering of up to $ 6 million of securities through the sale of special warrants convertible into flow through units and common shares.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2006 AND APRIL 30, 2005
Together With Report of Independent Registered Public Accounting Firm
(Amounts expressed in US Dollars)

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2006 AND APRIL 30, 2005
Together With Report of Independent Registered Public Accounting Firm
(Amounts expressed in US Dollars)

Page No.

Report of Independent Registered Public Accounting Firm	F-19

Consolidated Balance Sheets as at April 30, 2006 and April 30, 2005	F-20

Consolidated Statements of Operations for the years ended April 30, 2006
and April 30, 2005	F-22

Consolidated Statements of Cash Flows for the years ended April 30, 2006
and April 30, 2005	F-23

Consolidated Statements of Changes in Stockholders’ Equity for the years ended
April 30, 2006 and April 30, 2005	F-24

Notes to Consolidated Financial Statements	F-27

SCHWARTZ LEVITSKY FELDMAN LLP
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Yukon Gold Corporation, Inc.
(An Exploration Stage Company)

We have audited the accompanying consolidated balance sheets of Yukon Gold Corporation, Inc. as at April 30, 2006 and 2005 and the related consolidated statements of operations, cash flows and stockholders’ equity for the years ended April 30, 2006 and 2005 and for the period from incorporation to April 30, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Yukon Gold Corporation, Inc. as at April 30, 2006 and 2005 and the results of its operations and its cash flows for the years ended April 30, 2006 and 2005 and for the period from incorporation to April 30, 2006 in conformity with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company is an exploration stage mining company and has no established source of revenues. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plan regarding these matters are also described in the notes to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“SCHWARTZ LEVITSKY FELDMAN LLP”

Toronto, Ontario, Canada
July 12, 2006                                                      Chartered Accountants
Except for Note 23(i) which is August 31, 2006

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Consolidated Balance Sheets
As at April 30, 2006 and April 30, 2005
(Amounts expressed in US Dollars)
	April 30,	April 30,
	2006	2005
	$	$

ASSETS
CURRENT ASSETS

Cash and cash equivalents	2,412,126	79,256
Prepaid expenses and other (note 6)	77,977	103,832
Exploration tax credit receivable (note 7)	153,145	72,203

	2,643,248	255,291

RESTRICTED CASH (Note 15)	118,275	-
RESTRICTED DEPOSIT (Note 16)	17,889	-
PROPERTY, PLANT AND EQUIPMENT (Note 8)	63,141	4,778

	2,842,553	260,069

The accompanying notes are an integral part of these consolidated financial statements.

APPROVED ON BEHALF OF THE BOARD

____________________________________________
Howard Barth, Director

____________________________________________
Jose L. Guerra, Jr., Director

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Consolidated Balance Sheets
As at April 30, 2006 and April 30, 2005
(Amounts expressed in US Dollars)

	April 30,	April 30,
	2006	2005
	$	$

LIABILITIES

CURRENT LIABILITIES

Accounts payable and accrued liabilities (Note 9)	232,282	83,897
Other Liability (Note 17)	3,750	-
Convertible promissory notes (Note 12)	-	200,500
Demand promissory notes (Note 13)	-	498,649
Current Portion of:
Obligation under Capital Leases	2,792	-

Total Current Liabilities	238,824	783,046

Long -Term Portion of:
Obligations under Capital Lease	11,864	-

TOTAL LIABILITIES	250,688	783,046

COMMITMENTS AND CONTINGENCIES (Note 18)

SHAREHOLDERS’ EQUITY (DEFICIENCY)

CAPITAL STOCK (Note 10)	1,637	903

ADDITIONAL PAID-IN CAPITAL	5,301,502	854,430

SUBSCRIPTION FOR WARRANTS (Note 11)	525,680	-

ACCUMULATED OTHER COMPREHENSIVE LOSS	(5,162)	(2,475)

DEFICIT, ACCUMULATED DURING THE EXPLORATION STAGE	(3,231,792)	(1,375,835)

	2,591,865	(522,977)

	2,842,553	260,069

The accompanying notes are an integral part of these consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Consolidated Statements of Operations
For the years ended April 30, 2006 and April 30, 2005
(Amounts expressed in US Dollars)

		For the	For the
		year	year
	Cumulative	ended	ended
	since	April 30,	April 30,
	inception	2006	2005

	$	$	$

REVENUE	-	-	-

OPERATING EXPENSES

Stock-based compensation	225,246	225,246	-
General and administration	1,396,678	859,953	390,679
Project expenses	1,909,464	933,326	532,333
Exploration Tax Credit	(284,703)	(144,414)	(116,050)
Amortization	5,203	1,942	1,184
Loss on sale/disposal of capital assets	5,904	5,904	-

TOTAL OPERATING EXPENSES	3,257,792	1,881,957	808,146

LOSS BEFORE INCOME TAXES	(3,257,792)	(1,881,957)	(808,146)

Income taxes recovery	26,000	26,000	-

NET LOSS	(3,231,792)	(1,855,957)	(808,146)

Loss per share - basic and diluted		(0.17)	(0.09)

Weighted average common shares outstanding		10,742,784	8,850,318

The accompanying notes are an integral part of these consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
For the years ended April 30, 2006 and April 30, 2005
(Amounts expressed in US Dollars)

		For the	For the
		year	year
	Cumulative	ended	ended
	since	April 30,	April 30,
	inception	2006	2005
	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the year	(3,231,792)	(1,855,957)	(808,146)
Items not requiring an outlay of cash:
Amortization	5,203	1,942	1,184
Loss on sale/disposal of capital assets	5,904	5,904
Shares issued for property payment	314,242	100,000	100,000
Stock-based compensation	225,246	225,246	-
Issue of shares for professional services	130,500	130,500	-
Issue of units against settlement of debts	20,077	20,077	-
Decrease (Increase) in prepaid expenses and deposits	(76,820)	25,855	(94,475)
Decrease (Increase) in exploration tax credit receivable	(153,145)	(80,942)	(72,203)
Increase (Decrease) in accounts payable and accrued
liabilities	231,792	148,385	53,211
Decrease (Increase) in restricted cash and
restricted deposit	(136,164)	(136,164)	-
Increase (Decrease) in other liabilities	3,750	3,750	-

NET CASH USED IN OPERATING ACTIVITIES	(2,661,207)	(1,411,404)	(820,429)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(74,597)	(67,813)	-

NET CASH USED IN INVESTING ACTIVITIES	(74,597)	(67,813)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments from a shareholder	1,180	-	-
Proceeds from Convertible promissory notes	200,500	-	200,500
Proceeds from (Repayments of) Demand promissory notes	200,000	(298,649)	498,649
Proceeds from exercise of warrants	20,772	20,772	-
Proceeds from issuance of units/shares	4,179,239	3,538,147	57,152
Proceeds from the exercise of stock options	5,500	5,500	-
Proceeds from subscription of warrants	525,680	525,680	-
Proceeds from capital lease obligation	14,656	14,656	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	5,147,527	3,806,106	756,301

EFFECT OF FOREIGN CURRENCY EXCHANGE
RATE CHANGES	403	5,981	8,459

NET INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS FOR THE YEAR	2,412,126	2,332,870	(55,669)

Cash and cash equivalents, beginning of year	-	79,256	134,925

CASH AND CASH EQUIVALENTS, END OF YEAR	2,412,126	2,412,126	79,256

INCOME TAXES PAID		-	-

INTEREST PAID		-	-

The accompanying notes are an integral part of these consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Consolidated Statements of Changes in Stockholders’ Equity
From Inception to April 30, 2006
(Amounts expressed in US Dollars)

					Deficit,
					accumulated		Accumulated
	Number of	Common	Additional	Subscription	during the		Other
	Common	Shares	Paid-in	for	exploration	Comprehensive	Comprehensive
	Shares	amount	Capital	warrants	stage	Income (loss)	Income (loss)
		$	$	$	$	$	$

Issuance of Common shares	2,833,377	154,063	-	-	-	-	-
Issuance of warrants	-	-	1,142	-	-	-	-
Foreign currency translation	-	-	-	-		604	604
Net loss for the year	-	-	-		(124,783)	(124,783)	-

Balance as of April 30, 2003	2,833,377	154,063	1,142		(124,783)	(124,179)	604

Issuance of Common shares	1,435,410	256,657	-	-	-	-
Issuance of warrants	-	-	2,855	-	-	-
Shares repurchased	(240,855)	(5,778)	-	-	-	-
Recapitalization pursuant to
reverse acquisition	2,737,576	(404,265)	404,265	-	-	-
Issuance of Common shares	1,750,000	175	174,825	-	-	-
Issuance of Common shares
for property payment	300,000	30	114,212	-	-	-
Foreign currency translation	-	-	-	-		(12,796)	(12,796)
Net loss for the year	-	-	-		(442,906)	(442,906)	-

Balance as of April 30, 2004	8,815,508	882	697,299		(567,689)	(455,702)	(12,192)

Issuance of Common shares
for property payment	133,333	13	99,987		-	-
Issuance of common shares on
Conversion of Convertible Promissory note	76,204	8	57,144		-	-
Foreign currency translation	-	-	-		-	9,717	9,717
Net loss for the year	-	-	-		(808,146)	(808,146)	-

Balance as of April 30, 2005	9,025,045	903	854,430	-	(1,375,835)	(798,429)	(2,475)

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Consolidated Statements of Changes in Stockholders’ Equity
From Inception to April 30, 2006
(Amounts expressed in US Dollars)
					Deficit,
					accumulated		Accumulated
	Number of	Common	Additional	Subscription	during the		Other
	Common	Shares	Paid-in	for	exploration	Comprehensive	Comprehensive
	Shares	amount	Capital	warrants	stage	Income (loss)	Income (loss)
		$	$	$	$	$	$

Stock based compensation-
Directors and officers			216,416
Stock based compensation-consultants			8,830
Issue of common shares and
Warrants on retirement of
Demand Promissory note	369,215	37	203,031
Units issued to an outside company
for professional services settlement	24,336	2	13,384
Units issued to an officer
for professional services settlement	12,168	1	6,690
Issuance of common shares
for professional services	150,000	15	130,485
Units issued to shareholder	490,909	49	269,951
Units issued to a director	149,867	15	82,412
Units issued to outside subscribers	200,000	20	109,980
Issuance of common shares on
Conversion of Convertible
Promissory notes	59,547	6	44,654
Issuance of common shares on
Exercise of warrants	14,000	2	11,998
Issuance of common shares on
Conversion of Convertible
Promissory notes	76,525	8	57,386
Private placement of shares	150,000	15	151,485
Issuance of Common shares
for property payment	133,333	13	99,987
Issuance of common shares on
Conversion of Convertible
Promissory notes	34,306	4	25,905
Issuance of common shares on
Exercise of warrants	10,000	1	8,771

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Consolidated Statements of Changes in Stockholders’ Equity
From Inception to April 30, 2006
(Amounts expressed in US Dollars)

					Deficit,
					accumulated		Accumulated
	Number of	Common	Additional	Subscription	during the		Other
	Common	Shares	Paid-in	for	exploration	Comprehensive	Comprehensive
	Shares	amount	Capital	warrants	stage	Income (loss)	Income (loss)
		$	$	$	$	$	$

Issuance of common shares on
Conversion of Convertible
Promissory notes	101,150	10	76,523
Issue of 400,000 Special Warrants net				371,680
Issue of 200,000 flow through warrants				154,000
Brokered private placement of shares- net	5,331,327	533	2,910,375
Brokered Private placement of flow through
Shares- net	25,000	2	13,310
Exercise of stock options	10,000	1	5,499
Foreign currency translation	-	-	-			(2,687)	(2,687)
Net loss for the year	-	-			(1,855,957)	(1,855,957)	-

Balance as of April 30, 2006	16,366,728	1,637	5,301,502	525,680	(3,231,792)	(1,858,644)	(5,162)

The accompanying notes are an integral part of these consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2006 and April 30, 2005
(Amounts expressed in US Dollars)

1.	BASIS OF PRESENTATION

The audited consolidated financial statements include the accounts of Yukon Gold Corporation, Inc. (the “Company”) and its wholly owned Canadian operating subsidiary, Yukon Gold Corp. (“YGC”). All material inter-company accounts and transactions have been eliminated.

2.	GOING CONCERN

The Company has no source for operating revenue and expects to incur significant expenses before establishing operating revenue. The Company has a need for equity capital and financing for working capital and exploration and development of its properties. Because of continuing operating losses, the Company’s continuance as a going concern is dependent upon its ability to obtain adequate financing and to reach profitable levels of operation. The Company’s future success is dependent upon its continued ability to raise sufficient capital, not only to maintain its operating expenses, but to explore for ore reserves and develop those it has on its mining claims. There is no guarantee that such capital will continue to be available on acceptable terms, if at all or if the Company will attain profitable levels of operation.

Management has initiated plans to raise equity funding through the issuance of common shares including flow-through shares. The Company was successful in raising funds (net) of approximately $4 million during the year which is expected to help the Company meet its commitments and current requirements for project expenses and general and administrative expenses. In addition, the Company’s common shares were approved for listing and commenced trading on the Toronto Stock exchange. The listing of Company’s stock in both United States and Canada has expanded its investor base, as the Company continues to explore sources of funding from both United States and Canada.

These consolidated financial statements have been prepared in accordance with United States generally acceptable accounting principles applicable to a going concern. Accordingly, they do not give effect to adjustments that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and liquidate its liabilities and commitments in other than the normal course of business and at amounts different from those in the accompanying consolidated financial statements.

3.	NATURE OF OPERATIONS

The Company is an exploration stage mining company and has not yet realized any revenue from its operations. It is primarily engaged in acquisition, exploration and development of its two mining properties, both located in the Yukon Territory in Canada. The Company has not yet determined whether these properties contain mineral reserves that are economically recoverable. The business of mining and exploring for minerals involves a high degree of risk and there can be no assurances that current exploration programs will result in profitable mining operations.

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)	Use of Estimates

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of assets and liabilities, and correspondingly revenues and expenses, depends on future events, the preparation of consolidated financial statements for any period necessarily involves the use of estimates and assumption. Actual amounts may differ from these estimates. These consolidated financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below.

b)	Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, amounts due from banks, and any other highly liquid investments with a maturity of three months or less. The carrying amounts approximate fair values because of the short maturity of those instruments.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2006 and April 30, 2005
(Amounts expressed in US Dollars)

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONT’D

c)	Other Financial Instruments

The carrying amounts of the Company’s restricted cash, restricted deposit, accounts receivable, exploration tax credit receivable and accounts payable and accrued liabilities approximates fair values because of the short maturity of these instruments.

Commodity Price Risk:
The ability of the Company to develop its properties and the future profitability of the Company is directly related to the market price of certain minerals.

Foreign exchange risk:
The Company conducts some of its operating activities in Canadian dollar. The Company is therefore subject to gains or losses due to fluctuations in Canadian currency relative to the US dollar.

d)	Long-term Financial Instruments

The fair value of each of the Company’s long-term financial assets and debt instruments is based on the amount of future cash flows associated with each instrument discounted using an estimate of what the Company’s current borrowing rate for similar instruments of comparable maturity would be.

e)	Property, plant and equipment

Property, plant, and equipment are recorded at cost less accumulated amortization. Amortization is provided commencing in the month following acquisition using the following annual rate and method:
Computer equipment	20%	declining balance method
Furniture and fixtures	20%	declining balance method
Office Equipment	20%	declining balance method

f)	Operating and Capital Leases

Costs associated with operating leases are expensed as incurred. The cost of assets acquired via capital leases are capitalized and amortized over their useful lives. An offsetting liability is established to reflect the future obligation under capital leases. This liability is reduced by the future principal payments.

g)	Foreign Currency Translation

The Company’s operating subsidiary is a foreign private company and maintains its books and records in Canadian dollars (the functional currency). The subsidiary’s financial statements are converted to US dollars for consolidation purposes. The translation method used is the current rate method, which is the method mandated by SFAS No. 52 where the functional currency is the foreign currency. Under the current rate method all assets and liabilities are translated at the current rate, stockholders’ equity accounts are translated at historical rates and revenues and expenses are translated at average rates for the year.

Due to the fact that items in the financial statements are being translated at different rates according to their nature, a translation adjustment is created. This translation adjustment has been included in Accumulated Other Comprehensive Income (Loss).

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2006 and April 30, 2005
(Amounts expressed in US Dollars)

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONT’D

h)	Income taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities.

Current income tax expense (recovery) is the amount of income taxes expected to be payable (recoverable) for the current period. A deferred tax asset and/or liability is computed for both the expected future impact of differences between the financial statement and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax losses. Valuation allowances are established when necessary to reduce deferred tax asset to the amount expected to be “more likely than not” realized in future tax returns. Tax law and rate changes are reflected in income in the period such changes are enacted.

i)	Revenue Recognition

The Company’s revenue recognition policies are expected to follow common practice in the mining industry. Revenue is recognized when concentrate or dore bars, in the case of precious metals, is produced in a mill processing ore from one or more mines. The only condition for recognition of revenue in these instances is the production of the dore or concentrate. In order to get the ore to a concentrate stage the ore must be mined and transported to a mill where it is crushed and ground. The ground product is then processed by gravity separation and/or flotation to produce a concentrate. In some circumstances chemical treatment is used to extract the precious metals from the concentrate into a solution. This solution is then subjected to various processes to precipitate the precious metals back to a solid state that can be melted down and poured into a mould to produce a dore bar (a combination of gold and silver).

j)	Comprehensive Income

The Company has adopted SFAS No. 130 Reporting Comprehensive Income. This standard requires companies to disclose comprehensive income in their consolidated financial statements. In addition to items included in net income, comprehensive income includes items currently charged or credited directly to stockholders’ equity, such as foreign currency translation adjustments.

k)	Long-Lived Assets

In accordance with Financial Accounting Standard Board Statement No. 144, the Company records impairment of long-lived assets to be held and used or to be disposed of when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount. At April 30, 2006 and 2005, no impairments were recognized. Amortization expense for the years ended April 30, 2006 and 2005 was $1,942 and $1,184 respectively.

l)	Acquisition, Exploration and Evaluation Expenditures

The Company is an exploration stage mining company and has not yet realized any revenue from its operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. For the purpose of preparing financial information, all costs associated with a property that has the potential to add to the Company’s proven and probable reserves are expensed until a final feasibility study demonstrating the existence of proven and probable reserves is completed. No costs have been capitalized in the periods covered by these financial statements. Once capitalized, such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2006 and April 30, 2005
(Amounts expressed in US Dollars)

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONT’D

m) Stock Based Compensation

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No.123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”), which is a revision of FASB Statement No.123, Accounting for Stock-Based Compensation. SFAS 123(R) requires expense for all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. For the Company, this statement is effective as of May 1, 2006. The Company anticipates adoption of the modified prospective method, under which compensation cost is recognized beginning with the effective date. The modified prospective method recognizes compensation cost based on the requirements of SFAS 123(R) for all share-based payments granted after the effective date and, based on the requirements of SFAS 123, for all awards granted to employees prior to the effective date that remain unvested on the effective date. The amount of expense recorded under SFAS 123(R) will depend upon the number of options granted in the future and their valuation.

Pro-forma information regarding net loss and loss per share is required by FAS No. 123 (Amended by FAS No.148) - “Accounting for Stock Based Compensation” and has been determined as if the Company had accounted for its employee stock options based on fair values at the grant date for options granted under the Plan.

	2006 As reported	2006 Pro-Forma	2005 As reported	2005 Pro-Forma

Stock-based compensation	$225,246	$225,246	nil	nil
Net loss	(1,855,957)	(1,855,957)	(808,146)	(808,146)
Basic and diluted EPS	(0.17)	(0.17)	(0.09)	(0.09)

The fair value of each option used for purposes of estimating the pro-forma amounts summarized above is based on the grant date using the Black-Scholes option pricing model with the assumptions shown in the following table:

	June	August	December	January	January
2006	28, 2005	16, 2005	13, 2005	17, 2006	20, 2006
Risk free rate	3.0%	3.0%	3.25%	3.25%	3.25%
Volatility factor	60.12%	54.27%	87.72%	93.47%	90.83%
Expected dividends	nil	nil	nil	nil	nil

2005
Risk free rate	3.0%
Volatility factor	0.0%
Expected dividends	nil

n)	Earnings or Loss per Share

The Company has adopted FAS No. 128, “Earnings per Share”, which requires disclosure on the financial statements of “basic” and “diluted” earnings (loss) per share. Basic earnings (loss) per share are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2006 and April 30, 2005
(Amounts expressed in US Dollars)

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONT’D

o) Flow-Through Financing

The Company has financed a portion of its exploration activities through the issue of flow-through shares, which transfer the Canadian tax deductibility of exploration expenditure to the investor. Proceeds received from the issuance of such shares are allocated between the offering of shares and the sale of tax benefits. The allocation is made based on the difference between the quoted price of the existing shares and the amount the investor pays for the shares. A liability is recognized for the difference.
Resource expenditure deductions for income tax purposes related to exploration and development activities funded by flow-through share arrangements are renounced to investors in accordance with the income tax legislation in Canada. On such renunciation, a deferred tax liability is created. The Company recognized the benefit of tax losses to offset such liability resulting in an income tax recovery.

p) Recent Pronouncements

In March 2005, the FASB issued an interpretation of Statement No. 143,”Accounting for Asset Retirement Obligations”. This interpretation clarifies that the term “conditional asset retirement obligation” as used in the Statement No. 143, refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Thus, the timing and (or) method of settlement may be conditional on a future event. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated.

The fair value of a liability for the conditional asset retirement obligation should be recognized when incurred - generally upon acquisition, construction, or development and (or) through the normal operation of the asset. Uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exist.

Statement No. 143 acknowledges that in some cases, sufficient information may not be available to reasonably estimate the fair value of an asset retirement obligation. This interpretation also clarifies when an entity would have sufficient information to reasonable estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of fiscal years after December 15, 2005. Management does not expect FASB interpretation to the Statement No. 143 to have an impact to the Company’s consolidated financial position or consolidated results of operations and cash flows.

In May 2005, the FASB issued Statement No. 154, “Accounting Changes and Error Corrections”, a replacement of APB Opinion 20, “Accounting Changes” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements.” This Statement changes the requirements for the accounting for and reporting of a change in accounting principle. APB Opinion 20 previously required that most voluntary changes in accounting principles be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle.

FASB Statement No. 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal periods that begin after December 15, 2005. Management does not anticipate this statement will impact the Company’s consolidated financial position or consolidated results of operations and cash flows.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2006 and April 30, 2005
(Amounts expressed in US Dollars)

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

p) Recent Pronouncements (cont’d)

In February 2006, the FASB issued Statement No. 155, “Accounting for Certain Hybrid Financial Instruments”, an amendment of FASB Statement No.133, “Accounting for Derivative Instruments and Hedging Activities” and FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” This Statement permits fair value re measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. Management does not anticipate this Statement will impact the Company’s consolidated financial position or consolidated results of operations and cash flows.

In March 2006, the FASB issued Statement No. 156, “Accounting for Servicing of Financial Assets”, an amendment of FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” This Statement amends Statement No. 140 with respect to the accounting for separately recognized servicing assets and servicing liabilities. Management does not anticipate this Statement will impact the Company’s consolidated financial position or consolidated results of operations and cash flows.

SFAS NO. 123R- In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“FAS 123R”), which revised FAS 123 “Accounting for Stock-Based Compensation”. FAS 123R requires measurement and recognition of the costs of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award, recognized over the period during which an employee is required to provide service in exchange for such award. Implementation is required as of the first interim or annual reporting period that begins after December 15, 2005 for public entities that file as small business issuers. Management intends to comply with this statement at the scheduled effective date commencing May 1, 2006.

The Company believes that the above standards would not have a material impact on its financial position, results of operations or cash flows with the exception of SFAS123(Revised). The Company is evaluating the financial impact of SFAS 123(Revised) which will be implemented in the first quarter commencing May 1, 2006.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2006 and April 30, 2005
(Amounts expressed in US Dollars)

5.	COMPREHENSIVE INCOME (LOSS)

The components of comprehensive loss are as follows:
	For the year	For the year
	ended	ended
	April 30,	April 30,
	2006	2005
	$	$

Net loss	(1,855,957)	(808,146)
Other comprehensive income (loss)
Foreign currency translation	(2,687)	9,717
Comprehensive loss	(1,858,644)	(798,429)

The foreign currency translation adjustments are not currently adjusted for income taxes as the Company’s operating subsidiary is located in Canada and the adjustments relate to the translation of the financial statements from Canadian dollars into United States dollars, which are done as disclosed in note 4 (g).

6.	PREPAID EXPENSES AND OTHER

Prepaid expenses and other includes a bid deposit of $ Nil (prior year: $79,460) with PriceWaterhouseCoopers for the United Keno Hill Mines Limited assets which was refunded when the Company was advised that its bid was not awarded. Included in prepaid expenses and other is an amount of $22,492 (prior year: $21,743) being Goods & Services tax receivable from the Federal Government of Canada. Included in prepaid expenses and other is a deposit of $44,723 (CDN $50,000) (prior year: $ nil) with a contractor for start up and demobilization costs for diamond drilling at drill sites to be selected by the Company.

7.	EXPLORATION TAX CREDIT RECEIVABLE

The Company has a claim to the Yukon exploration tax credit, since it maintains a permanent establishment in the Yukon and has incurred eligible mineral exploration expenses as defined by the federal income tax regulations of Canada. The Company’s expectation of receiving this credit of $153,145 (CDN$171,216) is based on the history of receiving past credits. The Company will be filing tax returns to claim this credit.

8.	PROPERTY, PLANT AND EQUIPMENT

	April 30,	April 30,
	2006	2005
	$	$

Computer equipment	22,322	7,608
Furniture and fixtures	31,382	-
Capital leases:
Office equipment	15,456	-
Cost	69,160	7,608

Less: Accumulated amortization

Computer equipment	5,035	2,830
Furniture and fixtures	984	-
Capital leases:
Office equipment	-	-
	6,019	4,778
Net	63,141	4,778

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2006 and April 30, 2005
(Amounts expressed in US Dollars)

9.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	April 30,	April 30,
	2006	2005
	$	$

Accounts payable and accrued liabilities are comprised of
the following:

Trade payables	41,082	67,285
Accrued liabilities	191,200	16,612
	232,282	83,897

10.	CAPITAL STOCK

a)	Authorized

50,000,000 of Common shares, $0.0001 par value

b)	Issued

16,366,728 Common shares (9,025,045 in 2005)

c)	Changes to Issued Share Capital

 Year ended April 30, 2005

On March 1, 2005 the Company issued 133,333 Common shares for property payments in the amount of $100,000 which was expensed in the consolidated statements of operations.

On March 2, 2005 the Company issued 76,204 Common shares on conversion of convertible promissory note.

Year ended April 30, 2006

On August 5, 2005 the board of directors authorized the issuance of 369,215 common shares and 184,608 share purchase warrants in settlement of a demand promissory note in the amount of $200,000 plus interest of $3,068.25. Each common share was priced at $0.545 and each full warrant at $0.01. Each share purchase warrant entitles the holder to purchase one common share for $1.00 per share on or before August 5, 2007.

On August 23, 2005 the board of directors approved the issuance of 24,336 Units to an arms length investor and 12,168 Units to an officer of the Company at $0.55 per Unit, in settlement of an accounts payable for services, for a total of $20,077 (CDN$24,398). Each Unit consists of one common share and one half-share purchase warrant. Each common share was priced at $0.545 and each full warrant at $0.01. Each full-share purchase warrant entitles the holder to purchase one common share at $1.00 per share for a period expiring on August 15, 2007.

On August 25, 2005 the Company entered into a Consulting Agreement with Endeavor Holdings, Inc. (Endeavor) of New York, New York to assist the Company in raising capital. Under the terms of this agreement the Company agreed to pay Endeavor 150,000 common shares at the rate of 25,000 shares per month. Either party could cancel the agreement on 30 days notice. The Company issued 150,000 common shares valued at $130,500 to Endeavor.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2006 and April 30, 2005
(Amounts expressed in US Dollars)

10.	CAPITAL STOCK-CONT’D

c)Changes to Issued Share Capital (cont’d)

On August 26, 2005 the board of directors approved the issuance of 490,909 Units at $0.55 per Unit to an arms length accredited shareholder for a total of $270,000. Each Unit consists of one common share and one half-share purchase warrant. Each common share was priced at $0.545 and each full warrant at $0.01. Each full-share purchase warrant entitles the holder to purchase one common share at $1.00 per share, after one year and seven days following closing, for a period of two (2) years following the date that is one year and seven days after the closing. The Company received $20,000 of the subscription price on August 12, 2005 as a loan to be applied to the subscription price and $100,000 on September 15, 2005 and a promissory note for $150,000 due on or before October 1, 2005 for the balance of the subscription price. The Promissory note was paid in full by the due date. This arms length shareholder subsequently became a director of the Company on November 2, 2005 and chairman of the Board on July 11, 2006.

On August 29, 2005, the Company completed the sale of 149,867 Units at $0.55 per Unit to a director of the Company for $82,427 (CDN$100,000). Each Unit consists of one common share and one half-share purchase warrant. Each common share was priced at $0.545 and each full warrant at $0.01. Each full-share purchase warrant entitles the holder to purchase one common share at $1.00 per share for a period expiring on August 5, 2007.

On August 31, 2005, the Company accepted subscriptions from four accredited investors and one accredited corporation, all residents of Canada, for a total of 200,000 Units priced at $0.55 per Unit for a total of $110,000. Each Unit consists of one common share and one half-share purchase warrant. Each common share was priced at $0.545 and each full warrant at $0.01. Each full-share purchase warrant entitles the holder to purchase one common share at $1.00 per share for a period expiring August 31, 2007.

On October 18 and 24, 2005 the Company issued a total of 59,547 common shares and 29,167 warrants covering the principal amount of $43,750 plus interest of $910 on conversion of convertible promissory note issued on October 6, 2004. Refer to note 12 (b).

On October 18, 2005 the Company authorized the issuance of 14,000 common shares for the exercise of 14,000 warrants from a warrant holder in consideration of $12,000.

On November 9, 2005, the accredited investor converted the promissory note, referred to in Note 12 (c) on its due date and the Company issued 76,525 common shares and 37,500 warrants covering the principal amount of $56,250 and interest in the amount of $1,143 in accordance with the conversion provisions of the notes. The expiry date of the warrants was extended to 15 months after the conversion date.

On December 5, 2005 the board of directors authorized the issuance of 150,000 common shares and 150,000 share purchase warrants in consideration of $100,000 cash and a promissory note for $51,500 due January 15, 2006 which was subsequently paid. Each common share was valued at $1.00 and each warrant at $0.01. Each warrant entitles the warrant holder to purchase one common share at $1.00 on or before December 4, 2006.

On December 6, 2005 the board of directors authorized the issuance of 133,333 common shares in the amount of $100,000 for a property payment to Atna Resources Ltd., along with a cash payment of $43,406 (CDN$50,000) as per terms of the agreement. The common shares along with the cash payment were delivered to Atna Resources Ltd. on December 12, 2005. This entire payment of $143,406 was expensed in the consolidated statements of operations.

On December 7, 2005 the accredited investor converted the promissory notes, referred to in Note 12 (d) on their due dates and the Company issued 34,306 common shares and 17,001 warrants covering the principal amounts of $25,500 and interest in the amount of $409 in accordance with the conversion provisions of the notes. The expiry date of the warrants was extended to 15 months after the conversion date.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2006 and April 30, 2005
(Amounts expressed in US Dollars)

CAPITAL STOCK-CONT’D

c)	Changes to Issued Share Capital (cont’d)

On December 7, 2005 the board of directors authorized the issuance of 10,000 common shares to a shareholder for the exercise of 10,000 warrants in consideration of $8,772 (CDN $10,000).

On January 11, 2006 the accredited investor converted the promissory notes, referred to in Note 12 (e) on their due dates and the Company issued 101,150 common shares and 50,000 warrants covering the principal amounts of $75,000 and interest in the amount of $1,533 in accordance with the conversion provisions of the notes. The expiry date of the warrants was extended to 15 months after the conversion date.

On March 28, 2006 the Company completed a brokered private placement through the issuance of 5,331,327 common share units at a price of $0.60 per unit for gross proceeds of $3,198,799. The Company also completed the brokered private placement through the issuance of 25,000 flow-through shares at a price of $0.75 per share for gross proceeds of $ 18,750. Each Common share unit consists of one share and one-half of one common share purchase warrant. Each whole common share purchase warrant entitles the holder to purchase one common share at $0.90 per share for a period expiring on March 28, 2008. The agent received $289,579 in commissions as well as 533,133 broker warrants with a fair value of $347,956. Each warrant entitles them to purchase one common share and one-half share purchase warrant for $0.60 until March 28, 2008. Each full warrant is then exercisable at $0.90.Out of the gross proceeds received from flow-through shares, an amount of $3,750 was credited to Other Liabilities (Refer to Note 17).

On April 11, 2006 a director of the Company exercised the stock option to purchase 10,000 common shares at the option price of $0.55 per share. The Company received the funds in cash and issued 10,000 common shares.

d)	Purchase Warrants

During the year 2004-2005 the following stock warrants were issued:

37,500 stock warrants were issued on March 2, 2005. Each warrant is exercisable for one common share at $ 1.25 on or before June 30, 2006. These warrants were issued on conversion of a promissory note as per the terms of the original note.

During the year 2005-2006 the following stock warrants were issued:

184,608 stock warrants were issued on August 5, 2005. Each warrant is exercisable for one common share at $1.00 on or before August 5, 2007. These warrants were issued on settlement of a demand promissory note.

12,168 stock warrants were issued to an arms length investor on August 23, 2005. Each warrant is exercisable for one common share at $1.00 per share on or before August 15, 2007. These warrants were issued in settlement of an accounts payable for services.

6,084 stock warrants were issued to an officer on August 23, 2005. Each warrant is exercisable for one common share at $1.00 per share on or before August 15, 2007. These warrants were issued in settlement of an accounts payable for services.

245,455 stock warrants were issued to an arms length accredited shareholder on August 26, 2005, who subsequently became a director of the Company and Chairman of the Board. Each warrant is exercisable for one common share at $1.00 per share on or before August 22, 2008. These warrants were issued as part of 490,909 common share units. Each common share unit consists of one share and one-half of one common share purchase warrant

74,934 stock warrants were issued to a director of the Company on August 29, 2005. Each warrant is exercisable for one common share at $1.00 per share on or before August 5, 2007. These warrants were issued as part of 149,867 common share units. Each common share unit consists of one share and one-half of one common share purchase warrant.

100,000 stock warrants were issued to four accredited investors and one accredited corporation, all residents of Canada on August 31, 2005. Each warrant is exercisable for one common share at $1.00 per share on or before August 31, 2007. These warrants were issued as part of 200,000 common share units. Each common share unit consists of one share and one-half of one common share purchase warrant.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2006 and April 30, 2005
(Amounts expressed in US Dollars)

10.	CAPITAL STOCK-CON’T

d) Purchase Warrants (cont’d)

12,500 stock warrants were issued on October 14, 2005. Each warrant is exercisable for one common share at $ 1.25 on or before January 14, 2007. These warrants were issued on conversion of a promissory note as per the terms of the original note.

16,667 stock warrants were issued on October 24, 2005. Each warrant is exercisable for one common share at $ 1.25 on or before January 24, 2007. These warrants were issued on conversion of a promissory note as per the terms of the original note.

37,500 stock warrants were issued on November 9, 2005. Each warrant is exercisable for one common share at $ 1.25 on or before February 9, 2007. These warrants were issued on conversion of a promissory note as per the terms of the original note.

150,000 stock warrants were issued on December 5, 2005. Each warrant is exercisable for one common share at $1.00 on or before December 5, 2006. These warrants were issued along with the issue of common shares for cash.

17,001 stock warrants were issued on December 7, 2005. Each warrant is exercisable for one common share at $ 1.25 on or before March 7, 2007. These warrants were issued on conversion of a promissory note as per the terms of the original note.

32,320 stock warrants were issued on December 15, 2005. Each warrant is exercisable for one common share at $1.00 on or before December 15, 2006. These warrants were issued to the agent for arranging the subscription for 400,000 special warrants.

50,000 stock warrants were issued on January 11, 2006. Each warrant is exercisable for one common share at $ 1.25 on or before April 11, 2007. These warrants were issued on conversion of a promissory note as per the terms of the original note.

2,665,669 stock warrants were issued on March 28, 2006. Each warrant is exercisable for one common share at $0.90 on or before March 28, 2008. These warrants were issued as part of 5,331,327 common share units. Each common share unit consists of one share and one-half of one common share purchase warrant.

533,133 unit purchase warrants were issued on March 28, 2006. Each unit purchase warrant is exercisable for one common share and one-half share purchase warrant for $0.60 on or before March 28, 2008. Each full warrant is then exercisable at $0.90. These unit purchase warrants were issued to the agent or their assignees, for arranging the financing for 5,331,327 common shares units.

	Number of
	Warrants	Exercise
	Granted	Prices	Expiry date

Outstanding at April 30, 2004 and average exercise price	499,731	$0.79
Granted in year 2004-2005	37,500	$1.25	June 30, 2006
Outstanding at April 30, 2005 and average exercise price	537,231	$0.82
Granted in year 2005-2006	150,000	$1.00	December 5, 2006
Granted in year 2005-2006	32,320	$1.00	December 15,2006
Granted in year 2005-2006	259,542	$1.00	August 5, 2007
Granted in year 2005-2006	18,252	$1.00	August 15, 2007
Granted in year 2005-2006	245,455	$1.00	August 22, 2007
Granted in year 2005-2006	100,000	$1.00	August 31, 2007
Granted in year 2005-2006	12,500	$1.25	January 14, 2007
Granted in year 2005-2006	16,667	$1.25	January 25, 2007
Granted in year 2005-2006	37,500	$1.25	February 9, 2007
Granted in year 2005-2006	17,001	$1.25	March 7, 2007
Granted in year 2005-2006	50,000	$1.25	April 11, 2007
Granted in year 2005-2006	2,665,669	$0.90	March 28, 2008
Granted in year 2005-2006	533,133	$0.60	March 28, 2008
Exercised	(24,000)	($0.82)
Expired	-	-
Cancelled	-	-
Outstanding at April 30, 2006 and average exercise price	4,651,270	$0.88

The warrants do not confer upon the holders any rights or interest as a shareholder of the Company.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2006 and April 30, 2005
(Amounts expressed in US Dollars)

11.	SUBSCRIPTION FOR WARRANTS

a)
On December 15, 2005 the Company completed the sale of 400,000 Special Warrants using the services of an agent at a subscription price of $1.01 per Warrant to an accredited investor for $404,000. Each Special warrant entitles its holder to acquire one common share of the Company and one common share purchase warrant at no additional cost. Each share purchase warrant entitles the Subscriber to subscribe for one common share in the capital of the Company at a price of $1.00 per warrant share for a period of one year following the closing date.

Special Warrants may not be exercised until the earlier of: (i) the Qualification Time (as defined below), or (ii) the date which is 181 days from the Closing Date of the sale of the Special Warrants (the “Expiry Time”). All special warrants will be automatically exercised without any further action on the part of the holder at 4:30 p.m. (Toronto Time) on the earlier of: (i) the fifth business day after the date upon which a registration statement to be filed by the Corporation under the Securities Act of 1933 as amended has been declared effective with respect to the distribution of the Common Shares and Warrants issuable upon exercise of the Special Warrants (the “Qualification Time”) or (ii) the Expiry Time. If by 4:30 p.m. (Toronto time) on the date which is 180 days from the closing date such registration statement has not been declared effective, the holders of the Special Warrants shall thereafter be entitled to receive, upon the exercise or deemed exercise of the Special Warrants, 1.1 common shares and 1.1 warrants for each Special Warrant then held by such holder (in lieu of one common share and one warrant otherwise receivable) at no additional cost.

The agent received $32,320 in commission as well as 32,320 warrants. Each warrant is exercisable for one common share at $ 1.00 until December 15, 2006 with a fair value of $9,995.

b)
On December 30, 2005 the Company completed the sale of 200,000 Flow-Through Special Warrants (“Special Warrants”) to National Bank Trust Inc. for the account of a Canadian accredited investor, for $180,000 (CDN$205,020). Each Special Warrant entitles the Holder to acquire one flow-through common share of the Company (“Flow-Through Shares”) at no additional cost.

The term “Flow-Through Shares” is significant for tax purposes in Canada because it enables the issuer to allocate certain exploration tax credit to the holders of such shares. As all Canadian Exploration expenses are incurred by the Company’s 100% owned Canadian subsidiary, which conducts mining explorations in the Yukon Territory of Canada, for Canadian tax purposes, a similar Flow-Through subscription agreement was executed between the Company and its 100% Canadian subsidiary. The effective date of renunciation for Canadian Exploration expenses is December 31, 2005, which as per Canadian tax regulations requires the Canadian subsidiary to incur eligible Canadian exploration expenses for the entire subscription amount of $180,000 (CDN $205,020) on or before December 31, 2006. The company must renounce such eligible expenses to the Canadian accredited investors. The Company renounced such eligible expenses to the investors in March of 2006. These Special Warrants may be exercised at any time but will automatically be exercised on the earlier of: (i) the Qualification Time (as defined below), or (ii) the date which is 181 days from the date of the Special Warrant Certificate (December 30, 2005), or such later date as may be agreed upon between the Company and holder of the Special Warrants (the “Expiry Time”). All Special Warrants will be automatically exercised without any further action by the holder at 4:30 p.m. (Toronto time) on the earlier of: (i) the fifth business day after the date upon which a registration statement to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), has been declared effective by the Securities and Exchange Commission (the “SEC”) with respect to the distribution of the Flow-Through Shares issuable upon exercise of the Special Warrants (the “Qualification Time”) or (ii) the Expiry Time.

Proceeds received from such warrants were allocated by the Company between the offering for shares and the sale of tax benefits. The amount of $26,000 attributable to the sale of taxable benefits was credited to Other Liabilities. On renunciation of eligible exploration expenses in March of 2006, this Liability was reversed and included in income under Income tax recovery.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2006 and April 30, 2005
(Amounts expressed in US Dollars)

12.	CONVERTIBLE PROMISSORY NOTES

a)
On May 14, 2004 the Company issued a convertible promissory note to one accredited investor for $56,250. The note bears interest at 2% per annum. The note is convertible at the earlier of one year or the effective date of the registration statement filed with the Securities and Exchange Commission. The note is convertible at the option of the investor or the Company into 75,000 shares of common stock and 37,500 warrants. Each warrant entitles the holder to purchase one share of common stock for $1.25 per share on or before December 31, 2005. On September 15, 2004 the board of directors passed a resolution extending the expiry date of the warrants under the Convertible Promissory Note to June 30, 2006. On March 3, 2005 the Company issued 76,204 common shares and 37,500 warrants for conversion of the above Promissory Note in the principal amount of $56,250 plus interest of $902. These shares were issued at $0.75 per share and each warrant is exercisable for one common share at $1.25 on or before June 30, 2006.

b)
On October 6, 2004 the Company borrowed $43,750 from two accredited investors and issued convertible promissory notes. The notes bear interest at 2% per annum. The notes are convertible on their maturity, which is one year and 7 days from the date of issue at the option of the holder. The notes if converted are convertible at the rate of $0.75 for one common share and one half share purchase warrant. Each full warrant entitles the holder to purchase one share of common stock for $1.25 per share on or before June 30, 2006. The two accredited investors converted their promissory notes on October 18 and 24, 2005 and the Company issued a total of 59,547 common shares and 29,167 warrants covering the principal amount of $43,750 and interest in the amount of $910 in accordance with the conversion provisions of the notes. The expiry date of the warrants was extended to 15 months after the conversion date.

c)
On November 2, 2004 the Company borrowed $56,250 from one accredited investor and issued a convertible promissory note. The note bears interest at 2% per annum. The note is convertible on its maturity, which is one year and 7 days from the date of issue at the option of the holder. The note if converted is convertible at the rate of $0.75 for one common share and one half share purchase warrant. Each full warrant entitles the holder to purchase one share of common stock for $1.25 per share on or before June 30, 2006. The expiry date of the warrants was extended to 15 months after the conversion date. The investor converted the promissory note on November 9, 2005, and the Company issued a total of 76,525 common shares and 37,500 warrants covering the principal amount of $56,250 and interest in the amount of $1,143 in accordance with the conversion provisions of the note.

d)
On November 30, 2004 the Company borrowed $25,500 from one accredited investor and issued two convertible promissory notes in the amounts of $20,000 and $5,500. The notes bear interest at 2% per annum. The notes are convertible on their maturity, which is one year and 7 days from the date of issue at the option of the holder. The notes if converted are convertible at the rate of $0.75 for one common share and one half share purchase warrant. Each full warrant entitles the holder to purchase one share of common stock for $1.25 per share on or before June 30, 2006. The expiry date of the warrants was extended to 15 months after the conversion date. The investor converted both these promissory notes on December 7, 2005 and the Company issued an aggregate of 34,306 common shares and 17,001 warrants covering the principal amount of $25,500 and interest in the amount of $409 in accordance with the conversion provision of the notes.

e)
On January 4, 2005 the Company borrowed $75,000 from an accredited investor, and issued a convertible promissory note. The note bears interest at 2% per annum. The note is convertible on its maturity, which is one year and 7 days from the date of issue at the option of the holder. The note if converted is convertible at the rate of $0.75 for one common share and one half share purchase warrant. Each full warrant entitles the holder to purchase one share of common stock for $1.25 per share on or before June 30, 2006. The expiry date of the warrants was extended to 15 months after the conversion date. The investor converted the promissory note on January 11, 2006 and the Company issued a total of 101,150 common shares and 50,000 warrants covering the principal amount of $75,000 and interest in the amount of $1,533 in accordance with the conversion provisions of the notes.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2006 and April 30, 2005
(Amounts expressed in US Dollars)

13.	DEMAND PROMISSORY NOTES

a.
On June 25, 2004 the Company issued an unsecured demand promissory note to an arms length shareholder for $100,000. The note is non-interest bearing and due on demand. The Company paid a financing fee of $5,000. The arms length shareholder subsequently became a director of the Company on November 2, 2005. The loan was repaid in full by the Company on April 3, 2006.

b.
On March 1, 2005 the Company entered into a Loan Agreement with Medallion Capital Corp. (“Medallion”) under which it promised to pay Medallion on demand $198,649 (CDN$250,000). The loan bears interest at 9% per annum payable monthly. The obligation of the Company under the Loan Agreement was secured by all of its rights in and to the Marg Acquisition Agreement. The $198,649 (CDN$250,000) principal amount of the demand note represents the aggregate of $79,460 (CDN$100,000) advanced to the Company on June 28, 2004 by Stafford Kelley and $119,189 (CDN$150,000) advanced by Medallion to Atna for the Marg Property. Mr. Kelley’s $79,460 (CDN$100,000) loan was assigned to Medallion and that note has been cancelled. The Company paid $47,676 (CDN$60,000) of the principal amount of the Loan due Medallion on June 30, 2005. On September 12, 2005 Medallion released the Company from the obligation to secure the loan with the rights under the Marg Acquisition Agreement and the obligation was then secured with a demand promissory note only. Medallion is controlled by Stafford Kelley a former officer and director of the Company. Mr. Kelley earned $4,085 (CDN$5,000) financing fee related to the transaction and was paid that amount on August 31, 2005. The balance of the loan outstanding was repaid in full on March 31, 2006.

c.
On April 15, 2005 the Company issued an unsecured demand promissory note to an arms length shareholder for $200,000. This note bears interest at 5% per annum. This note was repaid with the issuance of 369,215 common shares and 184,608 share purchase warrants.

d.
d. On November 15, 2005 the Company issued an unsecured demand promissory note to a former officer and director of the Company for US$21,808 (CDN$26,000). This note bears interest at 9% per annum. On December 15, 2005 this note was paid in full.

14.	STOCK OPTIONS

On February 10, 2006 the Board of Directors amended the 2003 Stock Option Plan to cease accepting promissory notes from option holders as payment for the exercise of options. No other changes were made.

Year 2004-2005

On December 15, 2004, The Board of Directors granted stock options totalling 1,750,000 to its Officers and Directors. These options are for a term of two (2) years from the date of issue and shall vest at the rate of 1/24 of the total options granted each month. If any of the parties resigns, is not re-elected or is discharged from the Company during the term of the Options, any unvested portion of the options shall be cancelled. The exercise price of the options is US$0.75 per share.

On January 5, 2005, The Board of Directors granted employee stock options totalling 84,000 to one employee and two consultants. These options shall be for a term of two (2) years from the date of issue and shall vest at the rate of 1/12 each month during the first 12 months of the term. The exercise price is US$0.75 per share.

Year 2005-2006.

On June 28, 2005 the board of directors granted options to its two new directors to acquire 250,000 shares each, to vest at the rate of 1/24 per month for a term of two (2) years. The exercise price was set at $0.55 per share based on the closing share price on July 5, 2005.

On September 26, 2005 the board of directors with agreement with the Consultant, reduced the number of options granted to the consultant from 75,000 to 20,000. The exercise price was set at $0.58 per share based on the closing price on August 16, 2005 and the options expire on April 15, 2008.

On December 13, 2005 the board of directors granted options to its two new directors to acquire 250,000 shares each, to one officer to acquire 250,000 shares, to one officer to acquire 200,000 shares and to one officer to acquire 76,000 shares. The exercise price for all 1,026,000 options was set at $1.19 per share based on the closing share price on December 13, 2005. These options vest at the rate of 1/24 per month for a term of two (2) years.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2006 and April 30, 2005
(Amounts expressed in US Dollars)

14.	STOCK OPTIONS-CONT’D

On January 17, 2006 the board of directors granted options to a consultant to acquire 88,000 shares, to vest at the rate of 1/24 per month for a term of two (2) years. The exercise price was set at $1.19 per share based on the closing price on December 13, 2005.

On January 20, 2006 the board of directors granted options to an officer and director to acquire 150,000 shares, to vest at the rate of 1/24 per month for a term of two (2) years. The exercise price was set at $0.85 per share based on closing price on January 20 2006.

The Company has adopted SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148 which introduced the use of a fair value-based method of accounting for stock-based compensation. It encourages, but does not require, companies to recognize compensation expenses for stock-based compensation to employees based on the new fair value accounting rules. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company’s stock at the measurement date over the amount an employee must pay to acquire the stock. The Company has adopted SFAS123 (Revised) commencing May 1, 2006.

For this year ended April 30, 2006, the Company has recognized in the financial statements, stock-based compensation costs as per the following details. The fair value of each option used for the purpose of estimating the stock compensation is based on the grant date using the Black-Scholes option pricing model with the following weighted average assumptions:

	June	August	December	January	January
	28, 2005	16, 2005	13, 2005	17, 2006	20, 2006	Total
Risk free rate	3.0%	3.0%	3.25%	3.25%	3.25%
Volatility factor	60.12%	54.27%	87.72%	93.47%	90.83%
Expected dividends	nil	nil	nil	nil	nil
Stock-based compensation
cost expensed during the year
ended April 30, 2006	$95,840	$4,260	$112,680	$4,570	$7,896	$225,246
Unexpended Stock based
compensation deferred over
the vesting period			$475,217	$26,954	$55,274	$557,445

Regarding stock options granted on December 13, 2005, January 17, 2006, and January 20, 2006, the deferred stock-based compensation cost of $ 557,445 will be expensed equally over the respective two year vesting period.

The following table summarizes the options outstanding as at April 30:

	Option price	Number of shares
Expiry date	per share	2006	2005
December 15, 2006	0.75	1,100,000	1,750,000
January 5, 2007	0.75	84,000	84,000
June 28, 2007	0.55	490,000	-
April 15, 2008	0.58	20,000	-
December 13, 2007	1.19	1,026,000	-
December 13, 2007	1.19	88,000	-
January 20, 2008	0.85	150,000	-
		2,958,000	1,834,000
Weighted average exercise price at end of year		0.89	0.75

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2006 and April 30, 2005
(Amounts expressed in US Dollars)

14.	STOCK OPTIONS-CONT’D

	Number of shares
	2005-2006	2004-2005

Outstanding, beginning of year	1,834,000	-
Granted	1,784,000	1,834,000
Expired	-	-
Exercised	(10,000)	-
Forfeited	-	-
Cancelled	(650,000)	-
Outstanding, end of year	2,958,000	1,834,000
Exercisable, end of year	1,269,450	302,176

15.	RESTRICTED CASH

Under Canadian income tax regulations, a company is permitted to issue flow-through shares whereby the company agrees to incur qualifying expenditures and renounce the related income tax deductions to the investors. Notwithstanding that, there is no specific requirement to segregate the funds. The flow-through funds which are unexpended at the consolidated balance sheet date are considered to be restricted and are not considered to be cash or cash equivalents. As of April 30, 2006, unexpended flow-through funds were $ 118,275 (CDN $132,230).

16.	RESTRICTED DEPOSITS

The Company has a term deposit of $17,889 (CDN$20,000) with a Canadian financial institution which earns interest at 2.5% per annum and matures on April 26, 2007. This deposit has been assigned to the financial institution to enable the financial institution to issue an Irrevocable Letter of Credit to The First Nation of Na Cho Nyak Dun (“NND”) which exercises certain powers over land use and environment protection within the Yukon Territory of Canada. The Company required access to move heavy equipment over the land controlled by NND and therefore posted this security bond so that if the Company fails to comply with reclamation requirements, then the security bond will be available to NND to complete the work or may form part of the compensation package.

17.	OTHER LIABILITY

On March 28, 2006 the Company completed a brokered private placement through the issuance of 25,000 flow-through shares at a price of $0.75 per share for gross proceeds of $18,750. The proceeds raised were allocated between the offering of shares and the sale of tax benefits. A liability of $3,750 is recognized for the sale of taxable benefits which will be reversed and credited to income when the Company renounces resource expenditure deduction to the investor.

18.	COMMITMENTS AND CONTINGENCIES

a)	Mount Hinton Property Mining Claims

On July 7, 2002 Yukon Gold Corp. (“YGC”) entered into an option agreement with the Hinton Syndicate to acquire a 75% interest in the 273 unpatented mineral claims covering approximately 14,000 acres in the Mayo Mining District of the Yukon Territory, Canada. This agreement was replaced with a revised and amended agreement (the “Hinton Option Agreement”) dated July 7, 2005 which superseded the original agreement and amendments thereto. The new agreement is between the Company, its wholly owned subsidiary YGC and the Hinton Syndicate.

YGC must make scheduled cash payments and perform certain work commitments to earn up to a 75% interest in the mineral claims, subject to a 2% net smelter return royalty in favor of the Hinton Syndicate, as further described below.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2006 and April 30, 2005
(Amounts expressed in US Dollars)

18.	COMMITMENTS AND CONTINGENCIES-CONT’D

The schedule of Property Payments and Work Programs are as follows:

PROPERTY PAYMENTS

On execution of the July 7, 2002 Agreement	$19,693	(CDN$ 25,000) Paid
On July 7, 2003	$59,078	(CDN$ 75,000) Paid
On July 7, 2004	$118,157	(CDN$ 150,000) Paid
On January 2, 2006	$125,313	(CDN$ 150,000) Paid
On July 7, 2006	$134,168	(CDN$ 150,000) Paid subsequently
On July 7, 2007	$134,168	(CDN$ 150,000)
On July 7, 2008	$134,168	(CDN$ 150,000)
TOTAL	$724,745	(CDN$850,000)

WORK PROGRAM-expenditures to be incurred in the following periods;

July 7/02 to July 6/03	$118,157	(CDN$ 150,000) Incurred
July 7/03 to July 6/04	$196,928	(CDN$ 250,000) Incurred
July 7/04 to July 6/05	$256,006	(CDN$ 325,000) Incurred
July 7/05 to Dec. 31/06	$670,841	(CDN$ 750,000) Incurred subsequently
Jan. 1/07 to Dec. 31/07	$894,454	(CDN$ 1,000,000)
Jan. 1/08 to Dec. 31/08	$1,118,068	(CDN$ 1,250,000)
Jan. 1/09 to Dec. 31/09	$1,341,682	(CDN$ 1,500,000)
TOTAL	$4,596,136	(CDN$5,225,000)

Provided all Property Payments have been made that are due prior to the Work Program expenditure levels being attained, YGC shall have earned a:

25% interest upon Work Program expenditures of $1,341,682 (CDN$1,500,000)
50% interest upon Work Program expenditures of $2,236,136 (CDN$2,500,000)
75% interest upon Work Program expenditures of $4,596,136 (CDN$5,225,000)

In some cases, payments made to service providers include amounts advanced to cover the cost of future work. These advances are not loans but are considered "incurred" exploration expenses under the terms of the Hinton Option Agreement. Section 2.2(a) of the Hinton Option Agreement defines the term, “incurred” as follows: “Costs shall be deemed to have been “incurred” when YGC has contractually obligated itself to pay for such costs or such costs have been paid, whichever should first occur.” Consequently, the term, “incurred” includes amounts actually paid and amounts that YGC has obligated itself to pay. Under the Hinton Option Agreement there is also a provision that YGC must have raised and have available the Work Program funds for the period from July 7, 2005 to December 31, 2006, by May 15 of 2006. This provision was met on May 15, 2006.

The Hinton Option Agreement contemplates that upon the earlier of: (i) a production decision or (ii) investment of $4,596,136 (CDN$5,225,000) or (iii) YGC has a minority interest and decides not to spend any more money on the project, YGC’s relationship with the Hinton Syndicate will become a joint venture for the further development of the property. Under the terms of the Hinton Option Agreement, the party with the majority interest would control the joint venture. Once the 75% interest is earned, as described above, YGC has a further option to acquire the remaining 25% interest in the mineral claims for a further payment of $4,472,272 (CDN$5,000,000).

The Hinton Option Agreement provides that the Hinton Syndicate receive a 2% “net smelter return royalty.” In the event that the Company exercises its option to buy-out the remaining 25% interest of the Hinton Syndicate (which is only possible if the Company has reached a 75% interest, as described above) then the "net smelter return royalty" would become 3% and the Hinton Syndicate would retain this royalty interest only. The “net smelter return royalty” is a percentage of the gross revenue received from the sale of the ore produced from the mine less certain permitted expenses.

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2006 and April 30, 2005
(Amounts expressed in US Dollars)

18.	COMMITMENTS AND CONTINGENCIES-CONT’D

The Hinton Option Agreement entitles the Hinton Syndicate to recommend for appointment one member to the board of directors of the Company.

The Hinton Option Agreement provides both parties (YGC and Hinton Syndicate) with rights of first refusal in the event that either party desires to sell or transfer its interest.

The Hinton Syndicate members each have the option to receive their share of property payments in stock of the Company at a 10% discount to the market, once the Company has obtained a listing on a Canadian stock exchange. YGC and the Company have a further option to pay 40% of any property payment due after the payment on January 2, 2006 with common stock of the Company. The payment due on July 7, 2006 was made in accordance with this provision.

b)	The Marg Property

In March 2005, the Company acquired rights to purchase 100% of the Marg Property which consists of 402 contiguous mineral claims covering approximately 20,000 acres located in the Mayo Mining District of the Yukon Territory of Canada. Title to the claims is registered in the name of YGC.

The Company assumed the rights to acquire the Marg Property under a Property Purchase Agreement (“Agreement”) with Atna Resources Ltd. (“Atna”). Under the terms of the Agreement the Company paid $119,189 (CDN$150,000) cash and 133,333 common shares as a down payment. The Company made payments under the Agreement for $43,406 (CDN$50,000) cash and an additional 133,333 common shares of the Company on December 12, 2005;

The Company has agreed to make subsequent payments under the Agreement of: (i) $89,445 (CDN$100,000) cash and an additional 133,334 common shares of the Company on or before December 12, 2006; (ii) $89,445 (CDN$100,000) cash on or before December 12, 2007; and (iii) $178,891 (CDN$200,000) in cash and/or common shares of the Company (or some combination thereof to be determined) on or before December 12, 2008. Upon the commencement of commercial production at the Marg Property, the Company will pay to Atna $894,454 (CDN$1,000,000) in cash and/or common shares of the Company, or some combination thereof to be determined.

c)
The Company entered into flow-through share subscription agreements during the year ended April 30, 2006 whereby it is committed to incur on or before December 31, 2006, a total of $198,750 (CDN$226,954) of qualifying Canadian Exploration expenses as described in the Income Tax Act of Canada. As of April 30, 2006 an expenditure of $80,475 (CDN$94,724) has been incurred and $118,275 (CDN$132,230) has not yet been spent. Commencing March 1, 2006 the Company is liable to pay a tax of approximately 5% per annum, calculated monthly on the unspent portion of the commitment.

d)
The Company relocated its corporate office and entered into a five year lease which was executed on March 27, 2006. The lease commences July 1, 2006. Minimum lease commitments under the lease were as follows:

Years ending April 30,	Minimum lease commitment
2007	$35,131 (CDN $39,280)
2008	$42,715 (CDN $47,756)
2009	$42,826 (CDN $47,880)
2010	$44,493 (CDN $49,740)
2011	$44,827 (CDN $50,112)
2012	$7,471 (CDN $ 8,353)

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2006 and April 30, 2005
(Amounts expressed in US Dollars)

18.	COMMITMENTS AND CONTINGENCIES-CON’T

e)
On March 21, 2006 the Company entered into a consulting agreement with a consultant (the “Consultant”). As per terms of the agreement, the Consultant will provide to the Company market and financial advice and expertise as may be necessary relating to the manner of offering and pricing of securities. The agreement is for a period of twelve months commencing the day of trading of the Company’s stock on the Toronto Stock Exchange (April 19, 2006). The Consultant will be compensated a fee equal to 240,000 restricted common shares of the Company with a fair value of $196,800 and will receive these shares on a monthly basis. Each party can cancel the agreement on 30 days notice. The Company has not issued any common shares as yet, but is accruing the expense on a monthly basis.

19.	OBLIGATION UNDER CAPITAL LEASE

The following is a summary of future minimum lease payments under the capital lease, together with the balance of the obligation under the lease:

Years ending April 30,	2006	2005

2007	$3,199 (CDN$3,576)	-
2008	$3,199 (CDN$3,576)	-
2009	$3,199 (CDN$3,576)	-
2010	$3,199 (CDN$3,576)	-
2011	$3,199 (CDN$3,576)	-
2012	$758 (CDN$847)	-
Total minimum lease payments	$16,753 (CDN$18,727)	-
Less: Deferred Interest	$2,097 (CDN$2,344)	-
	$14,656 (CDN$16,383)	-
Current Portion	$2,792 (CDN$3,121)	-
Long-Term Portion	$11,864 (CDN$13,262)

20.	LISTING OF COMMON SHARES ON TORONTO STOCK EXCHANGE (TSX)

The common shares of the Company were approved for listing and commenced trading on the Toronto Stock Exchange (TSX) effective April 19, 2006. The Company is trading under the symbol “YK”. Concurrent with this Canadian listing on the TSX, the Company’s common shares continue to trade in the United States on the NASDAQ OTC BB Exchange under the symbol “YGDC”

21.	RELATED PARTY TRANSACTIONS

2005-2006
The Company and its subsidiary expensed a total of $14,755 (CDN $17,500) in consulting fees to a Company Director, and $49,547 (CDN $57,170) to two of it’s officers. The Company issued 24,336 common share units @$0.55 per unit in settlement of prior year accounts payable of $13,385 to a Director and also issued 12,168 common share units @$0.55 per unit in settlement of a prior year accounts payable for the services rendered by an individual as president.

The directors participated in private placements during the year as follows:
One director subscribed for 490,909 common share units @$0.55 per unit
One director subscribed for 149,867 common share units @$0.55 per unit.

2004-2005
The Company and its subsidiary expensed a total of $88,526 (CDN$111,875) for fees which include office rental, equipment rental, bookkeeping services, secretarial services, out of pocket expenses and consulting services for the preparation documents and other administrative matters from Medallion Capital Corp. The Company also expensed $5,702 (CDN$7,050) for interest on the note for CDN$250,000 to Medallion Capital Corp. The Company expensed $26,332 (CDN$32,500) for the time devoted by a related individual to the administration of the Company to S.K. Kelley & Associates Inc. Medallion Capital Corp. and S.K. Kelley & Associates Inc. are 100% owned by an officer and director of the Company at year end. This individual has subsequent to the year end resigned as an officer and director.

For services rendered by an individual as president of the Company, the Company expensed the invoice from a related company for $18,382 (CDN$23,326) plus travel expenses for this individual and another director in the amount of $2,405 (CDN$3,053).

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2006 and April 30, 2005
(Amounts expressed in US Dollars)

22.	INCOME TAXES

The Company has certain non-capital losses of approximately $3,021,000 available, which can be applied against future taxable income and which expires between 2010 and 2026. The Company did not record any deferred tax asset as the losses are fully offset by a valuation allowance.

23.	SUBSEQUENT EVENTS

a)	Changes in Directors and Management:

The Board of Directors accepted the resignation of Mr. Warren Holmes as Chairman of the Board and from Director and Officer positions of both the Company and its Canadian subsidiary. Jose L. Guerra, Jr. became Chairman of the Board of Directors of the Company. The Board of Directors also accepted the resignation of Ken Hill as President and CEO of the Company and was replaced by Mr. Howard Barth as President and CEO. Mr. Barth is also a Director of the Company. Mr. Ken Hill is staying with the Company as a director and in an officer’s capacity by accepting the position of Vice President-Mining Operations.

b)	Subsequent issue of common shares:

On May 29, 2006 the Company issued 10,000 common shares for the exercise of 10,000 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $8,945 (CDN$10,000).

On May 29, 2006 the Company issued 45,045 common shares for the exercise of 45,045 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $40,291 (CDN$45,045).

On May 29,2006 the Company issued 16,000 common shares for the exercise of 16,000 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $14,311 (CDN$16,000).

On May 30, 2006 the Company issued 141,599 common shares for the settlement of an accrued liability to an ex officer and director. The accrued severance amount of $118,943 (CDN$128,855) was converted to 141,599 common shares at $0.84 (CDN$0.91).

On June 22, 2006 the Company issued 43,667 common shares for the exercise of 43,667 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $39,058 (CDN$43,667).

On June 28, 2006 the Company issued 17,971 common shares for the exercise of 17,971 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $16,074 (CDN$17,971).

On June 28, 2006 the Company issued 43,667 common shares for the exercise of 43,667 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $39,058 (CDN$43,667).

On June 28, 2006 the Company issued 16,000 common shares for the exercise of 16,000 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $14,311 (CDN$16,000).

On June 29, 2006 the Company issued 158,090 common shares for the exercise of 158,090 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $141,404 (CDN$158,090).

On July 7, 2006 the Company issued 43,166 common shares and paid $80,501 (CDN$90,000) in cash in settlement of a property payment on the Mount Hinton Property. The shares represent 40% of the total $134,168 (CDN$150,000) payment and were valued at $1.24 (CDN$1.39) each.

On July 7, 2006 the Company issued 64,120 common shares for the exercise of 64,120 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $57,352 (CDN$64,120).

On July 17, 2006 the Company issued 61,171 common shares for the exercise of 61,171 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $54,715 (CDN$61,171).

YUKON GOLD CORPORATION, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
April 30, 2006 and April 30, 2005
(Amounts expressed in US Dollars)

23.	SUBSEQUENT EVENTS-CONT’D

c)	Expiry of warrants:

As of April 30, 2005 there were 537,231 warrants outstanding. From this list 24,000 were exercised between May 1, 2005 and April 30, 2006 and 475,731were subsequently exercised between May 1, 2006 and July 19, 2006. The remaining 37,500 warrants expired on June 30, 2006.

d)	Additional commitment to issue common shares and warrants:

The Company completed the sale of 400,000 special warrants on December 15, 2005. In the absence of a registration statement being declared effective within 181 days of the closing, the Company, effective June 15, 2006 was obligated to issue 4,000 common shares and 4,000 warrants to the accredited investor at no extra cost as a penalty.

e)	Mount Hinton Property Mining Claim Commitments:

The Company is committed to work program expenditures of $670,841 (CDN $750,000) to be incurred during the period July 7, 2005 to December 31, 2006 as per its option agreement. In accordance with this agreement, the Company must have raised and have available the work program funds for the period from July 7, 2005 to December 31, 2006 by May 15 of 2006. To satisfy this requirement, the Company deposited $670,841 (CDN $750,000) into a bank account designated as the Mount Hinton Property Account.

f)	Commitment to the proposed work program for Mount Hinton Property:

On May 16, 2006 the Company accepted a proposed work program, budget and cash call schedule for the Mount Hinton project totaling $717,800 (CDN$802,500) for the 2006 Work Program. On May 16, 2006 the Company paid $136,404 (CDN$152,500), on June 15, 2006 the Company paid $223,614 (CDN$250,000), and on July 15, 2006 the Company paid $223,614 (CDN$250,000) being three of the five cash call payments. The fourth payment of $89,445 (CDN$100,000) is due on August 15, 2006 and the fifth payment of $44,723 (CDN$50,000) is due on September 15, 2006.

g)	Commitment to the proposed work program for the Marg Property:

On May 16, 2006 the Company accepted a proposed work program, budget and cash call schedule for the Marg Property totaling $1,674,866 (CDN$1,872,500) for the 2006 Work Program. On May 15, 2006 the Company paid $199,016 (CDN$222,500), on June 1, 2006 the Company paid $536,673 (CDN$600,000), and on July 20, 2006 the Company paid $357,782 (CDN$400,000) being three of the five cash call payments. The fourth payment of $357,782 (CDN$400,000) is due on August 20, 2006 and the fifth payment of $223,613 (CDN$250,000) is due on September 20, 2006.

h)	Consulting Agreements

Subsequent to the year end, the Company entered into mutually renewable one year agreements with three consultants who will each provide the Company services relating to business promotion and development. These consultants will assist management in the preparation of financial offerings and assist in arranging meetings and making presentations to the brokerage community and institutional investors in both the United States of America and Canada. Each of these three consultants will be compensated with the issue of 272,660 shares of restricted common stock, out of which 54,860 shares will be due and payable immediately on signing the respective agreements and the balance of 217,800 shares will be due and payable in 11 equal monthly installments of 19,800 shares commencing August 1, 2006 and ending June 1, 2007. Either party can terminate the respective agreements with or without cause upon thirty (30) days written notice to the other party.

i)	Private Placements

On August 22, 2006, the Company completed a private placement of 400,000 units where each unit consisted of a common share and a share purchase warrant.  The units were priced at $1.00 per unit for a total of $400,000. The Company will pay a finders fee equal to 6% of the gross proceeds. The warrants have a two-year term and are exercisable at $1.50 per share in the first twelve months of the term and $2.00 per share in the remaining twelve months of the term.  Closing of this placement requires Toronto Stock Exchange approval.  Conditional approval was given by the Toronto Stock Exchange on August 29, 2006.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS

Our by-laws indemnify each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of Yukon Gold to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorney’s fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. Yukon Gold may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not Yukon Gold would have the legal power to indemnify them directly against such liability.

Costs, charges, and expenses (including attorney’s fees) incurred by a person referred to above in defending a civil or criminal proceeding shall be paid by Yukon Gold in advance of the final disposition thereof upon receipt of any undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by Yukon Gold and upon satisfaction of other conditions required by current or future legislation.

If this indemnification or any portion of it is invalidated on any ground by a court of competent jurisdiction, Yukon Gold nevertheless indemnifies each person described above to the fullest extent permitted by all portions of this indemnification that have not been invalidated and to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Yukon Gold pursuant to the foregoing provisions, or otherwise, be advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

The Company currently has directors and officers insurance in the amount of $5 million.

EXHIBITS INDEX

The following exhibits are filed as part of this registration statement.

Exhibit No. Description

3.1	Certificate of Incorporation (previously filed)

3.2	By Laws (previously filed)

3.3	Certificate of Incorporation (previously filed)

3.4
Certificate of Amendment of the Certificate of Incorporation of the Company dated August 3, 2000, filed on August 4, 2000 with the Delaware Secretary of State, which changed the name of the Company to “Optima 2000, Inc.” (previously filed)

3.5
Certificate of Amendment of the Certificate of Incorporation of the Company dated August 28, 2000, filed on August 29, 2000, which changed the name of the Company to “Optima International, Inc.” (previously filed)

3.6
Certificate of Amendment of the Certificate of Incorporation of the Company dated August 28,2000, filed with the Delaware Secretary of State on September 27, 2000, which changed the name of the Company to “Optima Global Corporation” (previously filed)

3.7	Certificate of Merger dated February 2, 2001 and filed with the Delaware Secretary of State on February 5, 2001, in which the Company is the surviving corporation (previously filed)

-I-

3.8
Certificate of Amendment of the Certificate of Incorporation of the Company dated November 20, 2002, filed with the Delaware Secretary of State on November 27, 2002, changing the name of the Company to “Take-4, Inc.” (previously filed)

3.9
Certificate of Amendment of the Certificate of Incorporation of the Company dated October 27, 2003, filed with the Delaware Secretary of State on October 29, 2003, changing the name of the Company to “Yukon Gold Corporation, Inc.” (previously filed)

4.1	Instrument Defining Rights of Holders [pages from the By-Laws of Yukon Gold] (previously filed)

5.1	Legal Opinion dated March 11, 2004 of Kavinoky & Cook, LLP (previously filed)

5.2	Legal Opinion dated May 20, 2004 of Kavinoky & Cook, LLP (previously filed)

5.3	Legal Opinion dated July 7, 2004 of Kavinoky & Cook, LLP (previously filed)

5.4	Legal Opinion dated August 30, 2006 of Kavinoky Cook LLP (previously filed)

5.5	Legal Opinion dated October 30, 2006 of Kavinoky Cook LLP (previously filed)

5.6	Legal Opinion dated February 2, 2007 of Kavinoky Cook LLP

10.1	Share Purchase Agreement re: 3,000,000 Shares of Yukon Gold Corp. (previously filed)

10.2	Assignment of Subscription Agreements (previously filed)

10.3	Consulting Services Agreement (previously filed)

10.4	Stock Option Plan (previously filed)

10.5	Hinton Syndicate Agreement (previously filed)

10.6	Hinton Syndicate Agreement with conformed signatures (previously filed)

10.7	Form of Warrant issued to David J. Rittmueller (previously filed)

10.8	Loan and Subscription Agreement with David J. Rittmueller (previously filed)

10.9	Loan Agreement and Promissory Note issued to Stafford Kelley (previously filed)

10.10	Loan Agreement and Promissory Note issued to J.L. Guerra, Jr. (previously filed)

10.11	List of Subsidiaries (previously filed)

10.12	Letter Agreement with Hinton Syndicate dated August 17, 2006 (previously filed)

10.13	Agency Agreement dated December 28, 2006 between the Company and Northern Securities Inc.

10.14	Form of Subscription Agreement for subscriptions closed on December 28, 2006

10.15	Form of Flow-through Special Warrant issued on December 28, 2006

10.16	Form of Unit Special warrant issued on December 28, 2006

10.17	Form of Compensation Flow-through Option issued on December 28, 2006

10.18	Form of Compensation Unit Option issued on December 28, 2006

10.19	2006 Stock Option Plan approved by shareholders on January 19, 2007

23.1	Consent of Rotenberg & Co. LLP dated February 24, 2004 (previously filed)

23.2	Consent of Rotenberg & Co. LLP dated May 13, 2004 (previously filed)

23.3	Consent of Schwartz Levitsky Feldman llp dated March 10, 2004 (previously filed)

23.4	Consent of Schwartz Levitsky Feldman llp dated May 18, 2004 (previously filed)

23.5	Consent of Archer, Cathro & Associates (1981) Ltd. dated February 27, 2004 (previously filed)

23.6	Consent of Archer, Cathro & Associates (1981) Ltd. to the reference of their firm as “experts” dated May 14, 2004 (previously filed)

23.7	Consent of Junior Mine Services Ltd. to the reference of their firm as “experts” dated May 14, 2004 (previously filed)

23.8	Letter Re: Change of Auditors from Rotenberg & Co. LLP (previously filed)

23.9	Consent of Schwartz Levitsky Feldman llp dated June 29, 2004 (previously filed)

23.10	Revised Consulting Services Agreement (previously filed)

23.11	Consent of Schwartz Levitsky Feldman llp dated July 23, 2004 (previously filed)

23.12	Consent of Schwartz Levitsky Feldman llp dated September 7, 2004 (previously filed)

23.13	Consent of Schwartz Levitsky Feldman llp dated October 6, 2004 (previously filed)

23.14	Letter of Hinton Syndicate dated September 24, 2004 regarding satisfaction of exploration expenses and option payments (previously filed)

23.15	Consent of Schwartz Levitsky Feldman llp dated November 11, 2004 (previously filed)

23.16	Consent of Schwartz Levitsky Feldman llp dated August 30, 2006 (previously filed)

-II-

23.17	Consent of Schwartz Levitsky Feldman llp dated November 1, 2006 (previously filed)

23.18	Consent of Schwartz Levitsky Feldman llp dated February 9, 2007

99.2	Map of the Location of the Mount Hinton Property (previously filed)

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth expenses, incurred or expected to be incurred by Yukon Gold in connect with the registration of the securities being offered by the selling shareholders. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this registration. Selling security holders will not pay any part of these expenses.

SEC Registration Fee	$361.00
Legal Fees and Expenses*	$15,000.00
Accounting Fees and Expenses*	$5,000.00
Printing	$1,000.00
Miscellaneous*	$0
TOTAL*	$21,361.00

RECENT SALE OF UNREGISTERED SECURITIES

On December 28, 2006, the Company completed a private placement of 2,823,049 flow-through special warrants (which qualify as flow-through shares for the purposes of the Canadian Income Tax Act) at a price of $0.90 (CDN$1.05) per warrant and 334,218 unit special warrants at a price of $0.77 (CDN$0.90) per warrant for aggregate gross proceeds to the Company of 2,814,652 (CDN$3,264,996). Each flow-through special warrant entitles the holder to acquire, for no additional consideration, one common share of the Company. Each unit special warrant entitles the holder to acquire, for no additional consideration, one common share and one common share purchase warrant of the Company. Each common share purchase warrant entitles the holder to acquire one common share of the Company at a price of $0.90 (CDN$1.05) for a period of 24 months from the closing date. In connection with this private placement, the Company agreed to file a prospectus in Canada qualifying the issuance of the common shares and warrants issuable upon the exercise of the special warrants as well as those common shares issuable on exercise of the common share purchase warrants. In addition, the Company agreed to file a registration statement in the United States covering the re-sale of common shares underlying the units and warrants by the respective shareholders. In the event the Company fails to obtain effectiveness for the final prospectus and the registration statement by February 26, 2007 (60 days from the closing date), each flow-through special warrant will entitle the holder to acquire 1.1 common shares on exercise thereof and each unit special warrant will entitle the holder to acquire 1.1 common shares and 1.1 common share purchase warrants on exercise thereof. The flow-through and unit special warrants will be automatically exercised on the earlier of (i) the third business day after the issuance of a receipt for the final prospectus and the effectiveness of the registration statement, or (ii) the four month anniversary of the closing date of the private placement. On closing, Northern Securities Inc., the lead agent received a cash commission of $171,164 (CDN$198,550) as well as 169,042 flow-through compensation options and 23,395 unit compensation options. In addition, as part of the private placement, Limited Market Dealer Inc. received a cash commission granted to Northern Securities, Inc. as well as 28,571 flow-through compensation options and Novadan Capital Ltd. received a cash payment of $28,362 (CDN $32,900) as well as 32,900 unit compensation options. Each flow-through compensation option entitles the holder to acquire, for no additional consideration, one flow-through compensation warrant, each exercisable into one common share of the Company at a price of $0.90 (CDN$1.05) for a period of 24 months from the closing date of December 28, 2006. Each unit compensation option entitles the holder to acquire, for no additional consideration, one unit compensation warrant, each exercisable at US$0.81 (CDN$0.941) into one common share and one common share purchase warrant of the Company at a price of US$0.90 (CDN$1.05) for a period of 24 months from the closing date of December 28, 2006. In the event the Company fails to obtain receipts for the final prospectus or effectiveness the registration statement by February 26, 2007 (60 days from the closing date), each flow-through compensation option $25,862 (CDN $30,000) will entitle the holder to acquire 1.1 flow-through compensation warrants on exercise thereof and each unit compensation option granted to Northern Securities, Inc. will entitle the holder to acquire 1.1 unit compensation warrants on exercise thereof. The Company will use the gross proceeds from the sale of flow-through special warrants for the exploration and development of its properties, located in the Mayo Mining District of the Yukon Territory. The Company will use the net proceeds from the sale of unit special warrants for general working capital purposes. The private placement was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to an exemption afforded by Regulation S promulgated under the Securities Act (“Regulation S”).

-III-

On December 12, 2006, a former officer of the Company exercised 50,000 stock options at a price of $0.75 per share.

On December 6, 2006, the Company issued to Atna Resources Ltd 133,334 as part of a property payment for the Marg Property as provided in the Marg Acquisition Agreement. The property payment also included a cash payment in the amount of $43,406 (CDN$50,000). The issuance of these shares was undertaken pursuant to a negotiated asset acquisition agreement with Atna and was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.

In October of 2006 the Company completed a private placement of 550,000 units for consideration of $550,000. The units each consisted of: (a) one common share of the Company and (b) one 2-year warrant to purchase a common share at a price of $1.50 per share for the first twelve (12) months from the date of closing and thereafter $2.00 per share for the remainder of the two-year term of the warrant. The purchasers of the units were non-U.S persons and the offering was conducted entirely in Canada. The private placement was undertaken pursuant to an exemption from registration under Regulation S promulgated pursuant to the Securities Act. Each of the purchasers executed a subscription agreement in which they agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States. A finder’s fee of 6% and reimbursement of all expenses (subject to a cap) was paid to Novadan Capital Ltd., a Toronto, Ontario limited market dealer (“Novadan”) in connection with this private placement.

On September 7, 2006, an officer of the Company exercised 24,000 stock options at a price of $0.75 per share.

On August 22, 2006, the Company completed a private placement of 400,000 units where each unit consisted of a common share and a share purchase warrant.  The units were priced at $1.00 per unit for a total of $400,000. The Company will pay a finders fee equal to 6% of the gross proceeds. The warrants have a two-year term and are exercisable at $1.50 per share in the first twelve months of the term and $2.00 per share in the remaining twelve months of the term.  Closing of this placement requires Toronto Stock Exchange approval.  Conditional approval was given by the Toronto Stock Exchange on August 29, 2006. The purchaser of the units was a single accredited investor. The private placement was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On August 11, 2006 the Company issued a total of 817,980 restricted shares to three consultants for services relating to business promotion and development. Except for 342,780 common shares which were earned by these consultants as of October 31, 2006, the balance of 475,200 common shares are held in escrow to be released to each consultant in eight monthly installments of 19,800 common shares commencing November 1, 2006. The Company has suspended this agreement and the further release of shares to the consultants. The three consultants are accredited investors. The private placement was exempt from registration under the Securities Act pursuant to Regulation D.

On July 17, 2006 the Company issued 61,171 common shares for the exercise of 61,171 warrants at $0.88 (CDN$1.00) from a warrant holder in consideration of $53,824 (CDN$61,171). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On July 7, 2006 the Company issued 43,166 common shares and paid $80,501 (CDN$90,000) in cash in settlement of a property payment for the Mount Hinton Property. The shares were valued at $53,845 (CDN $60,000) $1.25 (CDN$1.39) each. The issuance of these shares was undertaken pursuant to a negotiated asset acquisition agreement with the Hinton Syndicate and was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.

-IV-

On July 7, 2006 the Company issued 64,120 common shares for the exercise of 64,120 warrants at $0.90 (CDN$1.00) from a warrant holder in consideration of $57,869 (CDN$64,120). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On June 29, 2006 the Company issued 158,090 common shares for the exercise of 158,090 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $141,632 (CDN$158,090). The securities were issued to a Canadian investor pursuant to an exemption under Regulation S.

On June 28, 2006 the Company issued 17,971 common shares for the exercise of 17,971 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $15,939 (CDN$17,971). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On June 28, 2006 the Company issued 43,667 common shares for the exercise of 43,667 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $38,895 (CDN$43,667). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On June 28, 2006 the Company issued 16,000 common shares for the exercise of 16,000 warrants at $0.89 (CDN$1.00) from a warrant holder (and former officer of the Company) in consideration of $14,253 (CDN$16,000). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Regulation D.

On June 22, 2006 the Company issued 43,667 common shares for the exercise of 43,667 warrants at $0.90 (CDN$1.00) from a warrant holder in consideration of $39,368 (CDN$43,667). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On May 30, 2006 the Company issued 141,599 common shares for the settlement of an accrued liability to an ex officer and director. The accrued severance amount of $113,130 (CDN$128,855) was converted to 141,599 common shares at $0.80 (CDN$0.91). The former officer is an accredited investor and a Canadian citizen. The issuance was undertaken pursuant to an exemption from registration under Regulation D. The former officer was an accredited investor pursuant to Rule 501 of Regulation D (both in terms of net worth and as an executive of the Company).

On May 29, 2006 the Company issued 10,000 common shares for the exercise of 10,000 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $8,987 (CDN$10,000). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On May 29, 2006 the Company issued 45,045 common shares for the exercise of 45,045 warrants at $0.89 (CDN$1.00) from a warrant holder in consideration of $40,450 (CDN$45,045). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On May 29, 2006 the Company issued 16,000 common shares for the exercise of 16,000 warrants at $0.89 (CDN$1.00) from a warrant holder (a former Canadian director of the Company) in consideration of $14,280 (CDN$16,000). The issuance of these shares was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation D. The holder of the warrant was an accredited investor pursuant to Rule 501 Regulation D (both in terms of net worth and as an executive of the Company).

On April 11, 2006, a Canadian director of the Company exercised his option to purchase 10,000 common shares at the option price of $0.55 per share. The Company received payment and issued 10,000 common shares. The issuance of these shares was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.

-V-

On March 28, 2006 the Company completed a brokered private placement through the issuance of 5,331,327 common share units at a price of $0.60 per unit for gross proceeds of $3,198,799. The Company also completed a private placement through the issuance of 25,000 so-called “flow-through” shares at a price of $0.75 per share for gross proceeds of $ 18,750. “Flow-through” shares carry certain tax benefits to shareholders who are Canadian tax payers. The Company must use the proceeds from the placement of “flow-through” securities for exploration and development programs in order to enable the holders of “flow-through” shares to derive the tax benefits in Canada. Each Common share unit consists of one share and one-half of one common share purchase warrant. Each whole common share purchase warrant entitles the holder to purchase one common share at $0.90 per share for a period expiring on March 28, 2008. Novadan (or its permitted assignees) received a commission in connection with this private placement consisting of cash equal to 9% of the proceeds of the private placement in Canada ($289,579.00) and 533,133 broker’s warrants equaling 10% of the number of common share units sold. Each broker warrant entitles Novadan or its permitted assigns to purchase common shares and one-half share purchase warrant for $0.60 until March 28, 2008. Each full warrant is then exercisable for $0.90. In addition, Yukon Gold paid all of Novadan’s expenses related to the private placement, subject to a cap of $20,000. The purchasers of 3,873,993 of these units were non-U.S persons pursuant to a private placement in Canada. The private placement was undertaken pursuant to an exemption from registration under Regulation S promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Each purchaser in the Canadian private placement executed a subscription agreement in which they agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States. The Purchasers of 1,482,334 of these units were United States citizens, all of whom were accredited investors as that term is used in Regulation D. The U.S. private placement was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D promulgated pursuant to the Securities Act (“Regulation D”). As part of the agreement with Novadan in connection with this offering, the Company granted to Novadan a right-of-first refusal to act as underwriter or best-efforts placement agent in connection with any subsequent public or private offering by the Company within eighteen months of the closing. In addition, Yukon Gold entered into a Consulting Agreement with Novadan for ongoing financial and strategic advice. As compensation under the Consulting Agreement, Yukon Gold will issue to Novadan 240,000 shares of its common stock, such shares to be issued in equal installments over the twelve-month period of the Consulting Agreement. This Consulting Agreement was terminated as of October 23, 2006. On December 19, 2006 the Company issued 160,000 shares to Novadan.

On January 11, 2006 a holder converted promissory notes of the Company on their due dates and the Company issued 101,150 common shares and 50,000 warrants covering the principal amounts of $75,000 and interest in the amount of $1,533 in accordance with the conversion provisions of the notes. The expiry date of the warrants was extended to 15 months after the conversion date. The holder of the promissory note was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On December 30, 2005, Yukon Gold completed a private placement of 200,000 flow-through special warrants to a single investor in Canada for consideration of $180,000. Each such flow-through special warrant entitles the holder to acquire one “flow-through” common share of the Company for no additional consideration. So-called “flow-through” shares carry certain tax benefit to Canadian holders. On December 19, 2006, the Company issued 200,000 common shares. The purchaser of the flow-through special warrants was a non-U.S person pursuant to a private placement in Canada. The private placement was undertaken pursuant to an exemption from registration under Regulation S. The purchaser executed a subscription agreement in which it agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States.

-VI-

On December 15, 2005, the Company completed the sale of 400,000 special warrants to a single investor in Canada at a purchase price of $1.01 per special warrant for total consideration of $404,000. Each special warrant entitles the holder to purchase one common share of the Company and one additional common share purchase warrant at no additional cost. On January 12, 2007 the warrants were exercised and the Company issued 404,000 common shares (which include penalty shares). The purchaser of the special warrants was a non-U.S person pursuant to a private placement in Canada. The private placement was undertaken pursuant to an exemption from registration under Regulation S promulgated pursuant to the Securities Act. The purchaser executed a subscription agreement in which it agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States.

On December 7, 2005 an accredited investor converted promissory notes of the Company on their due dates and the Company issued 34,306 common shares and 17,001 warrants covering the principal amounts of $25,500 and interest in the amount of $409 in accordance with the conversion provisions of the notes. The expiry date of the warrants was extended to 15 months after the conversion date. The holder of the promissory note was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On December 7, 2005 the board of directors authorized the issuance of 10,000 common shares to a shareholder upon the exercise of 10,000 warrants in consideration of $8,772 (CDN$10,000). The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On December 6, 2005 the board of directors authorized the issuance of 133,333 common shares valued at $100,000 for property payment to Atna Resources Ltd., along with a cash payment of $43,406 (CDN$50,000) as per terms of the Marg Acquisition Agreement. The common shares along with the cash payment were delivered to Atna Resources Ltd. on December 12, 2005. The issuance of these shares was undertaken pursuant to a negotiated asset acquisition agreement with Atna and was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.

On December 5, 2005, the Company completed a private placement of 150,000 common shares and 150,000 warrants to a single accredited investor for consideration of $151,500. Each common share was priced at $1.00 and each warrant at $0.01. Each warrant entitles the holder to purchase one common share of the Company at an exercise price of $1.00 for a period of one year from the date of issuance. This private placement was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On November 9, 2005, an accredited investor converted a promissory note on its due date and the Company issued 76,525 common shares and 37,500 warrants covering the principal amount of $56,250 and interest in the amount of $1,143 in accordance with the conversion provisions of the notes. The expiry date of the warrants was extended to 15 months after the conversion date. The holder of the promissory note was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On October 18 and 24, 2005 the Company issued a total of 59,547 common shares and 29,167 warrants covering the principal amount of $43,750, plus interest of $910, on conversion of a convertible promissory note issued on October 6, 2004. The holder of the promissory note was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

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On October 18, 2005 the Company authorized the issuance of 14,000 common shares for the exercise of 14,000 warrants from a warrant holder in consideration of $12,000. The holder of the warrants was an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On August 31, 2005, the Company accepted subscriptions from four accredited investors and one accredited corporation, all residents of Canada, for a total of 200,000 units priced at $0.55 per unit for a total of $110,000. Each unit consists of one common share and one-half share purchase warrant. Each common share was priced at $0.545 and each full warrant at $0.01. Each full-share purchase warrant entitles the holder to purchase one common share at $1.00 per share for a period expiring August 31, 2007. This private placement was undertaken pursuant to an exemption from registration under Regulation S. The purchaser executed a subscription agreement in which it agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States.

On August 29, 2005, the Company completed the sale of 149,867 units at $0.55 per unit to a Canadian director of the Company for $82,427 (CDN$100,000). Each unit consists of one common share and one-half share purchase warrant. Each common share was priced at $0.545 and each full warrant at $0.01. Each full-share purchase warrant entitles the holder to purchase one common share at $1.00 per share for a period expiring on August 5, 2007. This private placement was undertaken pursuant to an exemption from registration under Regulation S promulgated pursuant to the Securities Act.

On August 26, 2005 the board of directors approved the issuance of 490,909 units at $0.55 per unit to J.L. Guerra, Jr., then an arms length accredited shareholder for a total of $270,000. Each unit consists of one common share and one-half share purchase warrant. Each common share was priced at $0.545 and each full warrant at $0.01. Each full share purchase warrant entitles the holder to purchase one common share at $1.00 per share, after one year and seven days following closing, for a period of two (2) years following such date. The Company received $20,000 of the subscription price on August 12, 2005 as a loan to be applied to the subscription price and $100,000 on September 15, 2005 and a promissory note for $150,000, due on or before October 1, 2005, for the balance of the subscription price. The promissory note was paid in full by the due date. Mr. Guerra subsequently became a director of the Company on November 2, 2005 and then became chairman of the board on July 11, 2006. Mr. Guerra is an accredited investor. This private placement was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On August 25, 2005 the Company entered into a Consulting Agreement with Endeavor Holdings, Inc. (“Endeavor”), based in New York, New York to assist the Company in raising capital. Under the terms of this agreement the Company agreed to pay Endeavor 150,000 common shares at the rate of 25,000 shares per month. Either party could cancel the agreement upon 30 days notice. The Company issued 150,000 common shares valued at $130,500 to Endeavor. Endeavor is an accredited investor. The issuance was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On August 23, 2005 the board of directors approved the issuance of 24,336 units to an arms length investor and 12,168 units to an officer of the Company at $0.55 per unit, in settlement of an accounts payable for services, for a total of $20,077 (CDN$24,398). Each unit consists of one common share and one-half share purchase warrant. Each common share was priced at $0.545 and each full warrant at $0.01. Each full share purchase warrant entitles the holder to purchase one common share at $1.00 per share for a period expiring on August 15, 2007. The issuance of these securities was undertaken pursuant to negotiated agreements and was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.

On August 5, 2005 the board of directors authorized the issuance of 369,215 common shares and 184,608 share purchase warrants in settlement of a demand promissory note in the amount of $200,000 plus interest of $3,068.25. Each common share was priced at $0.545 and each full warrant at $0.01. Each share purchase warrant entitles the holder to purchase one common share for $1.00 per share on or before August 5, 2007. This private placement was undertaken pursuant to an exemption from registration under Regulation S promulgated pursuant to the Securities Act. The purchaser executed a subscription agreement in which it agreed to the requirements of Regulation S for offerings by a U.S. issuer outside the United States.

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On March 2, 2005 the Company issued 76,204 common shares on conversion of a convertible promissory note. The holder of the promissory note was an accredited investor. The issuance of shares was undertaken pursuant to an exemption from registration under Section 4(2) the Securities Act and Rule 506 of Regulation D.

On March 1, 2005 the Company issued 133,333 common shares to Atna as a property payment in the amount of $100,000 for the Marg Property. The issuance of these shares was undertaken pursuant to a negotiated asset acquisition agreement with Atna and was exempt from registration under the Securities Act pursuant to an exemption afforded by Regulation S.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution; and

(iv) Remove from registration any of the securities that remain unsold at the end of the offering.

That, for determining liability under the Securities Act, the Registrant shall treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, (other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toronto, Canada on February 7, 2007.

YUKON GOLD CORPORATION, INC.
By: /s/ Paul A. Gorman
Name: Paul A. Gorman Title: Director and CEO

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE
/s/ Kenneth Hill	Director	February 7, 2007
Kenneth Hill /s/ Paul A. Gorman	Director and CEO	February 7, 2007
Paul A. Gorman /s/ Howard Barth	Director	February 7, 2007
Howard Barth /s/ Chester Idziszek	Director	February 7, 2007
Chester Idziszek /s/ Jose L. Guerra, Jr.	Director, Chairman of Board	February 7, 2007
Jose L. Guerra, Jr. /s/ Robert E. Van Tassell	Director	February 7, 2007
Robert E. Van Tassell /s/ Rakesh Malhotra	Chief Financial Officer	February 7, 2007
Rakesh Malhotra

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